Exhibit 10.10

LEASE

Between

HENRY HUDSON HOLDINGS LLC,

a Delaware limited liability company,

Landlord,

and

HUDSON LEASECO LLC,

a New York limited liability company,

Tenant.

Dated: August 28, 2000

Lease

Exhibits:

EXHIBIT A	Legal Description of the Premises
EXHIBIT B	Subleases
EXHIBIT C	Operating Contracts
EXHIBIT D	Master Leases and Condominium Documents
EXHIBIT E	Certain Improvements to the Premises (Landlord’s Work)
EXHIBIT F	Tenth Floor Lease
EXHIBIT G	Ground Floor Lease
EXHIBIT H	Allocation of Base Rent to Personal Property

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LEASE

THIS LEASE is made and entered into as of the 28th day of August, 2000, by and between HENRY HUDSON HOLDINGS LLC, a New York limited liability company (hereinafter referred to as “Landlord”), and HUDSON LEASECO LLC, a New York limited liability company (hereinafter referred to as “Tenant”).

ARTICLE 1

GRANT OF LEASE; PREMISES

1.1           Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises commonly known as the Hudson Hotel (the “Property”) in New York, New York, legally described in Exhibit A attached hereto and made a part hereof and shortly to be operated as a hotel, including, but not limited to, that certain (i) Lease, dated February 11, 1999 (the “Tenth Floor Lease”), between Irving Schatz and Ian Schrager Hotels LLC (f/k/a West 57th LLC), and (ii) Lease, dated as of January      , 1999 (the “Ground Floor Lease”), by and among Adrienne Schatz and Cheryl Hirsch, as landlord and Henry Hudson Holdings LLC, as tenant, as amended by that certain Amendment to Lease, dated as of September 30, 1999 by and among Adrienne Schatz and Cheryl Hirsch, as landlord and Henry Hudson Holdings LLC, as tenant (the Tenth Floor Lease and the Ground Floor Lease hereinafter sometimes referred to as the “Master Leases”), plus additional commercial space, together with all improvements and personal property now located thereon or to be located thereon during the Term (as hereinafter defined), together with all appurtenances, easements, rights of way and other rights belonging to or in any way pertaining to the said premises (such real estate, improvements, personal property, appurtenances, easements, rights of way and other rights hereinafter referred to as the “Premises”).

1.2           The Premises are owned in part and leased in part by Landlord and are currently subject to (i) financing arrangements with mortgage lenders secured by encumbrances upon the Premises (the “Financing Documents”), (ii) a Property Management Agreement with Ian Schrager Hotel Management LLC (the “Hotel Management Agreement”), (iii) leases or occupancy rights to various users of portions of the Premises including various residential tenants that are occupying rooms in the Premises pursuant to New York law (the “Subleases”), (iv) rights of lessors of a portion of the Premises (the “Master Leases”), (v) documents governing the condominium of which the Premises are a part (the “Condominium Documents”) and (vi) various contracts relating to the operation of the Premises, including, without limitation, an elevator maintenance contract and a telephone maintenance contract (the “Operating Contracts”). The Financing Documents, the Hotel Management Agreement, the Subleases, the Master Leases, the Condominium Documents and the Operating Contracts have been previously delivered to Tenant by Landlord and all but the Financing Documents have been or are being assumed by Tenant (or subleased, in the case of the Master Leases). Tenant has been provided with, and has had an opportunity to review, such instruments and other materials relating to the legal, financial and physical conditions of the Premises.

1.3           In addition, concurrently with the execution of this Lease the parties are executing an HTC Loan Agreement and other documents dated as of even date herewith by and between Landlord and Tenant relating to a loan from Tenant to Landlord and certain additional covenants and agreements as between the parties thereto (the “HTC Loan Documents”).

1.4           Landlord represents to Tenant that prior to the date hereof Landlord has entered into the Subleases listed on Exhibit B hereto.  Landlord hereby assigns to Tenant all its right, title and interest in and to each of such Subleases and Tenant hereby assumes all of the obligations of the landlord under each of those Subleases, in each case effective as of August 28, 2000.  Landlord hereby represents to Tenant that no defaults exist under any of such Subleases and that all consents and notices necessary for the assignment and assumption described in this paragraph have been obtained.  Landlord further represents to Tenant that no leases exist with respect to the Premises other than those listed on Exhibit B hereto.

1.5           Landlord represents to Tenant that prior to the date hereof Landlord has entered into the Operating Contracts listed on Exhibit C hereto.  Landlord hereby assigns to Tenant all its right, title and interest in and to each of such Operating Contracts and Tenant hereby assumes all of the obligations of the landlord under each of those Operating Contracts, in each case effective as of August 28, 2000. Landlord hereby represents to Tenant that no defaults exist under any of such Operating Contracts and that all consents and notices necessary for the assignment and assumption described in this paragraph have been obtained.

1.6           Landlord represents to Tenant that prior to the date hereof Landlord has entered into the two Master Leases and the Condominium Documents listed on Exhibit D hereto.  Pursuant to Article 31 of this Lease, Landlord sublets to Tenant all its right, title and interest in and to each of such Master Leases and Tenant assumes all of the obligations of the Landlord under each of those Master Leases, effective as of August 28, 2000.  Tenant agrees to comply with all the provisions of the Condominium Documents and to pay all assessments demanded of the owner of Units 1, 2, 4, and 6 thereunder so long as this Lease remains in effect.  Landlord hereby represents to Tenant that no defaults exist under any of such Master Leases and Condominium Documents and that all consents and notices necessary for the transactions described in this paragraph have been obtained.

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ARTICLE 2

TERM; POSSESSION

2.1           Term.  The term of this Lease (hereinafter referred to as the “Term”) shall commence on August 28, 2000 (hereinafter, as the same may be adjusted as hereinafter provided, referred to as the “Commencement Date”) and end on December 31, 2035 (hereinafter, as the same may be adjusted as hereinafter provided, referred to as the “Expiration Date”), unless sooner terminated as provided herein.

2.2           Lease Year Defined.  As used in this Lease, the term “Lease Year” shall mean (i) if the Commencement Date is the first day of a calendar month, the twelve (12) month period commencing on the Commencement Date or (ii) if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term, and, in either case, each succeeding twelve (12) month period thereafter which falls in whole or in part during the Term.

2.3           Landlord’s Termination Option.  Notwithstanding the aforesaid Term, in the event of a sale or other direct or indirect transfer of Landlord’s entire interest in the Premises, Landlord shall have the right to terminate this Lease upon the giving of notice thereof in writing to Tenant (“Lease Termination Notice”). The termination of the Lease shall be effective sixty (60) days from and after the giving of the Lease Termination Notice provided that Landlord shall have made to Tenant on or before the effective date of termination a payment (the “Lease Termination Payment”) equal to Sixteen Million Dollars ($16,000,000), which amount shall be reduced by Two Million Dollars ($2,000,000) on each of the first five anniversaries of the Commencement Date and by Two Hundred Thousand Dollars ($200,000) on each subsequent anniversary of the Commencement Date.

ARTICLE 3

BASE RENT

3.1           Base Rent.  Tenant shall pay an annual base rent (hereinafter referred to as “Base Rent”) to Landlord for the Premises per Lease Year, in the amounts set forth below, payable in equal monthly installments (hereinafter referred to as “Monthly Base Rent”) payable on the first day of each month:

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Lease Year Ending	Annual Amount

December 31, 2000 (5 months)	$4,500,000 (5 months)

December 31, 2001	$21,000,000

December 31, 2002	$26,100,000

December 31, 2003	$28,700,000

December 31, 2004	$30,400,000

December 31, 2005	$32,100,000

December 31, 2006	$33,800,000

December 31, 2007	$36,300,000

December 31, 2008	$39,000,000

December 31, 2009	$41,800,000

December 31, 2010	$43,000,000

Thereafter	$45,000,000+
annual CPI adjuster

3.2           Manner of Payment.  Subject to Section 3.3, Base Rent and Tenant’s Share of Impositions (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord hereunder (hereinafter collectively referred to as “Rent”) shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant.  On November 1, 2000, Tenant shall pay Landlord Monthly Base Rent for the first partial calendar month of the Term together with Monthly Base Rent for the months of September, 2000 through November, 2000.

3.3           Accrual of Rent.  To the extent that on any date when Rent is due, Tenant has insufficient funds available for the payment of any component of the Rent due on such date, such Rent shall accrue and not be payable on such payment date but shall be payable out of next available funds of Tenant; provided, however, Tenant shall not pay any incentive management fees nor make any cash distributions to its Managing Member unless and until all Rent payments due as of such time have been paid.  Notwithstanding anything to the contrary contained herein, such accrual of Rent shall not constitute a Default hereunder.  Any accrued Rent shall be due in full at the end of the Term, whether upon expiration or earlier termination of this Lease.

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3.4           Net Lease.  This Lease is what is commonly called a “net lease,” it being understood that Landlord shall receive the Rent set forth in Paragraph 3.2 hereof free and clear of any and all other Impositions (as defined in Section 4.2 below), taxes, assessments, liens, charges or expenses of any nature whatsoever in connection with the ownership, maintenance, repair and operation of the Premises, except as otherwise provided herein.  Tenant shall be solely responsible for and shall pay all Impositions, insurance premiums, operating charges, maintenance charges, construction costs, rental under equipment or similar leases, rent under the Master Leases, assessments under the Condominium Documents, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the Term.  All of such charges, costs and expenses when due shall constitute additional rent (“Additional Rent”), even though not necessarily payable to Landlord, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Rent.  Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid (except as otherwise provided for herein) without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense.  Nothing herein contained shall obligate Tenant for the payment of any expenses payable by Landlord pursuant to Section 6.4 hereinbelow or any income or franchise taxes payable by Landlord under applicable law.

3.5           No Termination.  Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder, nor shall the obligations of Tenant hereunder be affected, by reason of any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; provided, however, that in the event that Landlord is in breach of its covenant to repay the HTC Loan (as that term is hereinafter defined), which breach is continuing ten (10) days after notice from Tenant to Landlord, Tenant may apply amounts otherwise payable by it pursuant to Section 3.1 or 3.2 (and not required to be used by Landlord for payment of debt service under the Financing Documents, or the financing documents delivered by Landlord in connection with any replacement financing) to cure such breach.  It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.  Nothing herein shall preclude Tenant from pursuing or realizing upon its other remedies at law or in equity by reason of any default hereunder by Landlord.

Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid

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this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding, and (ii) any action with respect to the Lease which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord in any such proceeding or by any court in any such proceeding; provided that this Lease is not effectively disaffirmed in such proceedings and Tenant receives reasonable assurance thereof within a reasonable period of time following the commencement of such proceedings.

Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

3.6           HTC Loan.  In addition to the Rent payable hereunder, Tenant shall advance, as additional consideration for the making by Landlord of the Premises available to Tenant under this Lease, to Landlord funds in the form of a loan (the “HTC Loan”) in accordance with the terms of the HTC Loan Agreement dated of even date herewith between Tenant as lender and Landlord as borrower.

ARTICLE 4

IMPOSITIONS

4.1           Obligation to Pay Tenant’s Share of Impositions.  In addition to paying the Base Rent specified in Article 3 hereof, Tenant, shall also pay Landlord, as additional rent, the amounts determined in accordance with this Article 4 (hereinafter referred to as “Tenant’s Share of Impositions”).

4.2           Payment by Tenant.  For each calendar year during which any portion of the Term falls, Tenant shall pay Landlord, as additional rent for the Premises, “Tenant’s Share of Impositions.” For purposes hereof, Tenant’s Share of Impositions for any such calendar year shall mean all Impositions for such year.  The term “Impositions” shall mean all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed during the Term of the Lease upon the Premises, or any part thereof, or upon any improvements at any time situated thereon, including, without limitation, any assessment by any association of owners of property in the complex of which the Premises are a part.  Impositions shall also include fees and costs incurred by Landlord pursuant to Section 4.6 hereinbelow during the Lease Term for the purpose of contesting or protesting tax assessments or rates, to the extent such fees and costs relate to savings anticipated by Landlord during the Term of the Lease.

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Impositions “for” a given calendar year shall mean Impositions which are due for payment or paid in such calendar year, regardless of when the same are assessed.

4.3           Alternative Taxes.  If at any time during the Term the method of taxation prevailing at the commencement of the Term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or the Premises or the Rent or additional rent or other income therefrom, and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the definition of Impositions for the purposes hereof to the extent that such Impositions would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions.  There shall be excluded from Impositions all federal, state and local net income tax, federal excess profit taxes, transfer, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

4.4           Estimates of Impositions.  Tenant’s Share of Impositions for each calendar year during which any portion of the Term falls shall be reasonably estimated by Landlord and shall be based upon the most recently ascertainable assessment and tax rate levels, and written notice of such estimate shall be given to Tenant prior to the beginning of each such calendar year.  Tenant shall pay Landlord each month, at the same time as the Monthly Base Rent payment is due, an amount equal to one-twelfth (1/12) of said annual estimate of Tenant’s Share of Impositions.  In the event Landlord’s estimate of Tenant’s Share of Impositions is not given to Tenant prior to the beginning of any applicable calendar year, Tenant shall continue to pay to Landlord, in monthly installments on account of Tenant’s Share of Impositions, such amount estimated on the basis of the most current estimate by Landlord; provided, however, that on the first day of the calendar month following the month in which Landlord notifies Tenant of any change in such estimate, Tenant shall pay to Landlord a lump sum equal to the estimated Tenant’s Share of Impositions as revised by Landlord minus (a) any previous monthly installments on account thereof made by Tenant for such calendar year and (b) any monthly installments on account thereof which are not yet due and payable for the remainder of such calendar year.  Thereafter, Tenant shall pay Landlord monthly installments on account of Tenant’s Share of Impositions based on the new revised estimate thereof given by Landlord.

4.5           Readjustments; Yearly Proration. Landlord shall deliver to Tenant a statement showing the actual Tenant’s Share of Impositions for each calendar year as soon as reasonably feasible after same are determined, together with a copy of any tax bill or other evidence of the Impositions.  Within thirty (30) days after delivery of such statement, Tenant shall pay to Landlord or Landlord shall credit against the next Rent payment or payments due from Tenant, as the case may be,

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the difference between the actual Tenant’s Share of Impositions for such calendar year and the sum of the monthly installments on account of Tenant’s Share of Impositions paid by Tenant during such calendar year.  Tenant’s obligation to pay Landlord such difference, if applicable, shall survive the expiration or termination of this Lease.  If the Term commences on any day other than the first day of January, or if the Term ends on any day other than the last day of December, the Tenant’s Share of Impositions due Landlord for such partial calendar year shall be prorated so that Tenant shall pay a prorata share equal to said Tenant’s Share of Impositions multiplied by a fraction, the numerator of which is the number of days of the Term falling within such partial calendar year and the denominator of which is 365.

4.6           Right To Contest.  Without limiting Tenant’s obligation to pay additional rent under this Article 4, Tenant shall have the right, in good faith and with due diligence, to contest the amount of Impositions or the validity thereof by appropriate legal proceedings with the proper taxing authority or other body; provided that, pending any such legal proceedings, Tenant shall give Landlord such security as may be deemed reasonably satisfactory to Landlord to insure payment of the amount of all Impositions or charges and all interest and penalties thereon.  If, at any time during the continuance of such contest, the Premises or any part thereof is, in the reasonable judgment of Landlord, in danger of being forfeited or lost, Landlord may use such security, together with Tenant’s monthly installments in account of Tenant’s Share of Impositions, for the payment of such Imposition.  Tenant shall notify Landlord of its intent to contest Impositions prior to initiating any such legal proceedings.  Landlord may hire counsel or other experts to protect its rights in connection with the contesting by Tenant (or for its account, if Tenant shall not contest the Impositions) as herein provided.

4.7           Representations and Warranties.  Tenant agrees and acknowledges that Landlord has made no representation, warranty or guaranty relating to the amount of the Impositions.  Tenant has had an opportunity to consult with Landlord with respect to the Impositions projected for the operation of the Premises but has not relied upon any statements or representations of Landlord or any agent or affiliate of Landlord in regard thereto in executing this Lease and agreeing to perform the terms and covenants hereof and shall make no claims against Landlord based thereon.

ARTICLE 5

USE OF PREMISES

Tenant shall use and occupy the Premises for purposes of operation of a hotel, together with ancillary facilities including one or more restaurants, meeting rooms and similar facilities, as commercial rental property, and for incidental uses thereto and for no other use or purpose.  Notwithstanding the foregoing, until such time as

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Tenant may legally require existing single-room occupancy tenants to vacate the space in the Premises now occupied by them pursuant to various Subleases, Tenant may continue to lease such occupants the space now occupied by them or may relocate them within the Property.  Tenant covenants and agrees to use and occupy the Premises in conformity with all federal, state and municipal statutes, laws, rules, ordinances, regulations and orders binding upon Tenant and the Premises, and in conformity with the Master Leases, the Condominium Documents and the Financing Documents.  Tenant shall not use any materials which are hazardous or toxic, nor shall Tenant create any offensive or toxic emissions or effluents to emanate from the Premises, except to the extent reasonable or appropriate in connection with the lawful use of the Premises in the ordinary course of Tenant’s business, and Tenant shall comply with all legal requirements in connection with such use.  At all times during the Term, Tenant shall cause all such legal requirements to remain in compliance and, to the extent that it should fail to do so beyond any applicable grace or cure period, Landlord shall have the right to cause such requirements to remain in compliance and the amount advanced on behalf of Tenant by Landlord on account thereof shall constitute Additional Rent and shall accrue interest at the rate set forth in Section 6.4.

ARTICLE 6

UTILITIES AND SERVICES;

OPERATING EXPENSES; FINANCING DOCUMENTS

6.1           Utilities and Services.  Tenant shall purchase all utility services, including, but not limited to, fuel, water, sewerage and electricity, from the utility or municipality providing such service, and shall pay for such services when such payments are due.

6.2           Regulations Regarding Utilities and Services.  Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises.  Throughout the Term of this Lease, Landlord and its contractors shall have reasonable access after reasonable advance notice and in such manner as will minimize interference with the use and occupancy of the Premises to any and all mechanical installations, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with access to or the moving of servicing equipment to or from the enclosures containing said installations.  Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord’s mechanical installations.

6.3           Operating Expenses.  Without limitation of any other provision herein and except as otherwise herein specified, Tenant shall pay all expenses of

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operation of the Premises including, without limitation, all Impositions, insurance premiums, operating changes, rents under the Master Leases, assessments under the Condominium Documents, maintenance charges, construction costs and other amounts, whether or not contemplated under this Lease.  It is specifically acknowledged and agreed that Tenant shall be responsible for paying all amounts payable to the manager under the Hotel Management Agreement.

6.4           Debt Service.  Nothing contained herein shall obligate Tenant to pay any principal, interest, prepayment premiums or other amounts in connection with the loans evidenced by the Financing Documents, it being acknowledged that at all times the responsibility for payment of such loans (or any replacements, accretions or additions to such loans) shall remain the responsibility of Landlord.  In the event of the failure by Landlord to pay any such debt-related payments, Tenant shall have the right to pay such amounts on behalf of Landlord and Landlord shall be obligated to reimburse Tenant for the costs thereof and, in addition, Tenant shall have the right to set off against the next Rent payable hereunder such amounts as are advanced by Tenant on behalf of Landlord hereunder, together with interest from the date advanced until paid or set-off at the annual rate of one percent (1%) in excess of the prime rate of interest published from time to time in The Wall Street Journal, changing as and when said prime rate changes.

ARTICLE 7

CONDITION AND CARE OF PREMISES

7.1           Possession.  The Premises constitute a part of a building (the “Building”) that will be a “qualified rehabilitated building” within the meaning of Section 47 of the Internal Revenue Code of 1986, as amended (the “Code”). Landlord is rehabilitating the Premises in a manner intended to qualify the Building for the historic rehabilitation tax credit (the “Historic Tax Credit”) described in Section 47 of the Code for buildings first placed in service before 1936 that do not constitute “certified historic structures,” and has agreed in the HTC Loan Documents to pass through the Historic Tax Credit attributable to the Premises to Tenant in accordance with the provisions of Section 50(d) of the Code.  The nature and scope of such rehabilitation work is more specifically described on Exhibit E attached hereto.  The aforesaid work is sometimes herein referred to as the “Landlord’s Work.” Landlord agrees to cause such work to be substantially completed in a good and workmanlike manner conforming to all applicable law in all material respects on or prior to December 31, 2000 in a lien-free manner (landlord being entitled, however, to contest such liens in any manner customary in the State of New York). Other than as herein provided, Tenant acknowledges that no promises have been made by Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof.  Tenant’s taking possession of the Premises or any portion thereof, unless Tenant shall notify Landlord within twelve (12) months thereafter of any defective or incomplete work (in which event

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Landlord shall promptly remedy such work), shall be conclusive evidence against Tenant that the portion of the Premises taken possession of, including any portion of Landlord’s Work therein, was then in good order and satisfactory condition.

Following the completion of Landlord’s Work and throughout the Term of this Lease, Landlord shall, from time to time, at the reasonable request of Tenant, replace the Furniture, Fixtures and Equipment needed in the Premises to maintain the quality and condition of the Premises as a first-class hotel.  Any dispute between the parties as to the timing, cost or quality of the replacements shall be determined by mediation.

7.2           Tenant Obligations.  At its sole cost and expense throughout the Term, Tenant shall (a) take good care of the Premises; (b) keep the same in good order and condition; and (c) make and perform all maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description.  When used in this Section, the term “repairs” shall include all necessary replacements, renewals, alterations, additions and betterments.  All repairs made by Tenant shall be at least equal in quality and cost to the original improvements and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted.  The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs reasonably necessary to avoid any structural damage or other damage or injury to the Improvements.

In particular, Landlord and Tenant acknowledge that as of the Commencement Date, approximately 125 rooms in the Premises are occupied by long-term residents pursuant to New York legal requirements.  Landlord and Tenant agree that following the expiration of such tenancies, any and all repairs or improvements required with respect to any such rooms to convert them to additional hotel rooms and the decision as to when any conversion shall occur, shall be the responsibility of Landlord and shall be paid for by Landlord.  Any depreciation allowed with respect to any such improvements shall be Landlord’s.

The foregoing notwithstanding, any repairs which are capital expenditures under the Code and which are made during the last three (3) years of the Term shall not be required to be made, unless Landlord and Tenant agree to an allocation of the costs thereof.  If the parties cannot so agree, Landlord shall have the right to cause such repairs to be made and the cost thereof shall be amortized over the useful life thereof, as determined and in accordance with the Code, and Tenant shall pay as Additional Rent its share of the costs thereof relating to the remainder of the Term.  Tenant shall be entitled to the tax benefits (including depreciation) attributable to repairs or capital expenditures made by it hereunder.

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Except as expressly set forth herein, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Premises or any improvements hereafter erected thereon.  Except as expressly set forth herein, Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises hereafter erected thereon.

Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Premises, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

7.3           Compliance With Rules and Regulations; Compliance with Covenants.  Tenant shall at its sole cost and expense:

(a)           Comply with (i) all federal, state, county, municipal and other governmental and quasi governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, including compliance with the requirements of the City of New York and the State of New York (and any federal law to the extent applicable) relating to the operation of the Premises as a hotel serving alcoholic beverages and food products, and further including those which require the making of any structural, unforeseen or extraordinary changes (except such changes in the nature of capital expenditures as are described in the second paragraph of Section 7.2 hereinabove, which shall be made in accordance with the provisions of such paragraph), whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and (ii) all rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions, which apply to the Premises; provided, however, that Tenant shall not be obligated to comply or cause the Premises to comply with any of the foregoing unless Tenant’s use of the Premises or the condition of the Premises shall cause a violation of clause (i) or (ii) above.  Tenant shall comply with the requirements of all policies of public liability, fire and other insurance which at any time may be in force with respect to the Premises.

(b)           Comply with the requirements (the “Covenants”) of the Financing Documents, the Subleases, the Operating Contracts, the Master Leases, the Condominium Documents and the Hotel Management Agreement, certain of which shall be assigned to and assumed by Tenant concurrently with the execution of this Lease or as soon thereafter as is practicable.  In the event of its failure to do so (without limitation of any

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other rights or remedies of Landlord hereunder), Landlord may, if such failure continues beyond the applicable grace period hereunder, pay such amounts or perform such obligations as are necessary in order to comply therewith.  The amounts reasonably expended by Landlord on account thereof shall constitute Additional Rent.

7.4           Existing Equipment.  Tenant acknowledges that Tenant is accepting possession of the Premises inclusive of any and all equipment, personal property, furniture, fixtures, equipment and other moveable items (collectively, the “Existing Equipment”) currently located therein.  Landlord makes no representations or warranties, whatsoever, as to the condition of said Existing Equipment, or as to Landlord’s title or interest with respect thereto.  In the event that the Existing Equipment is removed, whether by Tenant or any other party, during or at the end of the Term hereof, Tenant shall be responsible for restoring any and all damage to the Premises caused by such removal, at Tenant’s sole cost and expense.  Tenant shall cause such Existing Equipment to be replaced as and when necessary or required under the Hotel Management Agreement or the Financing Documents.  Further, Tenant shall indemnify Landlord and its respective employees, agents and other representatives, from and against any and all cost, expenses, liens, damages, or other claims resulting from the removal of any such Existing Equipment.

7.5           Tax Credits.  Except as otherwise specifically provided in the HTC Loan Documents and in Section 7.1 or Section 7.2 hereof, Tenant expressly waives and relinquishes in favor of Landlord any rights to claim the benefit of or to use any federal or state investment tax credits or depreciation benefits that are currently or may become, available during the Term as a result of the improvements constituting part of the Premises, or any installation of the Existing Equipment or any other equipment, furniture or fixtures installed by Landlord on the Premises whether or not such items become a part of the realty, and Tenant agrees to execute and deliver to Landlord any election form required to evidence Landlord’s right to claim investment tax credits or depreciation benefits on improvements made or property installed by Landlord.  Notwithstanding the foregoing, to the extent Tenant is required to make improvements to the Premises pursuant to this Lease, Landlord and Tenant agree that Tenant shall be entitled to any investment tax credits or depreciation attributable to improvements made by or property installed by Tenant and paid for by Tenant following the Commencement Date.

ARTICLE 8

RETURN OF PREMISES

8.1           Surrender of Possession.  At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant’s right of possession without termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to

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Landlord the combination of all locks of vaults then remaining in the Premises, and shall, subject to the following paragraph, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty, and damage resulting from the act of Landlord or its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the reasonable cost thereof to Landlord on demand.  In addition, Tenant shall pay over to Landlord any and all deposits or prepayments relating to use of the Premises following the termination of Tenant’s right of possession.

8.2           Installations and Additions.  All installations, additions, partitions, hardware, light fixtures, nontrade fixtures and improvements, temporary or permanent, except trade fixtures, movable furniture and equipment belonging to tenants under the Subleases, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises at the termination of this Lease, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant, at Tenant’s sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, nontrade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises, and Tenant shall pay the reasonable cost thereof to Landlord on demand.  Tenant may request, prior to making the installations, additions or other improvements provided hereinabove that Landlord determine whether Tenant shall be obligated to remove such installations, additions or other improvements (in which case Landlord shall make such determination in a reasonable manner within five (5) days following such request); provided, however, that Landlord shall not be limited from exercising its right to require such removal, notwithstanding a prior manifestation of the contrary intent, if the condition of such installations, additions or other improvements have deteriorated and constitute in Landlord’s determination, unreasonable wear and tear.

8.3           Trade Fixtures and Personal Property.  To the extent directed by Landlord, Tenant shall also remove Tenant’s furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description (including, without limitation, the “Existing Equipment,” as described in Section 7.4 above) from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term (whether by lapse of time or by earlier termination of this Lease) or Tenant’s right of possession, whichever might be earlier.  If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section 18.6 shall apply, and Tenant shall pay to Landlord upon demand the reasonable cost of removal and of restoring the Premises.

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8.4           Survival.  All obligations of Tenant under this Article 8 shall survive the expiration of the Term or sooner termination of this Lease.

ARTICLE 9

HOLDING OVER

Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, or of Tenant’s right to possession of the Premises, an amount which is 150% the amount of Base Rent and Tenant’s Share of Impositions for a day based on the annual rate of Base Rent set forth in Section 3.1 and on the last amount of Tenant’s Share of Impositions provided for in Article 4 for the period in which such possession occurs, calculated as though such period were within the Term, and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such retention.  Nothing contained in this Section shall be construed or operate as a waiver of Landlord’s right of reentry or any other right or remedy of Landlord.

ARTICLE 10

COMPLIANCE BY TENANT

Tenant agrees, for itself, its employees, agents, contractors, subtenants, invitees and licensees, (i) to observe and not to interfere with the rights reserved to Landlord contained in Article 11 hereof, and (ii) to comply with all terms and conditions set forth in any recorded easements, covenants, conditions or restrictions pertaining to the Premises at the present time or, if Tenant has consented thereto, thereafter.  Any violation of the foregoing agreements may be restrained; but, whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expenses resulting therefrom.

ARTICLE 11

RIGHTS RESERVED TO LANDLORD

Landlord reserves the following rights, exercisable after reasonable advance notice and in such manner as will minimize interference with the use and occupancy of the Premises:

(a)           to change the name or street address of the Premises (but only if requested to do so by the U.S. postal service or the local municipality or any other governmental authority);

(b)           to retain at all times, and to use in appropriate instances, pass keys to the Premises;

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(c)           to exhibit the Premises at reasonable hours; and

(d)           to enter the Premises at reasonable hours for inspection.

ARTICLE 12

MAINTENANCE

Subject to any limitation set forth in Section 7.2 hereof, Tenant shall keep and maintain the entire exterior and interior of the Premises, specifically including, without limitation, the roof, structural components of the buildings, the lighting systems, and the heating, ventilating and air conditioning equipment in good condition and repair.  Tenant specifically agrees to cause the requirements under the Financing Documents, the Subleases, the Master Leases, the Condominium Documents and the Hotel Management Agreement with respect to the maintenance of the physical condition of the Premises to be complied with at all times, at its sole cost and expense.  Tenant shall keep the Premises from falling temporarily out of repair or deteriorating.  Tenant shall further keep and maintain the improvements at any time situated upon the Premises and all sidewalks and areas adjacent thereto, and all landscaped areas adjacent thereto, safe secure, clean and sanitary (including, without limitation, snow and ice clearance, planting and replacing flowers and landscaping, and necessary interior painting and carpet cleaning), and in full compliance with all health, safety and police regulations in force.

ARTICLE 13

ALTERATIONS

Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, make any alterations, additions or improvements to the Premises, other than such alterations, additions, or improvements to the Premises which are described in Section 7.2 or are cosmetic in nature or which shall cost less than $10,000.00.  Any alterations, additions or improvements which are consented to by Landlord shall continue to be subject to the remaining terms and conditions set forth in this Article 13.

If Landlord consents to such alterations, additions or improvements, before commencement of the work or delivery of any materials onto the Premises, Tenant shall furnish to Landlord for approval plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form, substance and amount as may be reasonably satisfactory to Landlord.  In addition, for any work which shall cost, in the aggregate, in excess of $100,000.00, prior to commencement of any such work or delivery of any materials into the Premises,

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Tenant shall provide Landlord with appropriate evidence of Tenant’s ability to pay for such work and materials in full and, if requested by Landlord, shall deposit with Landlord at such time such security for the payment of said work and materials as Landlord may require.  All alterations, additions and improvements shall be installed in a good, workmanlike manner, and only new, high-grade materials shall be used.  All such work shall be done only by contractors or mechanics reasonably acceptable to Landlord.  Tenant further agrees to hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations, additions or improvements.  Before commencing any work in connection with such alterations, additions or improvements, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or be connected in any way with said alterations, additions or improvements.  Tenant shall permit Landlord to supervise construction operations at Landlord’s sole cost in connection with the foregoing work if Landlord requests to do so.  Tenant shall pay the cost of all such alterations, additions and improvements and also the cost of decorating the Premises occasioned by such alterations, additions and improvements, including the cost of labor and materials, contractors’ profit, overhead and general conditions.  Upon completing any alterations, additions or improvements, Tenant shall furnish Landlord with contractors’ affidavits, in form required by law, and full and final waivers of lien and receipted bills covering all labor and materials expended and used.  All alterations, additions and improvements shall comply with all insurance requirements and with all city and county ordinances and regulations and with the requirements of all state and federal statutes and regulations.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1         Assignment and Subletting.  Except as otherwise herein provided, and except in accordance with the Financing Documents, the Condominium Documents and the Master Leases, Tenant shall not, without the prior written consent of Landlord in each instance, (a) assign, transfer, mortgage, pledge, hypothecate or encumber, or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it; (b) allow to exist or occur any transfer of or lien upon this Lease or Tenant’s interest herein by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Article 5 of this Lease or by anyone other than Tenant and Tenant’s employees.  In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.  Notwithstanding the foregoing Landlord hereby consents to the subleasing by Tenant of space in the commercial space (as opposed

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to the hotel) to various tenants selected by Tenant and to the resubleasing of the same space to other tenants upon termination of any of such subleases or successor subleases, provided in each case that the sublease complies with all applicable requirements of the Financing Documents, the Subleases, the Master Leases, the Condominium Documents and the Hotel Management Agreement.

14.2                           Tenant To Remain Obligated.  Consent by Landlord to any assignment, subletting, use, occupancy or transfer shall not operate to relieve Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy.  Tenant shall pay all of Landlord’s costs, charges and expenses, including attorneys’ fees, reasonably incurred in connection with any assignment, transfer, lien, charge, subletting, use or occupancy made or requested by Tenant.  Tenant agrees that all advertising by Tenant or on Tenant’s behalf with respect to the assignment of this Lease or subletting of space must be approved in writing by Landlord prior to publication.

14.3                           Landlord’s Consent.  Landlord will not unreasonably withhold or delay its consent to Tenant’s assignment of this Lease or subletting the space leased hereunder.  Landlord shall not be deemed to have unreasonably withheld its consent to a sublease of all or part of the Premises or an assignment of this Lease if its consent is withheld because: (a) Tenant is then in default beyond any applicable grace period hereunder; (b) any notice of termination of this Lease or termination of Tenant’s possession shall have been given under Article 18 hereof; (c) the portion of the Premises which Tenant proposes to sublease, including the means of ingress to and egress from and the proposed use thereof, or the remaining portion of the Premises will violate any city, state or federal law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances; (d) the proposed use of the Premises by the subtenant or assignee does not conform with the uses permitted by this Lease; (e) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Premises, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar to or dissimilar from the foregoing examples.  Any consent by Landlord to a proposed assignment or sublease shall in any event be subject to the terms of Section 14.2 hereinabove.

14.4                           Assignee To Assume Obligations.  If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of

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the assignment.  If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant stating that the subtenant will attorn to Landlord, at Landlord’s option and written request, in the event this Lease terminates before the expiration of the sublease.

14.5                           Change of Ownership or Control of Tenant.  Notwithstanding anything to the contrary in this Article 14, if Tenant is a corporation, partnership or limited liability company, and if during the Term of this Lease, Tenant contemplates that the ownership of the shares of stock, partnership interests or membership interests in Tenant shall be changing, such proposed change shall not constitute a proposed assignment of this Lease or otherwise be governed by the terms of this Article 14.  Notwithstanding the foregoing, Tenant shall advise Landlord of any such changes.

ARTICLE 15

WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

15.1                           Waiver of Certain Claims; Release by Tenant.  To the extent not expressly prohibited by law, Tenant releases Landlord and its beneficiaries, if any, and their agents, servants and employees, from and waives all claims for damages to person or property sustained by Tenant, or by any other person, resulting directly or indirectly from fire or other casualty, or any existing or future condition, defect, matter or thing in or about the Premises, or from any equipment or appurtenance therein, or from any accident in or about the Premises, or from any act or neglect of any other person, including Landlord’s agents and servants and contractors; provided, however, that the foregoing release shall not operate in the event of the gross negligence or willful misconduct of Landlord’s agents, servants or contractors.  This Section 15.1 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above or from any other thing or circumstance, whether of a like nature or of a wholly different nature.

15.2                           Damage Caused by Tenant’s Neglect.  If any damage to the Premises, or any equipment or appurtenance thereon, results from any act or neglect of Tenant, its employees, agents, contractors, licensees or invitees, Tenant shall be liable therefor, and Landlord may at its option following expiration of the applicable grace period repair such damage, and Tenant shall upon demand by

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Landlord reimburse Landlord for all reasonable costs of repairing such damage in excess of amounts, if any, paid to Landlord under insurance covering such damage.

15.3                           Tenant Responsible for Personal Property.  All personal property on the Premises belonging to Tenant or its tenants shall be there at the risk of Tenant, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

15.4                           Indemnification.  To the extent not expressly prohibited by law, Tenant agrees to hold Landlord and its beneficiaries, if any, and their agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant’s occupancy of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other act or omission of Tenant, its agents, contractors, invitees, licensees or employees, but only to the extent of Landlord’s liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities.  Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of any such claims or liabilities and to pay any judgments, settlements, costs, fees and expenses, including attorneys’ fees, reasonably incurred in connection therewith.  For such purpose, Tenant shall be entitled to the use of an attorney designated by it or its insurer.

ARTICLE 16

DAMAGE OR DESTRUCTION BY CASUALTY

If the Premises shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises untenantable, then Landlord shall proceed to repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control.  If any such damage renders all or a substantial portion of the Premises untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate.  If it is so estimated that the amount of time required to substantially complete any such repair and restoration will exceed three hundred sixty (360) days from the date such damage occurred, then either Landlord or Tenant (but, as to Tenant, only if all or a substantial portion of the Premises are rendered untenantable) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other

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at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate).  Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect.  Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said three hundred sixty (360) days.  If the Premises are not repaired or restored within said three hundred sixty (360) days (as the same may be extended for a period not to exceed five hundred forty (540) days, to the extent that additional time is required on account of Landlord’s inability to timely perform as more specifically provided in Section 29.11 hereinbelow) after the date of such fire or other casualty, then either party may terminate this Lease, effective as of the date of such fire or other casualty, by written notice to the other party not later than thirty (30) days after the expiration of said five hundred forty (540) day period, but prior to substantial completion of repair or restoration.  Notwithstanding anything to the contrary herein set forth, (a) Landlord shall have no duty pursuant to this Section 16.1 to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration (without limiting Tenant’s right to terminate this Lease as aforesaid); (b) Tenant shall not have the right to terminate this Lease pursuant to this Section 16.1 if the damage or destruction was caused by the act or neglect of Tenant or its agents or employees; and (c) if any such damage rendering all or a substantial portion of the Premises untenantable shall occur during the last two (2) years of the Term, either party shall have the option to terminate this Lease by giving written notice to the other within sixty (60) days after the date such damage occurred, and, if such option is so exercised, this Lease shall terminate as of the date of such notice.

ARTICLE 17

EMINENT DOMAIN

If the Premises, or a substantial part thereof, shall be taken or condemned by any competent authority for any public or quasipublic use or purpose, the Term of this Lease shall end upon and not before the earlier of (a) the date when the possession of the part so taken shall be required for such use or purpose or (b) the effective date of the taking, and (except as otherwise herein provided) without apportionment of the award to or for the benefit of Tenant.  In the event of the foregoing, Rent at the then current rate shall be apportioned as of the date of the termination.  A “substantial part” of the Premises shall be deemed taken or condemned if, as Tenant may reasonably determine, such part taken shall

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materially interfere with the economic utilization of the Premises, taken as a whole.  No money or other consideration shall be payable by Landlord to Tenant for the right of termination, and Tenant shall have no right to share in the condemnation award, whether for a total or partial taking, other than on account of compensation for the unamortized value of the Tenant’s leasehold improvements and on account of Tenant’s interest hereunder in light of the below-market rental, if any, payable hereunder.  In the event that the Term of this Lease shall not be terminated as aforesaid in the event of a taking or condemnation, Landlord shall utilize the net proceeds from condemnation for the purpose of restoring the Premises to an economic whole within such a period of time as shall be reasonably necessary under the circumstances.

ARTICLE 18

DEFAULT

18.1                           Events of Default.  The occurrence of any one or more of the following matters constitutes a default (“Default”) by Tenant under this Lease:

(a)                                  failure by Tenant to pay, within ten (10) days after notice of failure to pay on the due date from Landlord to Tenant, Rent or any other moneys required to be paid by Tenant under this Lease;

(b)                                 failure by Tenant to cure within thirty (30) days after receipt of notice from Landlord of any hazardous condition which Tenant has created in violation of law or this Lease, provided that if such failure of the Tenant cannot reasonably be cured with due diligence within such thirty (30) day period and Tenant has commenced and is diligently prosecuting such cure to completion, then such thirty (30) day period shall be extended until the date when such cure could, with due diligence, be reasonably completed, but in no event shall such extended period exceed ninety (90) days in the aggregate from the expiration of the initial thirty (30) day period;

(c)                                  failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or such longer period as is necessary for Tenant, acting diligently, to cure, if such failure cannot reasonably be corrected within said thirty (30) day period;

(d)                                 the levy upon under writ of execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within sixty (60) days from the date of such filing;

(e)                                  Tenant abandons the Premises whether or not Tenant thereafter continues to pay the Rent due under this Lease;

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(f)                                    Tenant becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

(g)                                 a trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within ninety (90) days after such appointment; or

(h)                                 bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted (i) by Tenant or (ii) against Tenant and are allowed against it or are consented to by it or are not dismissed or stayed within ninety (90) days after such institution.

18.2                           Rights and Remedies of Landlord.  If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

(a)                                  Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire on the date stated in such notice;

(b)                                 Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(c)                                  Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

18.3                           Right to ReEnter.  If Landlord exercises either of the remedies provided for in subparagraphs (a) and (b) of the foregoing Section 18.2, Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may reenter and take complete and peaceful possession of the Premises, pursuant to applicable legal proceedings, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

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18.4                          Current Damages.  If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder.  Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Tenant’s Share of Impositions and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term.  In any such case Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall reasonably determine and collect the rents from such reletting.  Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting.  Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable and, in connection therewith, change the locks to the Premises, and Tenant shall upon demand pay the reasonable cost of all the foregoing together with Landlord’s reasonable expenses of reletting.  The rents from any such reletting shall be applied first to the payment of the reasonable expenses of reentry, redecoration, repair and alterations and the reasonable expenses of reletting, and second to the payment of Rent herein provided to be paid by Tenant.  Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Tenant’s Share of Impositions) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred.  No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention shall be given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

18.5                          Final Damages.  If this Lease is terminated by Landlord as provided for by subparagraph (a) of Section 18.2, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and

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all costs and expenses, including court costs and attorneys’ fees, reasonably incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty: (a) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in Article 3 of this Lease or elsewhere herein, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present value to be computed in each case on the basis of a per annum discount rate equal to the default rate of interest on the termination date (as described in Section 29.8 hereinbelow) from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated; and (b) any damages in addition thereto, including reasonable attorneys’ fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of Rent.

18.6                          Removal of Personal Property.  All property of Tenant removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay Landlord for all expenses reasonably incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  All such property not removed from the Premises by the Tenant on or before the end of the Term, however terminated (i.e.  whether by lapse of time or otherwise), or on or before the earlier termination of Tenant’s right of possession of the Premises, shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

18.7                          Attorneys’ Fees.  Tenant shall pay all of Landlord’s costs, charges and expenses, including court costs and reasonable attorneys’ fees, reasonably incurred in enforcing Tenant’s obligations under this Lease, reasonably incurred by Landlord in any action brought by Tenant in which Landlord is the prevailing party, or reasonably incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.  Landlord shall pay all of Tenant’s costs, charges and expenses, including court costs and attorneys’ fees reasonably incurred by Tenant in connection with the enforcement of Landlord’s obligations under this Lease, reasonably incurred by Tenant in any action brought by Landlord in which Tenant is the prevailing party, or reasonably incurred by Tenant in any litigation, negotiation or transaction in which Landlord causes Tenant, without Tenant’s fault, to become involved or concerned.

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18.8                           Assumption or Rejection in Bankruptcy.  If Tenant shall be adjudged bankrupt or if a trustee in bankruptcy shall be appointed for Tenant, Landlord and Tenant agree, to the extent permitted by law, to request that the trustee in bankruptcy shall determine within sixty (60) days’ thereafter whether to assume or reject this Lease.

ARTICLE 19

SUBORDINATION

19.1                           Subordination.  Landlord may have previously and may hereafter from time to time execute and deliver one or more mortgages (hereinafter referred to as a “Mortgage”) against the Premises or any interest therein.  If requested by the mortgagee under any Mortgage, Tenant will either (a) subordinate its interest in this Lease to said Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (b) make certain of Tenant’s rights and interest in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such mortgagee under any Mortgage.

19.2                           Liability of Holder of Mortgage; Attornment.  It is further agreed that (a) if any Mortgage shall be foreclosed, (i) the holder of the Mortgage (or its grantee) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (x) liable for any act or omission of any prior landlord (including Landlord), (y) subject to any offsets or counterclaims which Tenant may have against a prior landlord (including Landlord), unless expressly provided for herein, or (z) bound by any prepayment of Base Rent or Tenant’s Share of Impositions which Tenant may have made in excess of the amounts then due for the next succeeding month; (ii) the liability of the mortgagee hereunder or the purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such mortgagee, purchaser or owner is the owner of the Premises, and such liability shall not continue or survive with respect to claims accruing after further transfer of ownership; and (iii) upon request of the mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the mortgagee under any Mortgage.

19.3                           Modification Required by Mortgagee.  Should any prospective mortgagee require a modification or modifications of this Lease, which modification

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or modifications will not cause an increased cost or expense to Tenant or in any other way materially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor.

19.4                           Short Form Lease or Notice of Lease.  Should any prospective mortgagee require execution of a short form of lease for recording (containing the names of the parties, a description of the Premises and the Term of this Lease) or a certification from Tenant concerning this Lease in such form as may be reasonably required by a mortgagee, Tenant agrees to promptly execute such short form of lease or certificate and deliver the same to Landlord within ten (10) days following the request therefor, whereupon Landlord shall join in the execution of such short form lease and arrange for the recordation thereof.  In addition, at the request of Landlord or Tenant, the parties shall execute a short form of lease or notice of lease for recording containing the names of the parties, a description of the Premises and the Term of this Lease.

19.5                           Tenant Protections.  With respect to any Mortgage to which Tenant’s interest under this Lease shall be subordinate, Landlord shall use reasonable efforts to cause (but shall not obligated to cause) the mortgagee thereunder and its successors and assigns to agree to recognize and not disturb the interest of Tenant in the event of a default by Landlord under said Mortgage.  Notwithstanding the foregoing, Landlord shall agree to cause any notice of default under such Mortgage for the financing related thereto to be promptly given to Tenant and Landlord shall agree to request from each lender that Tenant to have a right to cure any default by Landlord under said Mortgage (with the understanding that lenders may not comply with such request).

ARTICLE 20

MORTGAGEE PROTECTION

Tenant agrees to give any holder of any Mortgage (as defined in Section 19.1 hereof) against the Premises, or any interest therein, by registered or certified mail, a copy of any notice or claim of Default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise) of the address of such Mortgage holder.  Tenant further agrees that if Landlord shall have failed to cure such Default within twenty (20) days after such notice to Landlord (or if such Default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such Default), then the holder of the Mortgage shall have an additional thirty (30) days within which to cure or correct such Default (or if such Default

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cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of the Mortgage has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such Default, including the time necessary to obtain possession if possession is necessary to cure or correct such Default).

ARTICLE 21

ESTOPPEL CERTIFICATE

Tenant agrees that, from time to time upon not less than ten (10) days’ prior request by Landlord or the holder of any Mortgage, Tenant (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord, or to the holder of any Mortgage, a statement in writing signed by Tenant certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (c) that Landlord is not in Default under any provision of this Lease, or, if in Default, the nature thereof in detail; (d) that (if applicable) the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof; and (g) such other matters as may be required by Landlord or the holder of the Mortgage.  Landlord shall provide a statement of like tenor if and as requested by Tenant.

ARTICLE 22

SUBROGATION AND INSURANCE

22.1                           Waiver of Subrogation.  Landlord and Tenant agree to have all fire and extended coverage and other property damage insurance which may be carried by either of them endorsed with a clause (if commercially available) providing that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party.  Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the

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extent of any recovery collectible under such insurance policies.  Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).

22.2                           Tenant’s Insurance.  Tenant shall procure and maintain policies of insurance, at its sole cost and expense, during the entire Term hereof with terms and coverages and companies reasonably satisfactory to Landlord and with such increases in limits as Landlord may from time to time reasonably request, including all insurance required under any Mortgage and/or the Hotel Management Agreement, the Master Leases, the Condominium Documents or the Subleases.  Alternatively, Landlord may cause such policies to be procured and maintained, and Tenant shall reimburse Landlord for the cost thereof, upon demand.  If Landlord provides policies of insurance, such policies shall be all risk coverage exclusive of footings and foundation.

All policies of insurance required hereunder which insure against loss or damage to the Premises shall provide that the proceeds thereof (or so much of such proceeds as pertain to loss or damage to the Premises) shall be payable to Landlord, and if Landlord so requests, shall also be payable to any contract purchaser of the Premises and any holder of a Mortgage, as the interest of such purchaser or holder of a Mortgage appears pursuant to a standard named insured or mortgagee clause.  Tenant shall not, on Tenant’s own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required hereunder, unless Landlord is included therein as a named insured with loss payable as in this Section provided Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate originals thereof or original certificates evidencing the same with true copies of such insurance policies attached.  All such policies of insurance shall provide that any loss shall be payable to Landlord notwithstanding any act or omission of Tenant which might otherwise result in a forfeiture or reduction of such insurance.

22.3                           Certificates of Insurance.  Prior to the commencement of the Term (unless Landlord has elected to procure the policies of insurance as provided above), Tenant shall furnish to Landlord policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled or not renewed without at least thirty (30) days’ prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premium, and, in that case, only ten (10) days’ prior written notice shall be sufficient).

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ARTICLE 23

NONWAIVER

No waiver of any condition expressed in this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  Without limiting Landlord’s rights under Article 9, it is agreed that no receipt of monies by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies.  It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.

ARTICLE 24

TENANT CORPORATION, PARTNERSHIP
OR LIMITED LIABILITY COMPANY

In case Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) if Landlord so requests, shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant’s execution and delivery of this Lease and the performance of Tenant’s obligations hereunder.  In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms.  Also, it is agreed that each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented to such release in writing.  In case Tenant is a limited liability company, Tenant represents and warrants that all of the persons who are Managers or Managing Members in said limited liability company have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective

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authorization therefor by all of the managers or managing members of such company and is and constitutes the valid and binding agreement of the company.

ARTICLE 25

REAL ESTATE BROKERS

Each party represents that it has not dealt with any broker in connection with this Lease, and agrees to indemnify and hold the other harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its having introduced such party to the Premises or dealing with such party in the negotiation of this Lease.

ARTICLE 26

NOTICES

All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be sent by overnight courier service, prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as herein provided.  Notices to or demands upon Tenant shall be addressed to Hudson Leaseco LLC at c/o NorthStar Capital Investment Corp., 527 Madison Avenue, 16th Floor, New York, NY 10022, Attention: Marc Gordon, with copies to Chevron TCI, Inc., 575 Market Street, 32nd Floor, San Francisco, CA 94105, Attention: John H.  Medinger.  Notices to or demands upon Landlord shall be addressed to Henry Hudson Holdings LLC at c/o Ian Schrager Hotels, 475 Tenth Avenue, 11th Floor, New York, NY 10018, Attention: Ian Schrager, with copies to Neil L.  Rock, Esq., Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, New York, NY 10036.  Notices and demands shall be deemed given and served (a) upon receipt or refusal, or (b) one (1) business day after deposit with an overnight courier service.  Either party may change its address for receipt of notices by giving notice of such change to the other party in accordance herewith.  Notices and demands from Landlord to Tenant may be signed by Landlord, its beneficiary, the managing agent for the Premises or the agent of any of them.

ARTICLE 27

HAZARDOUS SUBSTANCES

27.1                           Defined Terms.

(a)                                  “Claim” shall mean and include any demand, cause of action, proceeding or suit (i) for damages (actual or punitive), losses, injuries to

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person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) for the costs of site investigations, feasibility studies, information requests, health or risk assessments or Response actions, and (iii) for enforcing insurance, contribution or indemnification agreements.

(b)                                 “Environmental Laws” shall mean and include all existing and future federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C.  Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C.  Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C.  Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C.  Section 4321 et seq.; the Noise Control Act, 42 U.S.C.  Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C.  Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C.  Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C.  Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C.  Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right to Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C.  Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C.  Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C.  Section 10101 et seq.; and the Environmental Protection Act of New York (“IEPA”), Ill. Rev. Stat. ch. 111 1/2, para. 1001 et seq., and state superlien and environmental cleanup statutes, with implementing regulations and guidelines.  Environmental Laws shall also include all existing and future state, regional, county, municipal and other local laws, regulations and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials.

(c)                                  “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos containing materials, PCBs and other substances regulated under the TSCA; source material, special nuclear material, by product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.; and industrial

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process and pollution control wastes, whether or not hazardous within the meaning of RCRA, together with any and all other hazardous or toxic materials regulated from time to time under any other Environmental Laws.

(d)                                 “Manage” means to generate, manufacture, process, treat, store, use, reuse, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

(e)                                  “Release” or “Released” shall mean any actual spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as “environment” is defined in CERCLA.

(f)                                    “Response” or “Respond” shall mean action taken in compliance with Environmental Laws to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

27.2                            Tenant’s Obligations with Respect to Environmental Matters.  During the Term of this Lease: (a) Tenant shall at its own cost comply with all Environmental Laws; (b) Tenant shall not conduct or authorize the Management of any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and approval by Landlord, provided, however, that the use by Tenant of cleaning solvents and other materials used in the ordinary course of the operation of the Premises shall be deemed disclosed to and approved by Landlord, as long as such use is not in violation of any environmental clause; (c) Tenant shall not take any action that would subject the Premises to permit requirements under RCRA or any other Environmental Laws for storage, treatment or disposal of Hazardous Materials; (d) Tenant shall not dispose of Hazardous Materials in dumpsters (if any) provided by Landlord for Tenant use; (e) Tenant shall not discharge Hazardous Materials into drains or sewers; (f) Tenant shall not cause or allow the Release of any Hazardous Materials on, to or from the Premises; and (g) Tenant shall at its own cost arrange for the lawful transportation and off site disposal of all Hazardous Materials that it generates.

27.3                            Copies of Notices.  During the term of this Lease, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, New York Environmental Protection Agency or other federal, state or local agency

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or authority, or any other entity or individual, concerning (a) any Release of a Hazardous Material on, to or from the Premises; (b) the imposition of any lien on the Premises; or (c) any alleged violation of or responsibility under Environmental Laws.  Landlord and Landlord’s agents, contractors, beneficiaries and employees (and the agents, employees or representatives of any such parties) shall have the right subject to the other applicable provisions of this Lease to enter the Premises and conduct appropriate inspections or tests in order to determine Tenant’s compliance with Environmental Laws.

27.4                            Tests and Reports.  Upon written request by Landlord, Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other applicable documents to demonstrate that Tenant complies with all Environmental Laws relating to the Premises, and if such reports, tests or other items reveal any failure of the Premises to so comply with all Environmental Laws, then, in addition to other rights and remedies of Landlord hereunder, Tenant shall reimburse Landlord, upon demand, for the reasonable cost of such reports, tests and other investigations.

27.5                            Access and Inspection.  Landlord and its agents and representatives shall have access to the Premises and to the books and records of Tenant (and any occupant of the Premises claiming by, through or under Tenant) relating to Hazardous Materials for the purpose of ascertaining the nature of the activities being conducted thereon and to determine the type, kind and quantity of all products, materials and substances brought onto the Premises or made or produced thereon.  Landlord and its agents and representatives shall have the right to take samples in quantity sufficient for scientific analysis of all products, materials and substances present on the Premises, including, but not limited to, samples of products, materials or substances brought onto or made or produced on the Premises by Tenant or an occupant claiming by, through or under Tenant or otherwise present on the Premises.  And, further, notwithstanding any provision of this Lease or applicable statutes or judicial decisions to the contrary, with respect to any assignment, subletting, grant of license, concession or any other permission to use the Premises by any person other than Tenant, Landlord shall have the right to withhold Landlord’s consent thereto if, the assignee, subtenant, licensee, concessionaire or such other person is not capable of performing or is not sufficiently qualified to perform in accordance with the requirements of this Article 27.  Any assignment, sublease, license or other permission to use the Premises from which Landlord withholds its consent as provided in this Section 27.5 shall be voidable at the Landlord’s sole option.

27.6                            Tenant’s Obligation To Respond.  If Tenant’s Management of Hazardous Materials at the Premises (i) gives rise to liability or to a Claim under any Environmental Law, (ii) causes a significant public health effect, or (iii) creates a nuisance, Tenant shall promptly take all applicable action in Response.

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27.7                            Indemnification.  Tenant shall indemnify, defend and hold harmless Landlord, its beneficiaries, its lenders, any managing agents and leasing agents of the Premises, and their respective beneficiaries, agents, partners, officers, directors and employees, from all Claims arising from or attributable to: (a) the presence of Hazardous Materials in or on the Premises or the subsurface thereof or the violation of any Environmental Laws (including, without limiting the generality thereof, any cost, claim, liability or defense expended in remediation required by a governmental authority or by reason of the release, escape, seepage, leakage, discharge or migration of any Hazardous Material on or from the Premises or violation of any Environmental Laws), or (b) any breach by Tenant of any of its warranties, representations or covenants in this Section.  Tenant’s obligations hereunder shall survive the termination or expiration of this Lease.

ARTICLE 28

TITLE AND COVENANT AGAINST LIENS

28.1                            General.  Landlord’s title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.  Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises or against Tenant’s leasehold interest in the Premises and, in case of any such lien attaching, to immediately pay and remove same.  Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises.  If any such liens so attach and Tenant fails to pay and remove same within ten (10) days after notice thereof, Landlord, at its election, may pay and satisfy the same, and in such event the sums so paid by Landlord shall accrue with interest from the date of payment at the rate set forth in Section 29.8 hereof for amounts owed Landlord by Tenant.  Such sums shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

28.2                            Title Defects.  Landlord represents to Tenant that Landlord has good and marketable fee simple title to Units 1 and 2 of the Condominium and good and marketable leasehold title to Units 4 and 6 of the Condominium, all as described in the Condominium Documents.  Landlord further represents to Tenant that Landlord has obtained title insurance to insure its interest in the Premises.  Landlord hereby covenants that in the event of any defect in or failure of title to the Premises, Landlord shall compensate Tenant for any losses suffered by Tenant as a result thereof.

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ARTICLE 29

MISCELLANEOUS

29.1                            Successors and Assigns.  Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

29.2                            Modifications in Writing.  No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party unless in writing signed by such party.

29.3                            No Option; Irrevocable Offer.  Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation of Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

29.4                            Definition of Tenant.  The word “Tenant” whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed herein.  In all cases where there is more than one Tenant, the liability of each shall be joint and several.

29.5                            Definition of Landlord.  The term “Landlord” as used in this Lease means only the owner or owners at the time being of the Premises so that in the event of any assignment, conveyance or sale, once or successively, of said Premises, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto.  This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

29.6                            Headings.  The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

29.7                            Time of Essence.  Time is of the essence of this Lease and of all provisions hereof.

29.8                            Default Rate of Interest.  All amounts (including, without limitation, Rent and Additional Rent) owed by Tenant to Landlord pursuant to any

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provision of this Lease and not paid within ten (10) days from the date when due shall bear interest from the date due until paid at the annual rate of one percent (1%) in excess of the rate of interest published from time to time in the Wall Street Journal as the prime rate, changing as and when said prime rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

29.9                            Severability.  The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

29.10                      Entire Agreement.  All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiary, if any, and their agents) and Tenant.

29.11                      Force Majeure.  If either party fails to timely perform any of the terms, covenants and conditions of this Lease on its part to be performed (other than relating to the payment of money) and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or the other party’s agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of such party, then such party shall not be deemed in default under this Lease as a result of such failure and any time for performance by such party provided for herein shall be extended by the period of delay resulting from such cause.

29.12                      Signs.  Tenant may erect signs on the exterior or interior of the Premises, provided that such sign or signs (i) do not cause any structural damage or other damage to the Premises; (ii) do not violate applicable governmental laws, ordinances, rules or regulations; (iii) do not violate any covenants, conditions or restrictions affecting the Premises; and (iv) are compatible with the architecture of the Premises.

29.13                      Waiver of Trial by Jury.  It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy.  If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding other than mandatory counterclaims.

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29.14                      Relationship of Parties.  Nothing contained in this lease shall be deemed or construed by the parties to this Lease, or by any third party, to create the relationship of principal and agent, partnership, joint venture, lender and borrower, or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computing Rent hereunder nor any other provisions contained in this Lease nor any acts of the parties to this Lease shall be deemed to create any relationship between Landlord and Tenant, other than the leasehold relationship contemplated hereby.

29.15                      Liquor License.  Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that all of the net income received or receivable from the operation of the Property shall, until such time as the New York State Liquor Authority (“SLA”) has approved the Tenant’s application for a Hotel Liquor License (the “License”) be held in trust by the Landlord.  If, as and when the Tenant is issued the License, all net income from the operation of the Property from the date hereof to the date of issuance of the License to the Tenant shall be promptly paid over to the Tenant.  Landlord agrees to cooperate with Tenant in obtaining the License.  Landlord shall be in control of the Property until such time as the earlier to occur of the issuance by the SLA of a (i) Temporary Retail Permit, or (ii) a Hotel Liquor License.  All of the foregoing is subject to the approval of the SLA.

29.16                      Allocation of Base Rent to Personal Property.  Notwithstanding anything to the contrary in this Lease, the portion of the Base Rent representing payment for tangible personal property is as stipulated in or determined in accordance with Exhibit H, which is incorporated herein and made a part hereof.

ARTICLE 30

EXCULPATORY PROVISIONS

It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its agents or representatives), Tenant shall look solely to the interests of Landlord in the Premises; that neither Landlord nor any of Landlord’s members or managers shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant,

38

either express or implied, herein contained.  Nothing herein contained shall preclude injunctive or other equitable relief.

It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Tenant while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Tenant are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Tenant or for the purpose or with the intention of binding Tenant personally, but are made and intended for the purpose only of subjecting Tenant’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Tenant (or default through, under or by any of its agents or representatives), Landlord shall look solely to the interests of Tenant in the Premises; that neither Tenant nor any of Tenant’s members or managers shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained.  Nothing herein contained shall preclude injunctive or other equitable relief.

ARTICLE 31

SUBLEASE OF THE TENTH FLOOR LEASE

AND THE GROUND FLOOR LEASE

31.1                            For purposes of this Lease, the portion of the Premises constituting the 10th floor of the Building and the portion of the retail space located on the ground floor of the Building which are, respectively, the subject premises of the Tenth Floor Lease and the Ground Floor Lease shall be deemed to be subleased to Tenant in their entirety (such portion of the Premises, the “Subleased Premises”), and as it relates to the Subleased Premises, this Lease shall be deemed a sublease (for purposes of this Article 31 only, this “Sublease”) between Landlord, as sublessor, and Tenant, as sublessee.

31.2                            A.  This Sublease is subject and subordinate to all of the terms, covenants and conditions of (i) the Tenth Floor Lease as it pertains to the space leased thereby, and (ii) the Ground Floor Lease as it pertains to the space leased thereby, and to the matters to which the Tenth Floor Lease and the Ground Floor Lease respectively are or shall be subordinate.  A true and complete copy of the Tenth Floor Lease is annexed hereto and made a part hereof as Exhibit F.  A true and complete copy of the Ground Floor Lease is annexed hereto and made a part hereof as Exhibit G.  Tenant shall not do, or permit to be done, anything that would constitute a breach or violation of any term, covenant, or condition of each of the Tenth Floor Lease and Ground Floor Lease, respectively or the building rules promulgated thereunder or other default under the Tenth Floor Lease or Ground

39

Floor Lease, respectively on the part of Landlord, as tenant thereunder.  Notwithstanding anything to the contrary contained in this Sublease, Tenant does not have any rights in respect of the Subleased Premises greater than Landlord’s rights under each of the Tenth Floor Lease or Ground Floor Lease respectively.

31.3                            All of the terms, covenants and conditions contained in (i) the Tenth Floor Lease as it pertains to the leased premises leased thereby, and (ii) the Ground Floor Lease as it pertains to the leased premises leased thereby, are incorporated by reference into this Lease.

31.4                            Tenant will look solely to the landlord under either the Tenth Floor Lease or Ground Floor Lease, respectively, for performance of the services and obligations specified in the either the Tenth Floor Lease or the Ground Floor Lease, respectively, to be provided or performed by such landlord thereunder, including, without limitation, heat, ventilating and air conditioning, utilities, repairs, restoration, alterations, reimbursement, cleaning, elevator service, hot and cold water and light bulb replacement.  If such landlord shall default or delay in the performance or observance of any of its agreements or obligations under either the Tenth Floor Lease or the Ground Floor Lease, respectively (including, but not limited to, any obligation for the payment of money or to perform or furnish any work, services or utilities at or to the Subleased Premises), Landlord shall have no obligation, liability or responsibility therefor to Tenant and Landlord shall be excused from the performance or observance of the corresponding obligation, if any, which may be owed by Landlord to Tenant under this Sublease.  Any condition resulting from such default or delay by the Landlord under either the Tenth Floor Lease or the Ground Floor Lease, respectively, shall not constitute an eviction, actual or constructive, of Tenant.  No such default or delay shall excuse Tenant from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitle Tenant to terminate this Sublease or to any reduction in or abatement of the rent or other charges provided for in this Sublease.  In furtherance of the foregoing, Tenant does, to the extent permitted by law, and except for the willful misconduct or gross negligence of Landlord, hereby waive any cause of action and any right to bring an action against Landlord (but not against the respective landlords under the Master Leases) by reason of any act or omission of either landlord under either the Tenth Floor Lease or the Ground Floor Lease, respectively.

31.5                            Tenant shall comply with the insurance requirements imposed upon Landlord as “Tenant” under the respective Insurance sections of either the Tenth Floor Lease or the Ground Floor Lease, respectively, as incorporated herein.  Such insurance shall name Landlord as an additional insured, in addition to the other entities which are required to be named as additional insureds pursuant to the terms of either the Tenth Floor Lease or the Ground Floor Lease, respectively.  Tenant shall furnish Landlord and the respective landlords under both the Tenth

40

Floor Lease or Ground Floor Lease, with certificates evidencing such insurance prior to the Commencement Date.

31.6                           Tenant also covenants as follows:

(a)                                  Tenant hereby assumes and agrees to perform and comply with all of the terms, covenants and conditions of each of the Master Leases, respectively, on the part of the tenant thereunder to be performed and observed as they relate to the Subleased Premises, other than as expressly set forth in this Lease.

(b)                                 Tenant will not do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might constitute a default under either the Tenth Floor Lease or the Ground Floor Lease, respectively, or cause either the Tenth Floor Lease or the Ground Floor Lease, respectively or the rights of Landlord, as tenant thereunder, to be terminated or which would or might cause Landlord to become liable for any damages, costs, claims or penalties or would or might increase the fixed rent, additional rent or other charges or obligations of Landlord, as tenant under either the Tenth Floor Lease or the Ground Floor Lease, respectively, or would or might adversely affect or reduce any of Landlord’s rights or benefits under either the Tenth Floor Lease or the Ground Floor Lease, respectively.

(c)                                  Tenant shall defend, indemnify and hold Landlord and any guarantor of Landlord’s obligations as tenant under either the Tenth Floor Lease or the Ground Floor Lease, respectively, harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from the use or occupancy by Tenant of the Subleased Premises or the Premises or from any work or thing done or any condition created by or any other act or omission of Tenant or its employees, agents, contractors, visitors or licensees, in or about the Subleased Premises or any other part of the Premises, or from any breach of its obligations under either the Tenth Floor Lease or the Ground Floor Lease, respectively.  The provisions of this subsection C shall survive the expiration or earlier termination of this Sublease.

(d)                                 Landlord shall perform and comply with all of the terms, covenants and conditions of either the Tenth Floor Lease or the Ground Floor Lease, respectively, on its part to be performed and observed, other than to the extent that any failure to perform shall have resulted from any default by Tenant hereunder, and Landlord will not do anything that would cause either the Tenth Floor Lease or the Ground Floor Lease, respectively, to be terminated or modified so as to adversely affect the rights of Tenant under this Sublease.

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(e)                                  Landlord and Tenant each promptly shall furnish to the other copies of any notices of default given by either landlord under either the Tenth Floor Lease or the Ground Floor Lease, respectively, to Landlord or Tenant, as the case may be.

31.7                           In the event of and upon the termination or cancellation of either the Tenth Floor Lease or the Ground Floor Lease, respectively, pursuant to any of the provisions thereof, whether or not the Commencement Date of this Sublease shall have occurred, this Sublease shall automatically expire and terminate and shall be of no further force and effect.

REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.

SIGNATURE PAGE TO FOLLOW.

42

Signature page for the Lease:

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

LANDLORD:

HENRY HUDSON HOLDINGS LLC,
a Delaware limited liability company

	By:	/s/ Steven B. Kauff
	Name:	Steven B. Kauff
	Title:	Authorized Signatory

TENANT:

HUDSON LEASECO LLC, a New York limited liability company

By:	HUDSON MANAGING MEMBER LLC, a Delaware limited liability company, its Managing Member

	By:	/s/ Steven B. Kauff
	Name:	Steven B. Kauff
	Title:	Authorized Signatory

43

EXHIBIT A

Legal Description

UNIT LOT 1701:

The condominium unit known as Unit 1 (also known as the EBC Unit) (hereinafter referred to as “Unit Lot 1701”), in the building (hereinafter referred to as the “Building”) known as 353 West 57th Street Condominium and by the street number 353 West 57th Street, New York, New York, said Unit being designated and described in a certain declaration dated April 11, 1985 made by Irving Schatz pursuant to Article 9-B of the Real Property Law of the State of New York establishing a plan for condominium ownership of the Building and the land (hereinafter referred to as the “Land”) upon which the Building is situate (which Land is more particularly described below), which declaration was recorded in the New York County Office of the Register of The City of New York (the “City Register’s Office”) on April 24, 1985 in Reel 902 page 1 and amended by First Amendment to Declaration dated January 29, 1993 and recorded May 11, 1993 in Reel 1969 page 2286, by Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch, dated as of February 12, 1999 and recorded in the City Register’s Office July 16, 1999 in Reel 2913, page 1753 and by First Amendment to Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch, dated as of September 30, 1999 and recorded in the City Register’s Office October 27, 1999 in Reel 2979, page 2159 (which declaration, as amended, is hereinafter referred to as the “Declaration”). The Units are also designated as Tax Lots 1701 in Block 1048 of Section 4 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by Butler Rogers Baskett, Architects, on March 27, 1985 and filed in the Real Property Assessment Department of the City of New York on April 22, 1985 as Condominium Plan No. 208 and also filed in the City Register’s Office on April 24, 1985 as Condominium Map No. 4326, as amended by Amended Floor Plans certified by Butler Rogers Baskett, Architects, on December 14, 1992, which Amended Floor Plans were filed in the Real Property Assessment Department of the City of New York on May 5, 1993 as Condominium Plan No. 208A and also filed in the City Register’s Office on May 11, 1993 as Condominium Map No. 5192.

TOGETHER WITH an undivided 44.05105% interest in the Common Elements (as such term is defined in the Declaration).

UNIT LOT 1702:

The condominium unit (hereinafter referred to as “Unit Lot 1702”) known as Unit 2, also known as the Modified Hotel Unit, in the Building, said Unit being designated and described in the Declaration. Unit Lot 1702 is also designated as Tax Lot 1702 in Block 1048 of Section 4 of the Borough of Manhattan on the Tax Map of the Real Property Assessment

Department of the City of New York and on the Floor Plans of the Building, certified by Butler Rogers Baskett, Architects, on March 27, 1985 and filed in the Real Property Assessment Department of the City of New York on April 22, 1985 as Condominium Plan No. 208 and also filed in the City Register’s Office on April 24, 1985 as Condominium Map No. 4326, as amended by Amended Floor Plans certified by Butler Rogers Baskett, Architects, on December 14, 1992, which Amended Floor Plans were filed in the Real Property Assessment Department of the City of New York on May 5, 1993 as Condominium Plan No. 208A and also filed in the City Register’s Office on May 11, 1993 as Condominium Map No. 5192.

TOGETHER WITH an undivided 46.94011% interest in the Common Elements (as such term is defined in the Declaration).

UNIT LOT 1704

The leasehold estate created under that certain Lease dated January, 1999 by and between Adrienne Schatz and Cheryl Hirsch, as lessor and Mortgagor, as lessee, as amended by Amendment to Lease dated as of September 30, 1999 between lessor and Mortgagor, both as referenced in Memorandum of Lease dated as of September 30, 1999 between lessor and Mortgagor and recorded with the City Register’s Office on October 27, 1999 in Reel 2979 page 2172, and covering premises more particularly bounded and described as follows:

The condominium unit (hereinafter referred to as “Unit Lot 1704”) known as Unit 4, also known as the Store Unit in the Building, said Unit being designated and described in the Declaration. Unit Lot 1704 is also designated as Tax Lot 1704 in Block 1048 of Section 4 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by Butler Rogers Baskett, Architects, on March 27, 1985 and filed in the Real Property Assessment Department of the City of New York on April 22, 1985 as Condominium Plan No. 208 and also filed in the City Register’s Office on April 24, 1985 as Condominium Map No. 4326, as amended by Amended Floor Plans certified by Butler Rogers Baskett, Architects, on December 14, 1992, which Amended Floor Plans were filed in the Real Property Assessment Department of the City of New York on May 5, 1993 as Condominium Plan No. 208A and also filed in the City Register’s Office on May 11, 1993 as Condominium Map No. 5192.

TOGETHER WITH an undivided .34577% interest in the Common Elements (as such term is defined in the Declaration).

UNIT LOT 1706

The leasehold estate created under that certain Amended and Restated Lease dated as of February 11, 1999 by and between Irving Schatz, as lessor, and Ian Schrager Hotels LLC,

6

as lessee, as referenced in Amended and Restated Memorandum of Lease dated as of February 12, 1999 and recorded in the City Register’s Office March 23, 1999 in Reel 1841, page 1872, as assigned by Ian Schrager Hotels LLC to Henry Hudson Holdings LLC by Assignment and Assumption Agreement dated as of February 12, 1999 and recorded in the City Register’s Office March 23, 1999 in Reel 2841, page 1882, covering premises more particularly bounded and described as follows:

The condominium unit (hereinafter referred to as “Unit Lot 1706”) known as Unit 6, also known as the Tenth Floor Unit in the Building, said Unit being designated and described in the Declaration. Unit Lot 1706 is also designated as Tax Lot 1706 in Block 1048 of Section 4 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by Butler Rogers Baskett, Architects, on March 27, 1985 and filed in the Real Property Assessment Department of the City of New York on April 22, 1985 as Condominium Plan No. 208 and also filed in the City Register’s Office on April 24, 1985 as Condominium Map No. 4326, as amended by Amended Floor Plans certified by Butler Rogers Baskett, Architects, on December 14, 1992, which Amended Floor Plans were filed in the Real Property Assessment Department of the City of New York on May 5, 1993 as Condominium Plan No. 208A and also filed in the City Register’s Office on May 11, 1993 as Condominium Map No. 5192.

TOGETHER WITH an undivided 3.89067% interest in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing Unit Lots 1701, 1702, 1704 and 1706 is situate is bounded and described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 57th Street, distant 20 feet easterly from the comer formed by the intersection of the easterly side of Ninth Avenue with the northerly side of 57th Street;

RUNNING THENCE easterly along the said northerly side of 57th Street, 155 feet;

THENCE northerly parallel with Ninth Avenue, 200 feet 10 inches to the southerly side of 58th Street;

THENCE westerly along the said southerly side of 58th Street, 135 feet to a point distant 40 feet easterly from the corner formed by the intersection of the southerly side of 58th Street with the easterly side of Ninth Avenue;

7

THENCE southerly parallel with Ninth Avenue and part of the distance through a party wall, 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street, 20 feet; and

THENCE southerly and part of the way through another party wall, 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

8

EXHIBIT B

Subleases

1.                                       Lease Dated as of June   , 2000, by and between Henry Hudson Holdings LLC and SC 58th Street LLC.

2.                                       Legal rights of SRO tenants (list attached)

HUDSON HOTEL – SRO TENANTS

WEEKLY RATES

Name	Room #	Arrival	Rent

Gookin, Vincent	1217	7/19/77	$151.24
Hearst, Patrick	1270	8/4/71	$87.78
Natos, Nick	1516	5/18/81	$101.11
Arjune, Harry	1632	2/28/83	$116.48
O’Malley, Robert	1700	5/1/66	$83.03
Zadar, Renee	1755	7/7/81	$101.12
Pavese, Thomas	1802	3/27/72	$92.61
Aris, Richard	1805	5/20/70	$86.65
Cooper, Daryl	1817	8/17/84	$134.92
Morrow, Janette	1834	9/1/82	$101.11
Ledesma, Lucy	1838	7/19/82	$74.03
Gilliam, Susan	1844	4/24/76	$95.01
Levi, Emil	1846	9/4/79	$101.11
Johnson, Charles	1850	3/12/82	$121.70
Diamond, Al	1901	5/22/80	$76.70
Levine, Aaron	2010	4/17/77	$93.87
Magno, Zoe	2017	11/30/79	$101.11
Giannoutsos, Mike	2029	11/22/83	$121.12
Murphy, Francis	2030	2/26/71	$93.87
Stapleton, Sean	2032	4/27/78	$128.65
Mendes, Larry	2038	12/5/79	$101.11
Dana Bate	2043	1/11/82	$101.11
Tannenbaum, William	2050	9/25/80	$101.11
Glicksman, Hal	2057	9/8/82	$114.45
Kanturek, Joseph	2106	2/19/74	$87.73
Schor, Maxwell	2115	6/1/77	$95.01
Hirsch, Judy	2155	9/25/67	$87.77
Robinson, Charles	2207	10/30/73	$97.35
Price, Robert	2235	10/10/77	$95.01
Imani, Mohammed	2250	9/5/80	$101.11
Altman, Richard	2252	6/20/83	$101.70
Martell, Ann	2255	11/15/81	$101.11
Griffin, Jane	2257	5/23/69	$95.01
Total	33		$3,312.80

MONTHLY RATES

Name	Room #	Arrival	Rent

Simmons, Arlene	1169	9/5/88	$519.80
Hirschberg	1443	10/29/59	$391.13
Vendromin	1457	9/3/94	$525.00
Radunovich, Milan	1546	1/13/77	$437.48
Leach, Ken	1702	11/1/85	$519.80
Gilbert, Fred	1721	5/25/68	$296.05
Brady, Homer	1722	2/16/77	$411.71
McDermott, Christine	1745	4/20/74	$405.17
Bichai, George	1753	9/25/83	$508.87
Kim, Jung	1754	9/16/82	$494.30
McKendall, Abigail	1756	5/24/85	$554.97
Hengwatanakul, Muntana	1757	2/1/76	$288.34
Tahil, Miriam (daughter)	1801	12/17/79	$227.05
Velasquez, Blanca	1806	6/17/81	$491.09
Debe, Carmen	1807	7/4/79	$493.92
Kirsten, Bertha	1810	10/31/67	$192.09

Cannon, Harry	1811	1/7/82	$438.14
Bichai, Anthony	1812	6/24/82	$438.17
Gore, Marcia	1822	12/14/75	$490.81
Turner, Conrad	1828	9/29/77	$435.31
Johnson, Lola	1829	8/28/72	$377.19
Michalicka, Helen	1831	11/6/66	$254.32
Carroll, William	1832	8/16/80	$438.15
Saffran, Bessie	1833	7/17/84	$253.17
Mothley, Chadee	1835	10/22/75	$412.67
Dembro, Al	1839	3/31/68	$393.95
Khan, Kawasa	1840	8/19/77	$438.64
Forbes, Herman	1843	8/23/69	$414.30
Krieger	1852	1/23/96	$574.99
Palma, Flora	1853	3/1/76	$421.26
Armstrong	1855	6/4/73	$411.71
Lamb, Owen	1916	9/10/79	$415.38
Gilana, Carmelita	2002	11/10/73	$437.47
Nebenzahl, John	2004	10/23/83	$500.98
Brown, Willie	2005	4/20/71	$450.22
Collins, Jack	2006	8/12/83	$760.89
Samaroo, Jean	2007	7/15/77	$435.16
Aylaian	2011	11/15/72	$375.26
Dei	2015	4/24/85	$401.98
Tahil, Miriam (mother)	2016	11/10/81	$562.73
Doyle, Louis	2022	11/16/67	$375.05
Reddy, Kenneth	2023	7/13/75	$411.71

2

Samol, Carl	2025	4/28/81	$438.15
Panday, Richelle	2027	11/10/75	$435.16
Carter, Teresa	2031	5/1/77	$440.96
Moroulis, George	2034	8/29/79	$448.29
Strater, Rosa	2035	12/23/66	$364.38
Rosario, Elizabeth	2039	10/20/69	$404.73
Minic, Micheal	2040	9/9/86	$589.35
Garinis, John	2044	2/16/74	$278.65
Ortubia, Alberta	2045	2/25/78	$520.95
Lagarde/Berge, Evelyn	2046	10/29/71	$435.16
Proctor, Carolyn	2053	10/6/58	$497.78
Dixon, Lester	2102	5/6/77	$491.97
McLang, Rosario	2103	1/29/78	$411.71
Gassette, Roxine	2107	8/31/80	$503.57
Silagowsky	2111	9/25/82	$495.90
Seeparsad	2112	1/29/96	$561.00
Rodriguez, Yolanda	2114	3/5/80	$561.81
Brockenborough, Pat	2117	1/7/74	$411.71
Padelski, Frank	2129	8/30/74	$435.85
Reed, Melody	2127	12/3/85	$472.10
Cady, Maria	2133	10/1/84	$720.36
Balmaceda, Clara	2134	10/13/75	$486.17
Grimes, Richard	2135	8/30/75	$440.97
Quiogue, Yolanda	2138	8/29/80	$503.57
Rodriguez, Maria	2139	1/28/83	$359.06
Hale, Birdie	2140	4/3/71	$449.08
Sanchez, Bonifacio	2145	10/29/71	$274.03
Buitargo, Jackie	2146	6/17/76	$523.28
Salazar, Adiela Gloria	2152	8/8/84	$585.13
Foley, Willian	2153	3/16/75	$435.16
Schwantes, Claudia	2157	4/22/81	$438.15
Montenero, Winifred	2204	3/15/75	$396.94
Jiminez, Segundo	2205	9/12/79	$503.57
Cowie, Margaret	2206	10/3/82	$556.88
Nathanial	2211	7/11/94	$423.57
Phyu, Hnin, Hla	2212	5/12/72	$434.01
Carfagna, Joe	2214	1/27/84	$628.31
Chane, Peggy	2227	1/14/69	$261.27
Hernandez, Nieves	2229	7/5/79	$503.57
Blakely, Faye	2231	7/2/78	$503.03
Ramos, Leticia	2232	4/5/81	$473.43
Morton, Guy	2236	9/8/78	$453.89
Chin, Daisy	2239	12/3/70	$421.26
Furgeri, Vittorio	2240	9/8/72	$438.65
Bendana, Renata	2244	7/26/82	$525.58
Schatz, Gary	2245	1/29/74	$938.41
Lavilla, Amparoo	2253	12/25/75	$475.75

3

Russell, Nipsey	2343	6/5/67	$178.54
Total	90		$40,607.18

Total SRO = 123		4 Weeks	$53,978.38
		5 Weeks	$57,321.18

4

EXHIBIT C

Operating Contracts

		Contract	Contract Expiration	Amount
Name Of Vendor	Description	Start Date	Date	Monthly

Service Agreements

York International	Chillers	03/01/2000	12/31/2000	$3,000.00
Rapid Armoured Corp.	Armoured car delivery	02/01/2000	02/01/2001	$134.00
Gold Valet Service	Valet and Uniforms	07/21/2000	07/21/2001	—
Abalon Exterminating Company	Pest control services	09/30/2000	08/31/2001	$1,840.00
IESI NY Corporation	Waste collection	Sep-00	09/01/2001	$6,466.51
Tartan Textile Services, Inc.	Laundry services	10/03/2000	10/03/2001
GSS Security Services Inc.	Security	12/14/1999	12/14/2001
NUCO2 Inc.	co2 cylinders	07/11/2000	07/11/2006	$105.00
ADT	Fire alarm monitoring			$464.29
DMX Music	Music	07/26/2000	07/26/2005	$423.00
MCORP	Computer maintenance			$1,312.00
Mainco Elevators	Elevator maintenance			$4,330.00
Ecolab	Cleaning supplies	05/30/2000	05/30/2005	$299.00

Equipment Leases

Copelco Capital, Inc.	3 Canon fax machines	06/30/1998	06/30/2001	$175.88
Coffee Distributing Corp	Coffee machines	04/20/2000	04/20/2002	$43.80
Pitney Bowes	Postage meter	03/20/1999	07/20/2003	$594.00
MCS Canon	4 fax machines	07/21/2000	07/21/2003	$155.00
Pitney Bowes	Check signer	06/20/1999	10/20/2003	$316.00
MCS Canon	Photocopiers (4)	03/31/2000	03/31/2004	$1,870.14
Telecheck	Eclipse terminals	08/14/2000	08/14/2004	$61.90

EXHIBIT D

Master Leases and Condominium Documents

Master Leases

1.                                       Lease dated February 11, 1999 of the 10th Floor of the Building from Irving Schatz to Ian Schrager Hotels LLC, as assigned to the Landlord.

2.                                       Lease dated January      , 1999 of a portion of the ground floor of the Building from Adrienne Schatz and Cheryl Hirsch to the Landlord, as amended as of September 30, 1999.

Condominium Documents

1.                                       Amended and Restated Declaration, dated as of February 12, 1999, Establishing a Plan of Condominium Ownership of Premises Located at 353-361 West 57th Street (a/k/a 356 West 58th Street) in the Borough of Manhattan, City, County and State of New York, pursuant to Article 9-B of the Real Property Law of the State of New York, by and among Landlord, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch, with attached By-Laws.

2.                                       Amendment dated as of September 30, 1999 to Amended and Restated Declaration, by and among Borrower, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch.

EXHIBIT E

Certain Improvements to the Premises
(Landlord’s Work)

Completion of the rehabilitation of the Premises in accordance with the plans and specifications dated July 2, 1999, as amended from time to time, prepared by Polshek and Partners, LLP, and the detailed specifications dated July 2, 1999, as amended from time to time attached to the Construction Contract dated January 1, 1999 by and between the Landlord and Lehrer McGovern Boris, Inc.

EXHIBIT F

CERTIFICATE REGARDING TENTH FLOOR LEASE

The undersigned, Henry Hudson Holdings LLC hereby certifies to Corus Bank, N.A. and Starwood Financial Trust, that attached hereto is a true, correct and complete copy of that certain Lease, dated February 11, 1999 (the “Tenth Floor Lease”), between Irving Schatz and Ian Schrager Hotels LLC (f/k/a West 57th LLC), a New York limited liability company, and all assignments and amendments related thereto. The Tenth Floor Lease has not been amended, modified or assigned by the undersigned other than as attached hereto.

Executed this 30 day of September, 1999.

Henry Hudson Holdings LLC

By:	/s/ Peter W. Ani
Name:	Peter W. Ani
Title:	Authorized Signatory

THIS LEASE made as of the 11th day of February, 1999 between Irving Schatz having an office at 353 West 57th Street, New York, New York 10019 (“Lessor”) and Ian Schrager Hotels LLC (f/k/a West 57th LLC), a New York limited liability company having its principal office at 475 Tenth Avenue, New York, New York 10018 (“Lessee”).

WITNESSETH:

Lessor is the owner of the Condominium Unit known as the Tenth Floor Unit (the “Tenth Floor Unit”) and the Common Elements appurtenant thereto in the premises known as 353 West 57th Street Condominium and by the street number 353-61 West 57th Street a/k/a 356 West 58th Street, Borough of Manhattan, City, County and State of New York, said Unit being designated and described as the Tenth Floor Unit and Unit 6 in the Declaration establishing a plan for condominium ownership of said premises under Article 9-B of the Real Property Law of the State of New York dated April 11, 1985, under the name 353 West 57th Street Condominium (the “Condominium”), and recorded in the New York County Office of the Register of the City of New York on April 24, 1985, in Reel 902, Page 1, as amended by the First Amendment to Declaration dated January 29, 1993 and also designated as Tax Lot 1706 in Block 1048 of Section 4, Volume 2 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of The City of New York and on the Floor Plans of said building (the “Building”), certified by Butler Rogers Baskett, Architects, on March 27, 1985, and also filed with the Real Property Assessment Department of The City of New York on April 24, 1985 as Condominium Plan No. 208, Map No. 4326, as modified by Floor Plans of the Building certified by Butler Rogers Baskett, Architects, on December 14, 1992 as Condominium Plan 208A, Map No. 5192. The premises within which the Tenth Floor Unit is located are more particularly described in Exhibit “A” attached hereto and made a part hereof. All capitalized terms herein that are not separately defined herein shall have the meanings given to those terms in the Declaration or in the By-Laws and Rules and Regulations of 353 West 57th Street Condominium (hereafter the Declaration, By-Laws and Rules and Regulations shall be collectively referred to as the “Condominium Declaration”);

Lessee is the assuming assignee of the interest of the Lessee in that certain Net Lease dated August 18, 1988 (the “EBC Lease”) by and between Lessor, as landlord, and Educational Broadcasting Corporation, as tenant, for certain premises on the tenth floor of the Building, as more particularly described in Paragraph 25.01A hereof;

Lessor and Lessee wish to modify the EBC Lease, and as modified to restate the EBC Lease in its entirety;

From and after the effective date hereof, the EBC Lease shall be of no further force or effect, being superseded in its entirety by this Lease, which alone shall govern and control the relationship of Lessor and Lessee as landlord and tenant respectively of the premises herein demised and of each and every part thereof.

The Lessor hereby leases to the Lessee and the Lessee hires from the Lessor the entire Tenth Floor Unit, together with the improvements thereon, and the personal property owned or leased by the Lessor and located within the premises described hereunder as of the commencement date (as hereinafter defined) of this Lease and the appurtenances thereto, including that portion of the Common Elements and the Limited Common Elements appurtenant to the Tenth Floor Unit which are appurtenant to the premises leased hereunder (hereafter such premises, improvements and appurtenant common elements leased hereunder are referred to as the “Demised Premises”).

To have and to hold for a term commencing on December 1, 1997 (the “commencement date”), and ending on November 30, 2096 (unless sooner terminated) at the net rental set forth in Article 1, subordinate and subject in all respects to the provisions of the Condominium Declaration.

ARTICLE 1

RENT PAYMENTS; ADDITIONAL RENT;

ASSUMPTION OF OBLIGATIONS UNDER

CONDOMINIUM DECLARATION

1.01                           A.                                  The fixed annual rental payable under this Lease shall be $450,000.00 per annum payable in equal monthly installments of $37,500.00 in advance on the first day of each month during the term, as the same may be increased in accordance with Paragraph 1.01B hereof. The term “net rent” as used in this Lease shall mean the fixed annual rental set forth in this Paragraph as the same may be increased in accordance with Paragraph 1.01B hereof.

B.i.                               The net rent payable pursuant to Paragraph 1.01A, of this Lease shall be adjusted prospectively (and not retroactively) in accordance with the formula set forth in this Paragraph 1.01B on January 1, 2003 and on the 1st day of January each fifth (5th) year thereafter (i.e., 2008, 2013 and so forth) for so long as this Lease continues in effect (each such date is referred to as a “change date”). In applying the formula, the following definitions shall prevail:

a.                                       “Bureau” means the United States Department of Labor, Bureau of Labor Statistics or any successor agency that shall issue the indices or data referred to in subdivision i (b) of this Paragraph l.01B.

b.                                      “Price Index” means the U.S. Consumer Price Index for all Urban Consumers, New York-Northeastern New Jersey, issued from time to time by the Bureau, or any other measure hereafter employed by the Bureau in lieu of that price index that measures the cost of living in the New York-Northeastern New Jersey area, or if an index for such area is not available, then any other measure employed by the Bureau that measures the cost of living nationally.

c.                                       “Monthly Price Index” means the Price Index issued by the Bureau for each respective month in which a change date occurs. Each change date will thus have its own Monthly Price Index.

d.                                      “Base Index” means the Price Index issued by the Bureau for the month of December 1997.

e.                                       The “issue” of a Price Index means the release to the public of a Price Index for the relevant month, and the date of issue shall be the date it is so released, whether or not the release occurs within such relevant month. Retroactive adjustments shall be made to any payments made with respect to a month before the issue of a Price Index for that month.

ii.                                       If the Monthly Price Index in respect to any change date (the “New Price Index”) is greater than the Monthly Price Index in respect to the immediately preceding change date (or the Base Index with respect to the January 1, 2003 change date) (the “Prior Price Index”), then the net rent payable by Lessee, shall be increased commencing on such change date to an amount calculated by multiplying the net rent in effect for the period immediately prior to such change date by a fraction, the numerator of which is the New Price Index and the denominator of which is the Prior Price Index, provided that notwithstanding the foregoing, if such formula would result in the net rent being increased by an amount greater than fifteen (15%) percent then the net rent for such period shall only be increased by fifteen (15%) percent.

iii.                                    Notwithstanding anything herein to the contrary, in no event may the net rent payable under this Lease be decreased if, on any change date, the New Price Index is less than the Prior Price Index.

1.02         The Lessee will pay to the Lessor the net rent due under this Lease, and all other sums that may become due or be payable by the Lessee under this Lease, at the time and in the manner provided in this Lease. All of such other sums so to be paid may, at the Lessor’s option, be deemed to be additional rent to be added to any net rent then due or thereafter falling due, and in the event of non-payment, the Lessor shall have all the rights and remedies provided by law or by this Lease in the case of the non-payment of rent or of a breach of condition.

1.03                           Lessee expressly acknowledges and agrees that this is an absolute “net” lease, whereby under all circumstances and conditions the net rent shall be absolutely net to the Lessor over and above all costs, expenses and charges of every kind or nature whatsoever related to the Demised Premises.  Without limiting the generality of the foregoing, the Lessee shall pay all real estate taxes, condominium common charges and insurance premiums due with respect to the Demised Premises, and shall comply with all legal and insurance requirements and all instruments of record affecting the Demised Premises, subject to a right on the part of the Lessee to contest their application and, in the case of real estate taxes, to institute and control tax certiorari proceedings.  This Lease shall not terminate nor shall Lessee have any right to terminate this Lease, nor shall Lessee be entitled to any abatement, deduction, deferment, suspension or reduction of, or set-off, defense or counterclaim against, any rentals, charges, or other sums payable by Lessee under this Lease; nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of any inconvenience or interruption, cessation, or loss of business caused directly or indirectly by any present or future laws or by compliance therewith, or by rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or other cause or causes beyond the control of Lessor or Lessee, or by legally required changes in the construction or operation of the Demised Premises, or by damage to or destruction of the Demised Premises from whatever cause, or any taking by condemnation or eminent domain (except as may otherwise be expressly provided herein), or by the lawful prohibition of Lessee’s use of the Demised Premises, or by reason of any default or breach of any warranty by Lessor under this Lease, any Laws to the contrary notwithstanding; it being the intention that the obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and that the net rent, additional rent and all other charges and sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease.  The Lessor shall receive the annual net rent free from all taxes, charges, expenses, damages, and deductions of every description, including, without limitation, Impositions (as defined in Section 12.01 of this Lease) and Common Charges described in the Condominium Declaration chargeable to the Tenth Floor Unit and the Common Elements and Limited Common Elements appurtenant thereto, and any other sums or charges payable by the Lessor under the

Condominium Declaration in connection with the use and occupation of the Tenth Floor Unit and the Common Elements and Limited Common Elements appurtenant thereto, and Lessee hereby assumes the obligation to pay, and shall pay all of the foregoing which, except for this Lease, would have been chargeable against the Tenth Floor Unit and the Common Elements and Limited Common Elements appurtenant thereto and payable by the Lessor. The foregoing amounts shall be deemed to be additional rent payable hereunder and shall, unless otherwise indicated, be included in the term rent or net rent as used hereafter in this Lease. Nothing contained in this Lease, however, (a) shall obligate Lessee to pay any interest or principal on any mortgage by the Lessor of its fee interest in the Tenth Floor Unit, or any charge arising solely out of a paramount or master lease of the Demised Premises or any portion thereof entered into by Lessor as landlord after the date hereof, or any other agreement entered into by Lessor to which Lessee is not a party, or any estate, inheritance, succession tax or levy or any income, excess profits or revenue tax or levy based on or measured by the net income or gross income of the Lessor excluded from the term “Impositions” by Paragraph 12.01B; or (b) shall be construed to relieve Lessor from any costs incurred by Lessor (i) in connection with Lessor’s indemnification obligations under this Lease and (ii) with respect to any breach of Lessor’s obligations under this Lease.

1.04                           THIS LEASE IS SUBJECT TO ALL OF THE PROVISIONS OF THE CONDOMINIUM DECLARATION.  The Lessee hereby assumes and agrees to perform all of the obligations of the Lessor arising during the term of this Lease under the Condominium Declaration applicable to the use and occupation of the Demised Premises including, without limitation, the payment of all Common Charges and any other sums payable under or pursuant to the Condominium Declaration with respect to the ownership, use and occupation of the Tenth Floor Unit and the Common Elements and Limited Common Elements appurtenant thereto.

1.05                           To the extent not described above, the Lessee shall be responsible for and pay when due all other charges arising out of Lessee’s use, occupancy and possession of the Demised Premises, including, but not limited to, telephone service, sanitary sewer, water, gas and electricity charges.  In no event shall Lessor be liable for any interruption or failure of any utility or other service provided to the Demised Premises.

1.06                           The Lessor shall promptly remit when due to the Condominium the Common Charges chargeable to the Demised Premises after their receipt from the Lessee, and shall remit when due to the party to whom owed all other amounts paid to it by the Lessee on account of any items described in Section 1.03.

ARTICLE 2

REPAIRS AND CONDITION

OF THE DEMISED PREMISES

2.01                           The Demised Premises and all areas adjacent thereto (including the Common Elements and Limited Common Elements appurtenant thereto) which are not the responsibility of the Condominium Board of Managers, shall be kept in good order and repair by the Lessee at the Lessee’s sole cost and expense, and the Lessee shall be solely responsible for and shall make all repairs and replacements, ordinary as well as extraordinary, foreseen and unforeseen, structural or otherwise, that may be necessary or required in or about the same so that at all times the Demised Premises shall be in thorough good order, condition, and repair. Lessor shall have absolutely no obligation to make any repair or replacement of any kind or nature in or to the Demised Premises nor to any improvements or personal property included in this Lease.

2.02                           Lessee acknowledges that it has examined the Demised Premises and accepts same in their present condition “AS IS.” Lessee acknowledges that neither Lessor nor its agents have made any agreements, representations, warranties or promises with respect to the Demised Premises, the Building or the sidewalk adjacent thereto or with respect to present or future rents, expenses, operations, tenancies or any other matter, except as herein expressly set forth in this Lease; and that Lessee relied on no statement of Lessor nor the statement nor “set-up” of any broker for that purpose (but the foregoing acknowledgment shall be for the benefit of Lessor and Lessor’s successors and assigns and not for any broker).  Lessor shall not be required to repair, renovate, restore or redecorate the Demised Premises at any time during the term of this Lease.

ARTICLE 3

USE; COMPLIANCE WITH LAWS

AND CONDOMINIUM DECLARATION

3.01                           Lessee may use the Demised Premises for any lawful purpose permitted under the Declaration and for no other purpose. The Lessor makes no representation or warranty concerning the nature or legality of any use of the Demised Premises.

3.02                           The Lessee shall have the right at its sole cost and expense to make application to the Department of Buildings of the City of New York to change the legal use of the Demised Premises or any portion thereof, to rezone the Demised Premises or amend the certificate of occupancy thereof or file or request permits for construction thereon and to make any application to any governmental agency for any such change. Lessor agrees to execute such documents and instruments necessary to effect such change, provided that any reasonable cost or expense in connection therewith is paid by the Lessee, and to cooperate with the Lessee in such manner as may be reasonably requested by Lessee in connection with such change.

3.03                           A.                                  Throughout the term of this Lease the Lessee shall, at its own cost and expense, promptly observe and comply with all laws, orders, regulations, rules, ordinances, and requirements of the Federal, State, County and local Governments, and of all of their administrative departments, bureaus and officials, and of the local fire insurance rating organization, and of all insurance companies writing policies which the Lessee is required to obtain or which the Condominium obtains, covering the Demised Premises or any part thereof and the Condominium and the Units comprising the Condominium (“Condominium Units”), and the reasonable requirements of any insurance companies writing policies other than those which the Lessee is required to obtain or the Condominium obtains covering the Demised Premises or any part thereof and the Condominium and the Condominium Units, including, without limitation, laws, orders, regulations, rules, ordinances, or requirements which relate to structural repairs, changes, or alterations to or in and about the Demised Premises or to repairs, changes, or alterations incident to or as the result of any use or occupation of the Demised Premises, or use of the Common Elements or Limited Common Elements of the Condominium including, without limitation, the adjacent sidewalks, and whether the same are now in force, or may, at any time in the future, be enacted or directed, and the Lessee shall pay as additional rent all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of the Lessee to comply with these covenants.

B.                                     Lessee shall, at Lessee’s sole cost and expense, correct any condition which constitutes a violation of any law, order, regulation, rule, ordinance or requirement of the governmental units described in this paragraph, including, without limitation, any such conditions which exist on the date of this Lease and any such conditions for which notice of violation has been issued by any such governmental unit prior to the date of this Lease.

C.                                     The Lessee shall have no obligation to correct any condition which constitutes a violation of any law, order, regulation, rule, ordinance or requirement of the governmental units described in this Section 3.03 unless and until it has actual notice thereof or has received notification from such governmental unit that such violation exists or Lessor has received such notification and given notice to Lessee of its receipt.

D.                                    The Lessor shall have no obligation to correct any condition with respect to the Demised Premises described in any notice of violation of any governmental law, order, regulation, rule or requirement whether the same has been actually issued by a governmental unit prior to the date of this Lease or at any time thereafter.

3.04                           A.                                  The Lessee shall use the Demised Premises only in accordance with the provisions of the Condominium Declaration.  Throughout the term of this Lease, the Lessee shall, at its own cost and expense, promptly observe and comply with all of the provisions of the Condominium Declaration and any rules, regulations, and requirements thereunder or promulgated or adopted by the Board of Managers of the Condominium, and the Lessee hereby assumes all of the obligations of the Lessor to use and occupy the Demised Premises in accordance therewith.

B.                                     Lessee agrees that the value of the Demised Premises and the reputation of the Lessor will be seriously injured if the Demised Premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Lessee agrees that Lessee will not bring or permit any obscene or pornographic material on the Demised Premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the Demised Premises, nor permit use of the Demised Premises for nude modeling, rap sessions, or as a so-called rubber goods shop, or as a sex club of any sort, or as a “massage parlor.” Lessee agrees further that Lessee will not permit any of these uses by any sublessee or assignee of the Lessee. This Paragraph 3.04B shall directly bind any successors in interest to the Lessee. Lessee agrees that if at any time Lessee violates any of the provisions of this Paragraph 3.04B, such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal Law §235.00.

3.05                           The Lessee, after notice to the Lessor, may, by appropriate proceedings conducted promptly at its own expense, in its name or (whenever necessary) the Lessor’s name, contest in good faith the validity or enforcement of any such law, order, regulation, rule, ordinance, or requirement referred to in Section 3.03, and may defer compliance therewith, provided that (a) such non-compliance shall not constitute a crime on the part of the Lessor, (b) the Lessee shall diligently prosecute such contest to final determination by the court, department or governmental authority or body having final jurisdiction, and (c) the Lessee shall furnish the Lessor with such security, by bond or otherwise, as the Lessor may reasonably request in connection with the contest. The Lessor agrees to cooperate reasonably with the Lessee and to execute any documents or pleadings reasonably required for the purpose of any such contest, provided that the Lessee shall discharge any expense or liability of the Lessor, and indemnify the Lessor against any claim arising in connection therewith including, without limitation, attorneys’ fees and expenses.

3.06                           The Lessor shall have the right to have reasonable access to the Demised Premises to the extent necessary for making emergency repairs necessary to prevent damage to the Demised Premises, or any other portion of the Building, for maintenance, repair or improvements to any pipes, wires, conduits, sprinklers and public utility lines in or accessible through the Demised Premises.  Such right of access shall be exercised in such a manner as shall not unreasonably interfere with the use of the Demised Premises for its permitted purpose.  Such entry shall be made during reasonable hours and shall be permitted on not less than five (5) days’ notice, except that no notice will be necessary in the case of an “emergency” (a condition requiring repairs or replacements immediately necessary for the preservation or safety of the Building, or in order to avoid substantial damage to the Building, or for the safety of occupants of the Building, or other persons, or required to avoid the suspension of any necessary service in the Building).

3.07                           The Lessor agrees that it will not exercise its rights as an owner of the Penthouse Unit or as a member of the Condominium Board of Managers, as both such terms are defined in the Condominium Declaration, in a manner which would impair, interfere with or be inconsistent with the exercise by the Lessee of any right granted to the Lessee under this Lease, including without limitation the Lessee’s rights under Article 20 of this Lease to the quiet enjoyment of the Demised Premises.  The Lessor will not without the Lessee’s consent, which shall not be unreasonably withheld or delayed, amend the Condominium Declaration in any respect, which affects the Demised Premises.

3.08                           Lessee shall be entitled to all rights to the use and enjoyment of the Demised Premises and the Building afforded to Lessor under the Condominium Declaration and not inconsistent with any provision of this Lease.  In furtherance thereof, upon the request of Lessee, Lessor shall give its consent and request the consent by any other Unit Owner (as defined in the Condominium Declaration), for any matter which requires such consent in order to obtain any such right for the benefit of Lessee; and, at Lessee’s sole cost and expense, shall take all actions, reasonably requested by Lessee, to enforce, for the benefit of Lessee, the rights of Lessor under the Condominium Declaration; including, without limitation, the commencement of an action in Lessor’s name, to enforce such rights, at the sole cost and expense of Lessee and subject to Lessee’s direction and control, or the assignment to Lessee of Lessor’s rights to prosecute such action, in either case by counsel selected by Lessee. Lessee shall indemnify Lessor from and against any liabilities and hold the Lessor harmless from any loss, damage, cost or expense (including reasonable attorneys’ fees) which may arise as a result of the exercise of Lessee’s rights hereunder. Lessor shall not grant its consent to any matter which affects the Demised Premises which may be requested by any other Unit Owner, or waive any rights or breach any provision under the Condominium Declaration which affects the Demised Premises, without Lessee’s prior written consent (not to be unreasonably withheld or delayed). Lessor shall send to Lessee promptly copies of all notices, requests and other communications received from other Unit Owners in connection with the Condominium or under the Condominium Declaration; and shall permit Lessee to participate in consultations referred to in the Condominium Declaration with other Unit Owners which occur with respect to the Condominium.

ARTICLE 4

SURRENDER AT END OF TERM

4.01                           The Lessee will surrender and deliver up the Demised Premises and the buildings and improvements thereon and the Common Elements and Limited Common Elements appurtenant thereto including, but not limited to, all, elevators, hoists, pipes, plumbing, engines, electric wires, and fixtures used in connection with the operation of the Demised Premises (but not movable trade fixtures or other items of personal property which were not included among the items of property at the Demised Premises on the date of this Lease and moveable equipment of occupants in possession of the Demised Premises) at the expiration of the term of this Lease or sooner termination or expiration of the term in good repair and condition, reasonable wear and tear thereof excepted, and subject to the other provisions of this Lease regarding responsibility for casualty losses and condemnation to which end the Lessee specifically contracts under penalty of forfeiture and damage, except that any articles discarded due to obsolescence need not be replaced.

ARTICLE 5

MECHANICS’ LIENS

5.01                           Lessee shall have no power to subject the Demised Premises, or Lessor’s interest in the Demised Premises, or the Condominium or the Tenth Floor Unit or the interest of any owner therein or in any other Condominium Unit to any mechanics’ or other liens.  If any mechanics’ or other liens or order for the payment of money shall be filed against the Demised Premises or the Condominium or any other Unit of the Condominium or the interest of any owner therein by reason of or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to or for the Lessee at the Demised Premises, or for or by reason of any change, alteration, or addition or the cost or expense thereof or any contract relating thereto, or by reason of any other act or omission of Lessee, the Lessee shall cause the same to be canceled and discharged of record, by bond or otherwise as allowed by law, at the expense of the Lessee.  Lessee shall nonetheless have an unlimited right to contest such lien and if Lessee does so, Lessee need not cause such cancellation or discharge during the pendency of such challenge unless (i) there is an imminent threat to Lessor’s title to the Demised Premises; or (ii) the existence of the lien constitutes a default under any mortgage affecting the fee interest in the Demised Premises. Lessee shall also defend on behalf of the Lessor, the Condominium and the owners of the Condominium Units, at the Lessee’s sole cost and expense, any action, suit, or proceeding that may be brought thereon or for the enforcement of those liens or orders, and the Lessee will pay any damages and satisfy and discharge any judgment entered therein and save harmless the Lessor, the Condominium and the Condominium Unit owners from any claim or damage resulting therefrom.  Failure to comply with this Article 5 shall entitle Lessor to avail itself of the remedies in Article 17 upon giving the notices required under Article 17, provided, however, that if the Lessee has failed to cause the lien or order to be canceled and discharged of record within fifteen (15) days after Lessor’s written demand therefor, and if (i) there is an imminent threat to Lessor’s title to the Demised Premises; or (ii) the existence of the lien constitutes a default under any mortgage affecting the fee interest in the Demised Premises, then the Lessor shall have the right to cause the same to be cancelled and discharged of record by bond or other security allowed by law (other than actual payment to the lienor) and the entire expense therefor shall constitute additional rent payable to the Lessor.

ARTICLE 6

INSPECTION BY LESSOR

6.01                           Lessee shall permit the Lessor and Lessor’s agents to enter the Demised Premises at reasonable hours (subject to the rights of sub-tenants and occupants) and to examine them, upon not less than five (5) days’ advance notice; provided, however, that no advance notice shall be required if such inspection is required because of any damage to the Demised Premises or property damage to the balance of the building in which the Demised Premises are located or to the other Condominium Units which is caused by or results from any condition at the Demised Premises, or if such inspection must be conducted immediately because of some condition at the Demised Premises which interferes with or poses a danger to the occupants of the Demised Premises or the other Condominium Units.

ARTICLE 7

BANKRUPTCY OR INSOLVENCY

INTENTIONALLY OMITTED.

ARTICLE 8

INDEMNIFICATIONS

8.01                           The Lessee shall keep, save, and hold harmless the Lessor from any and all loss, damage, cost or expense (which may include, without limitation, reasonable attorneys’ fees) for anything and everything whatsoever arising from or out of the use, occupation and possession of the Demised Premises by or under the Lessee, the Lessee’s agents, servants, invitees or subtenants and from any loss, damage, claim, cost or expense (which may include, without limitation, reasonable attorneys’ fees) arising from any fault or negligence by the Lessee or any of Lessee’s agents, servants or subtenants, or any claim thereof, or any failure on the part of the Lessee or its agents, servants, invitees, or subtenants to comply with any of the covenants, terms, and conditions contained in this Lease or the Condominium Declaration, or arising out or any violation affecting the Demised Premises.

8.02                           The Lessor shall keep, save, and hold harmless the Lessee from any loss, damage, claim, cost or expense (which may include, without limitation, reasonable attorneys’ fees) arising from any fault or negligence by the Lessor or any of Lessor’s agents or servants in or about the Demised Premises.

8.03                           The provisions of this Article 8 shall survive the Lessee’s acquisition of title to the Demised Premises pursuant to the Option set forth in Article 31 for a period of one year after the Closing Date under the Contract of Sale.

ARTICLE 9

ALTERATIONS

9.01.                        Lessee shall not make any structural changes to the Demised Premises, without in each instance having first given to the Lessor 10 days’ prior written notice accompanied by plans and specifications for the work to be performed.  A “structural change” shall be any alteration to the mechanical, electrical or heating and ventilation, elevator or other systems serving the Demised Premises (as such systems are defined in this Lease as the “systems”) or any change which affects the structural soundness of the Building.  Prior notice to Lessor shall not be required for a change or alteration which does not involve any structural change, or which involves minor alteration to the mechanical, electrical or heating and ventilation systems serving the Demised Premises.

9.02.                        Any change, alteration, demolition or new construction (in this Article 9 referred to as the “work” or collectively as “changes and alterations”) shall be made in all cases only if Lessee observes the conditions described in this Article 9.

A.                                   No change or alteration shall be undertaken until Lessee shall have obtained all approvals required by and complied with all applicable provisions of the Condominium Declaration, and thereafter, the work shall be performed in accordance with all applicable requirements of the Condominium Declaration.

B.                                     Any structural change shall be conducted under the supervision of a registered architect or professional engineer licensed in the State of New York, selected by Lessee.

C.                                     All changes and alterations shall be of such a kind that, when completed, the value and utility of the improvements constituting the Demised Premises shall be not less than the value and utility of the improvements immediately before the change or alteration; provided that change in use or a reconfiguration of the rooms in the Demised Premises which is done in compliance with Article 3 and the other provisions of this Article 9 shall be deemed not to be a breach of this subparagraph.

D.                                    All work done in connection with any change or alteration shall be done in a good and workmanlike manner and in compliance with the applicable building and zoning laws and with all laws, ordinances, orders, and requirements of all sovereign authorities and the appropriate departments, commissions, boards, and officers thereof.  Lessee shall not perform any work requiring authority unless and until a permit has been issued and a copy thereof provided to Lessor.  The work of any change or alteration shall be prosecuted with reasonable dispatch, unavoidable delays excepted.  Lessee shall procure or cause to be procured worker’s compensation insurance covering all persons employed in connection with the work before any work is begun.  Lessee shall maintain, at its sole expense and at all times when any work is in progress, general liability and property damage insurance and completed operations coverage for the mutual benefit of Lessee and Lessor with limits of not less than those required to be carried pursuant to Article 11 of this Lease.

E.                                      In case of any work made necessary by or done in connection with a partial condemnation of the Demised Premises in eminent domain, Lessee may deposit with a bank or trust company or any Institutional Mortgagee including a Leasehold Mortgagee designated by Lessee any condemnation proceeds, to be disbursed as the work of restoration of the Demised Premises progresses or upon completion thereof.  In case of any work made necessary by or done in connection with an insured casualty loss, insurance proceeds shall be adjusted and disbursed as provided in Article 11 of this Lease.

9.03         Upon completion of any structural alteration, Lessee shall obtain all necessary approvals and sign-offs from the Buildings Department and other appropriate governmental authorities, if any, and shall thereafter obtain a change in the Certificate of Occupancy if required by reason of the changes and alterations.

ARTICLE 10

SECURITY DEPOSIT

10.01.      This Article shall apply only if this Lease is assigned, or if all or substantially all of the Demised Premises are sublet, to an entity which is not (i) an Affiliate (as defined in Section 29.06 of this Lease) of Ian Schrager Hotels LLC or, in the case of a sublet only, (ii) Educational Broadcasting Corporation (Lessee’s predecessor as lessee of the Demised Premises). From and after any such assignment or sublet, Sections 10.02 through and including 10.07 of this Article shall be and remain applicable during the remainder of the term of this Lease.

10.02.               A.                                Lessee shall deliver to Lessor and at all times during the term of this Lease maintain with Lessor the sum of $250,000.00 as security for Lessee’s full and faithful performance of the terms of this Lease (the “security deposit”). Lessor shall deposit the same in a segregated, interest bearing account to be established with a lending institution doing business in the city of New York, N.Y.

B.                                  If an event occurs under Article 17 of this Lease which constitutes, or would, after the giving of notice or the passage of time or both, constitute a default by the Lessee under Article 17 of this Lease, including by way of illustration only and not by limitation, the non-payment of net rent, additional rent, or any other charges payable by Lessee under this Lease without regard to the giving of notice of such failure or the expiration of any grace period (a “drawing event”), then the Lessor may withdraw from the Security Deposit such amount as the Lessor determines in its discretion to be necessary to satisfy Lessor’s costs, expenses, losses and damages arising from and to correct Lessee’s default, and the Lessor may use, apply, and retain the whole or any part of that amount to the extent needed to satisfy Lessor’s costs, expenses, losses and damages and to correct the Lessee’s default.  Such amounts may include amounts necessary for the reimbursement of Lessor for any reasonable sum it expended or that it may be required to expend because of Lessee’s default, as well as to the extent needed to make Lessor whole for any damages or deficiency incurred by Lessor in the reletting of the Demised Premises, whether the damage or deficiency occurred before or after summary proceedings to recover possession or other re-entry by Lessor.

C.                                  Unless applied in the manner above stated, the security deposit shall be returned by the Lessor to the Lessee upon the expiration of thirty (30) days after the termination date of this Lease when the termination comes about other than by reason of Lessee’s default, or if Lessee elects to apply the security deposit to the Purchase Price, upon the acquisition by Lessee of title to the Demised Premises pursuant to the Contract of Sale (the term “Contract of Sale” as used in this Lease means the Contract of Sale defined in Article 31 of this Lease).

D.                                 The Lessor shall give prompt notice to the Lessee after any use by the Lessor of the Security Deposit and the Lessee shall promptly (but not later than fifteen (15) days after receipt of the notice) arrange for the deposit or crediting to the Security Deposit of such amount as is necessary so that the principal amount of the security deposit established under Section 10.02 or Section 10.07 is not less than $250,000.00.

E.                                   Any interest or other earnings accrued on the Security Deposit less a one (1%) percent per annum administrative fee which Lessor may withdraw and retain, shall be added to and constitute part of the Security Deposit.

10.03                   The Lessee hereby grants to the Lessor a valid and enforceable lien on and security interest in the Security Deposit as security for the performance and the payment of all the Lessee’s obligations due under this Lease and a security interest in any new securities or other property which is received on account of the Security Deposit, and all proceeds, whether cash or non-cash, of all of the foregoing.

10.04                   The Security Deposit constitutes and will constitute security for the full and prompt payment as and when due of all amounts of money and the performance of all obligations of the Lessee due under this Lease.

10.05                   The Lessee shall, at its own cost and expense, promptly and duly execute financing statements and any other security agreements reasonably requested by Lessor pertaining to the Security Deposit and all such instruments and documents of further assurances including, but not limited to, supplemental security agreements, financing statements and continuation statements, and take such other action, as Lessor may reasonably require in order that a valid lien on and security interest in the Security Deposit in favor of Lessor will be established, perfected and continued in effect at all times.  The Lessee hereby authorizes Lessor to effect such recording and filing as aforesaid (including the filing of any financing statements or continuation statements without the signature of the Lessee where permissible), and Lessee shall bear the expense of any recording fees.

10.06                   To effectuate the terms and provisions hereof, the Lessee hereby designates and appoints the Lessor and its assignees, designees or agents as attorneys-in-fact of the Lessee irrevocably and with power of substitution, with authority to do each and every of the following acts in the event of a default as defined in Article 17: to do all acts and things necessary and advisable in the sole discretion of the Lessor to carry out and enforce the Lessor’s security interest including the sale, assignment, delivery and disposition of any part or all of the security deposit.  All acts of said attorney or designee are hereby ratified and approved to the extent consistent with the terms of this Lease.  This power of attorney, being coupled with an interest, is irrevocable while any of the Lessee’s obligations under this Lease are due or not satisfied or fully performed.

10.07                   A.                                  The Lessee has advised the Lessor that it may be desirable for the Lessee to substitute the letter of credit described in this Section 10.07 (the “Letter of Credit”) for the $250,000.00 cash security deposit required to be delivered by the Lessee.

B.                                  Provided that no drawing event as defined in Paragraph 10.02B has theretofore occurred, Lessee shall have the right, by giving notice to the Lessor not less than thirty (30) days prior to the date that Lessee proposes to substitute the Letter of Credit for the $250,000.00 cash Security Deposit, to substitute for the $250,000.00 cash Security Deposit, an irrevocable Letter of Credit drawn upon a major New York City commercial bank approved by the Lessor, which approval shall not be unreasonably withheld or delayed.  The Letter of Credit shall be extended or renewed from year to year during the entire term of this Lease or until such time as the Lessee redelivers to the Lessor $250,000.00 cash as the Security Deposit.

C.                                  The Letter of Credit shall be in the form annexed to this Lease as Exhibit 10.07.

D.                                 If a drawing event as defined in Paragraph 10.02B occurs the Lessor may immediately draw under the Letter of Credit the full amount thereof and apply the same for the purposes described in Paragraph 10.02B of this Lease.  Any balance of the proceeds of the Letter of Credit remaining shall be deposited in the manner provided for cash security and invested in accordance with Section 10.02 of this Lease and shall thereafter be subject to all other provisions of Article 10 of this Lease.

E.                                   The Lessor shall promptly give the Lessee a copy of any draft and certificate presented to the bank in connection with a drawing under the Letter of Credit.

F.                                   If thirty (30) days prior to the expiration date of any Letter of Credit issued hereunder the Lessor does not receive confirmation from the issuing bank of the extension or renewal of the Letter of Credit, the Lessor may immediately draw upon the full amount available under the Letter of Credit and the proceeds from such drawing shall be deposited in the manner provided for cash security and invested in accordance with Section 10.02 of the Lease and shall thereafter be subject to all other provisions of this Article 10.

G.                                  In the event of the sale of the Demised Premises by the Lessor, the Lessee shall cause any Letter of Credit delivered hereunder to be reissued in the name of the transferee not later than the date of the closing of such sale, provided the Lessee has received written notice of such transfer not later than thirty (30) days prior to such date; and provided Lessor surrenders the Letter of Credit in its possession at the closing under the contract for such sale in exchange for the reissued Letter of Credit.

ARTICLE 11

INSURANCE

11.01                   A.                                  Lessee shall at all times during the term of this Lease, at its own expense insure and keep insured in responsible insurance companies authorized to do business in the State of New York, the Demised Premises, and all alterations, extensions, and improvements thereto and replacements thereof, against loss or damage by fire and the risks contemplated within the extended coverage endorsement (as such endorsement in the broadest form may customarily be written in New York from time to time) and against such other risks as shall reasonably be required by the Lessor, the Condominium Declaration or the Condominium Board of Managers or by a Fee Mortgagee (as defined in Section 29.05) or Leasehold Mortgagee who has given the Leasehold Mortgagee’s notice described in Paragraph 15.01A and customarily insured for premises of similar use and location, in amounts that may be reasonably required by the Lessor, or as may be required by the Condominium Declaration, the Condominium Board of Managers or by the holder of such Institutional Mortgage, but in no event in an amount less than the full replacement cost, from time to time, of the building and improvements included within the Demised Premises.  Lessee agrees to pay the premiums on such insurance, as and when those premiums become due and payable, and promptly to deliver to and deposit with the Lessor all such policies of insurance with due proof of payment of premiums, and to deliver renewal policies, with such proof, to Lessor within thirty (30) days prior to expiration of the policies.  At the beginning of the term of this Lease, Lessor’s fire and other policies then in force shall be canceled unless otherwise directed by Lessee and if not canceled the premiums thereof shall be prorated and adjusted between Lessor and Lessee as of the commencement date, and similar adjustment and proration shall be made in respect to any such policies taken out by Lessee and in existence at the end of the Lease term unless Lessor directs that they be canceled.  All policies of fire and other insurance described in this Paragraph 11.01A shall be for the benefit of the Lessor, Lessee, the Condominium, and any Institutional Mortgagee referred to above, as their interests may appear, but the interest of any such mortgagee shall be covered by the customary mortgagee endorsement employed in New York.  Such policies of insurance obtained by the Lessee may be blanket policies covering other properties of the Lessee, provided that the insurance coverage allocated to the Demised Premises complies with all the provisions of this Lease.

B.                                  Lessee shall not be obligated to obtain the insurance described above in Paragraph 11.01A to the extent that such insurance is obtained by the Condominium Board of Managers for all Condominium Unit Owners, in which case the Lessee shall pay the cost of such insurance.

11.02                   A.                                  If any portion of the Demised Premises shall be damaged or destroyed by any cause whatsoever during the term of this Lease, the Lessee shall, with reasonable promptness, repair and replace the same at its expense, so that the building and improvements constituting the Demised Premises after that repair and replacement shall be in better condition than they were in at the commencement of the term of this Lease.  If the proceeds of insurance obtained by the Lessee payable with respect to that rebuilding exceed the cost of that rebuilding, the Lessee shall be entitled to retain the surplus if it has performed the rebuilding, otherwise the surplus shall be equitably allocated between Lessor and Lessee, and their respective mortgagees, based on their respective interests in the Demised Premises.  Notwithstanding the foregoing, the Lessee shall have no obligation to make such repair or replacement if the damage or destruction is of a nature or if the cost of repair is such that the Condominium Board of Managers or the Condominium Unit Owners exercise any right under the Condominium Declaration not to repair the Building in which the Demised Premises are located.  If such right not to repair is so exercised by the Condominium Board of Managers or the Condominium Unit Owners, then this Lease shall terminate as of the date the determination not to repair is made by the Condominium Board of Managers or the Condominium Unit Owners as the case may be, and the proceeds of the insurance shall be equitably allocated between Lessor and Lessee, and their respective mortgagees, based on their respective interests in the Demised Premises.

B.                                  If the Lessee is required by the provisions of this Article 11 to repair or replace destruction of or damage to the Demised Premises, then the Lessor shall not compromise or adjust any loss under any insurance policy covering such damage or destruction without the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

11.03                   The Lessee shall not be entitled to any abatement of rent, nor shall its obligations under this Lease be terminated during the term of this Lease, notwithstanding any destruction of or damage to the Demised Premises or the Building by any cause whatsoever, except as otherwise provided in this Article 11.

11.04                   In the event of damage to or destruction of any part of the Demised Premises during the term of this Lease which Lessee is required to and undertakes to repair, Lessor agrees to pay to Lessee or to deposit with the Depository (as defined in Section 11.07), in the manner prescribed for proceeds of Lessee’s insurance in Section 11.07, any amounts that the Lessor shall receive as proceeds of any insurance policy covering the loss (including insurance obtained by the Condominium) paid for by the Lessee.  The provisions of this Section 11.04 are subject to such modus operandi as may be reasonably required by (i) any Fee Mortgagee and/or Leasehold Mortgagee, provided that in the event of any conflict between the Fee Mortgage and the Leasehold Mortgage, the requirements of the Leasehold Mortgage shall prevail, or (ii) by the Condominium Declaration or the Condominium Board of Managers relative to the disbursement of insurance proceeds, and Lessee and Lessor agree to comply with such requirements.

11.05                   A.                                  Lessee will carry at all times during the Lease term, at its own cost and expense, steam boiler (if not included in the insurance obtained by the Condominium Board of Managers) and general liability insurance for the benefit of both the Lessor and the Lessee in responsible insurance companies indemnifying both Lessor and Lessee against claims for personal injuries sustained in or about the Demised Premises, the sidewalks adjacent thereto, or the vaults or vault spaces contiguous to the Demised Premises or elevators, in an amount not less than Five Million Dollars ($5,000,000) for injuries or death to one person and Fifteen Million Dollars ($15,000,000) for injuries or death arising out of the same accident when more than one person is involved, and for not less than One Million Dollars ($1,000,000) in respect to property damage.  The public liability insurance shall extend to any sidewalk elevators or exterior signs.  Lessee will deposit with Lessor a certificate of the insurance carrier or carriers indicating that this insurance is in full force and effect and that the premiums therefor have been paid.  If as of any anniversary of the date of this Lease the U.S.  Consumer Price Index for All Urban Consumers New York-Northeastern New Jersey (“CPI”) or similar comparable index selected by Lessor if such index is no longer published or is materially changed shall increase during the Lease term by more than five per cent (5%) over that index prevailing at the Commencement Date of this Lease, then the said limits of liability shall be increased (to the extent such increased coverage is available) as of the date of such increase by the same percentage amount as the percentage increase in the CPI, provided that in no event shall the increase be greater than five percent (5%) of the amount of the liability limit during the period preceding such anniversary date.  Lessee shall have the right to maintain all such insurance under a blanket policy covering the Demised Premises and other premises owned by Lessee and its affiliates.

B.                                  The insurance coverage described in Paragraph 11.05A has been determined based upon the Lessee’s representations concerning its intended use of the Demised Premises at the commencement of the term of this Lease.  In the event of a change in such use, the coverage will be increased if a prudent lessor would customarily require an increase in the coverage in such event.

11.06                   A.                                  All insurance policies described in this Article 11 shall be for the benefit of and cover Lessor, Lessee, the owner of the Tenth Floor Unit and any Fee Mortgagee or Leasehold Mortgagee as the assureds as their respective interests may appear, but the interest of any such mortgagee shall be covered by the customary mortgagee endorsement employed in New York and shall be subject to the provisions regarding “Leasehold Mortgages” and the other provisions regarding disposition of insurance proceeds stated below in this Section 11.06.

B.                                  All insurance shall be effected by valid enforceable policies issued by insurers of responsibility and licensed to do business in the State of New York, such responsibility and the insuring agreements to meet with the reasonable approval of Lessor.  The original insurance policies shall be delivered to the first Leasehold Mortgagee who delivers the Leasehold Mortgagee’s Notice described in Paragraph 15.01A and certificates of that insurance shall be delivered to the holder of the Fee Mortgage, if there be one, or if there be none, to Lessor.

i.                                       At least thirty (30) days prior to the expiration date of any policy the original renewal policy for that insurance shall be delivered by Lessee to the holder of the expiring original policy, and certificates thereof, as the case may be, shall be delivered to Lessor and any other Institutional Mortgagee described above, together with satisfactory evidence of payment of the premium on that policy.  To the extent obtainable, all such policies shall contain agreements by the insurers that:

1.                                    No act or omission by the Lessee shall impair or affect the rights of the assureds to receive and collect the proceeds under the policy;

2.                                    The policies shall not be canceled except upon thirty (30) days’ prior written notice to each named insured and loss payee; and

3.                                    The coverage afforded thereby shall not be affected by the performance of any work in or about the Demised Premises.

ii.                                    In addition, all insurance policies under Section 11.0l shall contain to the extent available at commercially reasonable prices endorsements that the rights of the assured to receive and collect the proceeds shall not be diminished because of any additional insurance carried by Lessee on its own account.  If any such policy does not contain such an endorsement, Lessee shall cause Lessor to be named as an additional insured on all policies of such additional insurance carried by Lessee, and all other provisions of this Article 11 shall apply to such policies.

11.07                   The following provisions shall govern the policies described in Section 11.01;

A.                                Subject to this Section 11.07, the policies shall also provide for any loss to be payable to any Leasehold Mortgagee pursuant to a standard mortgagee clause or endorsement to be made a part of the policy.  The loss shall be adjusted with the insurance companies by Lessee, except that in case of any particular casualty resulting in damage or destruction exceeding $50,000.00 in the aggregate, no adjustment shall be made with the insurance companies without the prior approval of Lessor, which approval shall not be unreasonably withheld or delayed, unless a Leasehold Mortgagee shall have approved the amount of the adjustment, in which event Lessor’s prior approval shall not be required.

B.                                  The loss shall be payable:

i.                                       in the case of casualty resulting in a loss payment not exceeding $200,000.00 (the “Threshold Amount”), to Lessee subject however to the paramount rights of any Leasehold Mortgagee under the standard mortgage clause or endorsement, or

ii.                                    in case of a casualty resulting in a loss payment in excess of the Threshold Amount, to the Leasehold Mortgagee, or if there is none to the Fee Mortgagee and if there be neither then to a bank or trust company as insurance trustee designated by Lessee (which shall be approved by Lessor, which approval shall not be unreasonably withheld), in a notice given to the insurance companies and to Lessor promptly following the occurrence of the casualty, which bank or trust company shall have its principal office in the City of New York and must have a capital and surplus account according to its last published statement in excess of Fifty Million Dollars ($50,000,000), subject to CPI adjustment as provided in Paragraph 11.05A (such mortgagee or bank or trust company being referred to as the “Depository”).  All policies to which this Section 11.07 applies shall expressly provide that loss thereunder shall be adjusted and paid as required by this Section 11.07, if reasonably available.

C.                                  Insurance proceeds on insurance described in Section 11.01 when not payable to Lessee when so allowed by

Paragraph 11.07B, shall be disbursed as the work of restoration of the Demised Premises progresses or upon completion thereof.

11.08                   Neither Lessor nor Lessee shall be liable to the other for any loss or damage to property or injury to or death of persons occurring at the Demised Premises or at the property in which the Demised Premises are located, or in any manner growing out of or connected with their use and occupation of their respective premises, or the condition thereof, whether or not caused by the negligence of the Lessor or Lessee, or of their respective agents, employees, subtenants, licensees or assignees, to the extent that such loss or damage or injury to or death of persons is covered by insurance regardless of whether such insurance is payable to or protects Lessor or Lessee, or both.  Nothing herein shall be construed to impose any other or greater liability upon either Lessor or Lessee than would have existed in the absence of this provision.  This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies.  Such clauses shall be obtained by the parties whenever possible even if an additional premium is required to be paid.  The releases contained herein are not in substitution for, or in diminution of the hold harmless and indemnification provisions of this Lease.

ARTICLE 12

TAXES

12.01                   A.                                  The Lessee shall pay and discharge all duties, taxes, charges for water, sewer taxes, assessments and payments (including, without limitation, the Common Charges described in the Condominium Declaration chargeable to the Tenth Floor Unit and the Common Elements and Limited Common Elements appurtenant thereto), extraordinary as well as ordinary, whether foreseen or unforeseen, as shall, during the term of this Lease, be laid, levied, assessed, or imposed upon the Demised Premises, or become due and payable, or liens upon the Demised Premises, or any part thereof, or any appurtenances thereto, the leasehold estate created by this Lease, the sidewalks or streets in front of or adjoining the Demised Premises or any vault or vaults under those sidewalks, streets, or the Demised Premises, by virtue of any present or future law, order, or ordinance of the United States of America, or of the City, County, or other local government, or of any department, office, or bureau thereof, or any other governmental authority or the Condominium Declaration.  The duties, taxes, charges, assessments, and payments described in this Section 12.01 are sometimes referred to in this Article and in

Section 1.03 collectively as “Impositions” Lessee, at Lessee’s sole cost and expense, shall cause to be prepared and timely filed all returns and reports required by law to be filed in connection with the Impositions and Lessor shall provide to Lessee on demand such information in Lessor’s possession as Lessee shall reasonably require for such purpose.

B.                                  The term "Impositions" shall not include, and nothing in this Lease shall require the Lessee to pay (i) any inheritance, franchise, income, gross receipts, payroll, excise, privilege, rent, estate or profit tax, (ii) any tax imposed on Lessor as a result of Lessor not being considered a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code, (iii) any transfer tax imposed with respect to consideration received for the sale, exchange or other disposition by Lessor of the Demised Premises unless due in connection with the making of this Lease or the conveyance of title to the Demised Premises to Lessee, in which case Lessee shall pay one-half thereof, or (iv) any tax of similar nature, that is, or may be, imposed upon the Lessor, unless those taxes shall be levied upon the rent reserved in this Lease in the place of taxes upon the Demised Premises.  Lessee shall pay any interest or penalty arising out of Lessee’s failure to pay any Imposition when the same is due and payable, and such amount shall be payable to Lessor upon demand as additional rent.

12.02                   All Impositions shall be paid by the Lessee when they become due and payable prior to the accrual of any interest or penalty, to the department, officer, agent, board or bureau charged with the collection thereof.

12.03.                All taxes, assessments, and water rents that are mentioned above to be paid by Lessee shall be prorated and adjusted for the fiscal years of the taxing authority in which the term of this Lease begins and ends.

12.04                   In the case of assessments for local improvements or betterments that are assessed or imposed during the term of this Lease and that may be payable in installments, Lessee shall only be obligated to pay the installments that fall due during the term of this Lease.

12.05                   In any suit or proceeding of any kind or nature, arising out of the Lessee’s failure to keep any covenant contained in this Article 12, the certificate or receipt of the department, officer, agent, board or bureau charged with collection of the Imposition, showing that the Imposition affecting the Demised Premises is due and payable, or has been paid, shall be prima facie evidence that such Imposition was due and payable as a lien or charge against the Demised Premises or that it has been paid as such by the Lessor.

12.06                   The Lessee may contest or review by legal proceedings or in any manner that Lessee in its opinion shall deem reasonably necessary (which proceedings or other steps taken by Lessee, if instituted, shall be conducted diligently at its own expense and free of expense to the Lessor) any and all Impositions levied, assessed, or imposed upon or against the Demised Premises or taxes in lieu thereof, required to be paid by Lessee under this Lease.  No such contest or review shall be undertaken in a manner that exposes the Demised Premises or Lessor’s interest therein to jeopardy.  If such contest or review results in any refund of an Imposition, such refund shall be first applied to reimbursement of the Lessee’s out-of-pocket disbursements incurred in obtaining such refund and the balance shall be pro-rated between the Lessor and Lessee according to the ratio between the amount of the Imposition to which the refund relates and the amount of which was actually paid by Lessee.  The Lessor shall give to Lessee promptly after their receipt by the Lessor copies of all bills for real estate taxes, water rates, Common Charges and assessments (or the Lessor shall request the assessing authority or the Board of Managers or its agents to give copies to the Lessee).

12.07                   Lessee upon request of Lessor will promptly exhibit to Lessor all paid bills for real estate taxes, water rates, Common Charges and assessments, which bills after inspection by the Lessor shall be returned to Lessee.

12.08                   Notwithstanding Sections 12.01 through 12.07, Lessee agrees at the election of Lessor, to pay to Lessor the Impositions imposed upon the Demised Premises not later than ten (10) days before any such Imposition becomes due and payable and prior to the accrual of any interest or penalty upon the Imposition.  No interest will be paid by Lessor to Lessee on such payments by Lessee, but the same will be kept by Lessor in a separate account and shall be employed by Lessor to pay the Impositions when they come due.  If Lessee fails to make payment of all or any part of such Imposition, then Lessor shall have no obligation to do so, and the amount of any interest or penalty resulting from such non-payment shall be paid by the Lessee as additional rent upon demand being made therefor by the Lessor (provided Lessee has been given notice of the due date for such payment).

ARTICLE 13

CONDEMNATION

13.01                   If any person or corporation, municipal, public, private, or otherwise, shall at any time during the term of this Lease lawfully condemn and by reason thereof acquire title to Lessor’s interest in the Demised Premises, in or by condemnation proceedings in pursuance of the law, general, special, or otherwise, the Lessor shall be entitled to and shall, except as hereinafter provided, receive any award that may be made, including the award, if any, to the Lessee for the value of the unexpired term of this Lease, and the amount thereof shall be equitably apportioned between Lessor and Lessee based on their respective interests in the Demised Premises.  As between Lessee and any mortgagee holding a mortgage inferior to this Lease, or other inferior lienor, this relinquishment of Lessee’s interest in the award in favor of the Lessor is not intended to lodge in that mortgagee or other inferior lienor, any right to the interest so relinquished, which, in all circumstances, shall belong absolutely to the Lessor, and is made on that condition accordingly, to be disbursed to Lessee as part of the award for restoration as provided in this Article 13 should such restoration be made in the circumstances set forth in this Article 13.

13.02                   If title to the whole or materially all of the Demised Premises shall be taken, this Lease shall terminate and all rental, additional rent, and other charges under this Lease shall be apportioned as of the date of vesting of title in such taking or proceedings.  For the purpose of this Article 13, a taking of materially all of the Demised Premises, as distinguishable from a taking of the whole of the Demised Premises, means a taking of such scope that the untaken portion of the Demised Premises cannot reasonably be used by the Lessee for the purposes for which the Lessee is then using the Demised Premises.

13.03                   In the event of a taking of less than materially all of the Demised Premises, this Lease (except as hereinafter provided) shall nevertheless continue, but the annual net rental to be paid by Lessee shall thereafter be reduced in the ratio that the rental value of the portion of the Demised Premises taken bears to the rental value of the entire Demised Premises at the time of the taking and Lessee shall promptly restore the Demised Premises, as below provided.  The award for the taking in respect to the land shall belong to the Lessor; and the award balance shall be used and paid in the following priority:

A.                                First: so much as shall be necessary to repair and restore the Demised Premises to make the same a complete architectural unit as nearly as reasonably possible to the condition existing prior to the taking or condemnation shall be deposited with the Leasehold Mortgagee who has delivered the Leasehold Mortgagee’s Notice described in Paragraph 15.01A or if there be none with the Fee Mortgagee and if there be neither, then with a bank or trust company as described in Paragraph 9.02E to be dispensed by it in the manner set forth in Paragraph 9.02E.

B.                                  Second: the balance, and all interest on the award (as well as the award for land value and interest thereon) shall equitably apportioned between Lessor and Lessee based on their respective interests in the Demised Premises.  The Lessee shall undertake the work of repair and restoration as soon as reasonably practicable.

13.04                   Should the partial taking described in Section 13.03: (i) be of such a nature or extent that more than fifty percent (50%) of the Demised Premises remaining cannot reasonably be used by the Lessee for the purposes for which the Lessee or its sublessees or occupants are then using the Demised Premises, or (ii) occur during the last five (5) years of the term, or (iii) result in damage or destruction to the Building of such nature or the cost of repairing which is such that the Condominium Board of Managers or the Condominium Unit owners exercise any right under the Condominium Declaration not to repair the Building such that repair of the Demised Premises cannot be repaired and restored, then Lessee in any such event at its option, upon thirty (30) days’ prior notice to Lessor, given at any time within sixty (60) days after the vesting of title in the condemn or, may terminate this Lease.  Upon that termination the net rental and other charges under this Lease shall be apportioned as of the date of termination and the Lessee will be discharged from responsibility to restore the Demised Premises.  Upon that termination the entire award balance shall belong to Lessor, anything in this Article 13 to the contrary notwithstanding.

13.05                   The Lessee shall have no obligation to make the repair and restoration if the award applicable thereto as provided in this Article 13 is insufficient for that purpose, and if the Lessor does not agree to pay such insufficiency, the Lessee shall have the option, upon thirty (30) days prior notice to Lessor, given at any time within sixty (60) days after the vesting of title in the condemnor, to terminate this Lease, and all of the other provisions of Paragraph 13.04 shall apply to such termination.

13.06                   This Lease shall not be affected if the taking authority by the exercise of its power of eminent domain shall take the use or occupancy of the Demised Premises or any part thereof for a temporary period (hereafter, “temporary taking”).  The Lessee shall continue to pay, in the manner and at the times specified in this Lease, the full amounts of the net rent and all additional rent and other charges payable by the Lessee under this Lease.

Except only to the extent that the Lessee may be prevented from so doing pursuant to the terms of the order of the taking authority, Lessee shall continue to perform and observe all of its other obligations under this Lease, as though the temporary taking had not occurred.  Lessee shall be entitled to receive the entire amount of any award made for the temporary taking, whether paid by way of damages, rent, or otherwise, unless the period of temporary use or occupancy shall extend to or beyond the expiration date of the term of this Lease, in which case the award shall be apportioned between Lessor and Lessee as of the date of expiration of the term, but Lessor shall in that circumstance receive the entire portion of the award that is attributable to physical damage to the Demised Premises and the restoration thereof to the condition immediately prior to the taking unless the Lessee has performed such restoration, in which case the Lessee shall receive that portion of the award attributable to restoration of the Demised Premises to the extent of the actual cost of such restoration paid by the Lessee.  The Lessee covenants that, upon the termination of any temporary taking, prior to the expiration of the term, it will, at its sole cost and expense, restore the Demised Premises, as nearly as may be reasonably possible, to the condition in which the same were immediately prior to the temporary taking subject to the limitations contained in Section 13.04.

ARTICLE 14

ASSIGNMENT; SUBLETTING

14.01                   If Lessee’s interest in this Lease is assigned, whether or not in violation of the provisions of this Lease, Lessor may collect rent from the assignee; if the Demised Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Lessee, whether or not in violation of this Lease, Lessor, after default (as defined in Article 17) by Lessee under this Lease and expiration of Lessee’s time, if any, to cure such default, may collect rent from the subtenant, user or occupant.  In either case, Lessor shall apply the net amount collected to the rents reserved in this Lease, but neither any such assignment, subletting, occupancy, nor use, nor any such collection or application shall be deemed a waiver of any terms, covenant or condition of this Lease or the acceptance by Lessor of such assignee, subtenant, occupant or user as a tenant.  The consent by Lessor to any assignment, subletting, occupancy or use shall not relieve Lessee from its obligation to obtain the express prior written consent of Lessor to any further assignment, subletting, occupancy or use.  Neither any assignment of Lessee’s interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Lessee, nor any collection of rent by Lessor from any person other than Lessee as provided in this Section 14.01, nor any application of any such rent as aforementioned as provided in this Section 14.01, shall in any circumstances relieve Lessee of Lessee’s obligations fully to observe and perform the terms, covenants and conditions of this Lease on Lessee’s part to be observed and performed.

14.02                   Lessee may sublet portions of the Demised Premises for occupancy by subtenants, provided that the Lessee shall not be in default (as defined in Article 17) in the performance of any of its obligations under this Lease, but may not sublet the whole or substantially the whole of the Demised Premises without the prior written consent of the Lessor, which consent Lessor agrees not to unreasonably withhold or delay.  All subleases made by the Lessee shall be in writing (other than to transient occupants of hotel rooms for a period of less than thirty (30) days and existing rent regulated tenants as to whom the law imposes no requirement for a written lease) and shall be expressly subject to the terms of this Lease, and all subleases are assigned to the Lessor (subject, however, and subordinate to the right of the Leasehold Mortgagee who has given the Leasehold Mortgagee’s Notice described in Paragraph 15.01A to require assignment of such subleases to it), provided, however, that the Lessee may collect the rents and charges under those subleases and take any action necessary to perform its obligations as sublessor thereunder so long as Lessee is not in default (as defined in Article 17) under this Lease.  In no event may Lessee collect any advance rent for a period beyond a current month, and Lessee covenants not to make any such advance collections of rent, but this restriction shall not prevent Lessee from collecting security deposits from subtenants to secure their performance of their subleases.  This assignment does not impose any liability on Lessor in respect to the landlord’s obligations under those subleases; and no such liability shall arise unless and until Lessor resumes possession of the Demised Premises.  Any such sublease made by Lessee (other than to transient occupants of hotel rooms for a period of less than thirty (30) days and existing rent regulated tenants) will contain a provision in substance calling attention to the assignment to the Lessor of the sublease, the prohibition against the collection of advance rent beyond the current month period, and limitation of the Lessor’s liability under the assignment of the sublease to the Lessor, all as stated in this Section 14.02.  Lessee will execute any further instruments and assurances in confirmation of the foregoing assignment of subleases as may be reasonably required by Lessor.  Each sublease made by Lessee (other than to transient occupants of hotel rooms for a period of less than thirty (30) days and existing rent regulated tenants) will contain a provision in substance that if there be any termination whatever of this Lease between the Lessor and the Lessee, then the subtenant, at the option of the Lessor, will attorn to the Lessor and the sublease shall continue in effect with the Lessor; but the Lessor shall be bound under the sublease only by privity of estate.

14.03                   A.                                  Lessee may assign its interest in this Lease or sublet the whole or substantially the whole of the Demised Premises with the prior written consent of the Lessor, which consent Lessor agrees not to unreasonably withhold or delay.  Lessor shall not withhold its consent based on the financial condition of the proposed assignee or sublessee to any subletting or assignment for which its consent is required when the proposed transferee or its guarantor has a “Triple A-l” credit rating by Dun & Bradstreet (or successor organization), provided, however, that lack of such a rating shall not be conclusive with respect to whether Lessor is unreasonable in withholding its consent if it does so.

B.                                  Notwithstanding the provisions of this Lease, provided Lessee is not then in default (as defined in Article 17) Lessee may assign this Lease or sublet the whole or substantially all of the Demised Premises to any owner or lessee of the EBC Unit or the Modified Hotel Unit or to Educational Broadcasting Corporation, Lessee’s predecessor as tenant of the Demised Premises, or an affiliate of Educational Broadcasting Corporation (as defined in Section 29.06 of this Lease), without the consent of Lessor, provided Lessee submits to Lessor at least ten (10) days prior to the effective date of such assignment or sublet all of the following: (1) the name and address of the proposed assignee or subtenant and, if the proposed assignee or subtenant is not a natural person the nature of the entity and the date and state or other jurisdiction of its formation; (2) an executed copy of the assignment or sublease agreement; and (3) an agreement executed and acknowledged in the form required for recording of a deed by the assignee or the sublessee to perform all of the obligations of the Lessee under this Lease, including, without limitation, all obligations of the Lessee unfulfilled on the effective date of the sublease or assignment.

14.04                   If Lessee proposes to assign this Lease, or any interest in it, or to sublet all or substantially all of the Demised Premises other than as permitted by Paragraph 14.03B, Lessee shall submit to Lessor in writing: (1) the name of the proposed assignee or subtenant and, if the proposed assignee or subtenant is not a natural person, the nature of the entity and the date and state or other jurisdiction of its formation; (2) an executed copy of the assignment or sublease agreement; (3) an agreement executed and acknowledged in the form required for recording a deed by the assignee or sublessee to perform all of the obligations of the Lessee under this Lease including, without limitation, all obligations of the Lessee unfulfilled on the effective date of the sublease or assignment and (4) any other information reasonably requested by Lessor.  Lessee may, at its option, seek Lessor’s approval, initially, to only the identity of the assignee or subtenant referred to in this Paragraph, provided Lessee gives the Lessor the information referred to in subparagraphs (1) and (4) and a summary of the proposed transaction, and Lessor shall not unreasonably withhold or delay its consent to the identity of such assignee or subtenant or proposed terms provided that all of the conditions of Paragraph 14.05 are complied with.  In such event, Lessee need only seek Lessor’s approval to the agreements referred to in subparagraphs (2) and (3) and provide Lessor with any other information reasonably requested by Lessor in connection with its review of such documents, which approval shall not be unreasonably withheld or delayed.

14.05                   Any consent to an assignment or subletting which requires the Lessor’s consent shall be conditioned upon the following:

(i)                                  Lessee shall not be in default (as defined in Article 17) in the performance of any of its obligations under this Lease and no event shall then exist which with the giving of notice or the passage of time or both would constitute a default under Article 17;

(ii)                               the proposed transferee shall not impose a material additional burden upon the Building’s systems or equipment owned by the Condominium or the Lessor serving the Demised Premises or the services provided by the Condominium or the Lessor to the Demised Premises;

(iii)                            the proposed transferee shall not be a governmental or quasi-governmental agency (unless it is a Leasehold Mortgagee which has given the Leasehold Mortgagee’s Notice under Section 15.01);

(iv)                           the proposed transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

(v)                              posting of the security required by Section 10.02 of this Lease, to the extent that Section 10.02 requires the posting of security in the case of such assignment or subletting.

14.06                   The following events shall be deemed, in each instance, an assignment requiring the Lessor’s consent (except as otherwise permitted in Paragraph 14.03B) within the meaning of this Article 14:

A.                                a devolution by operation of law of the Lessee’s interest in the whole or substantially the whole of the Demised Premises;

B.                                  a change in ownership of stock or other ownership interest in the Lessee however denominated exceeding fifty percent (50%) of the voting stock or other ownership interest which is issued and outstanding at the date of this Lease or in the case of a permitted assignment of this Lease, such stock or other ownership interest in the assignee issued and outstanding on the effective date of the assignment;

C.                                  licensing the use of the whole or substantially the whole of the Demised Premises or a part thereof;

D.                                 any device designed to circumvent the limitations imposed by this Section 14.06.

14.07                   When under the provisions of this Article 14 a consent is required it means a written consent, and no inferences shall be drawn from Lessor’s conduct or inaction that a consent has been given de facto.

14.08                   Without limiting what would constitute reasonable grounds for Lessor’s withholding of approval of any sublease or assignment for which its consent is required, in no circumstance shall Lessor be required to give its approval if the sublease or assignment: (1) calls for the granting of a concession in rent by the Lessor at any time; or (2) would impose upon the Lessor any obligation to make alterations or to pay the sublessee or assignee for alterations made by it.

14.09                   A.                                  This Section 14.09 applies to any sublease made by Lessee as lessor to a sublessee (referred to in this Section 14.09 as an “occupant”) for space in the Demised Premises, if (i) such sublease has been first approved by Lessor [which approval Lessor shall not unreasonably withhold or delay when the occupant has a “Triple A-1” credit rating by Dun & Bradstreet (or successor organization)], and (ii) the occupant requests a “nondisturbance agreement” from the Lessor as a condition to executing the sublease.

B.                                  If conditions (i) and (ii) of Paragraph 14.09A are met, then Lessor will make a bilateral agreement with the occupant that in substance shall provide that:

i.                                       If this Lease shall terminate by reason of Lessee’s default, then Lessor will not disturb the occupancy of the occupant in the space let to it so long as the occupant abides by and performs each and all the terms and conditions of the sublease;

ii.                                    If this Lease shall so terminate, the occupant at the request of Lessor shall attorn to Lessor, and upon the ending of this Lease, the liability of Lessor to the occupant shall not be in contract, but shall derive solely by virtue of privity of estate; and

iii.                                 Lessor shall not be bound in respect to liabilities of Lessee accrued prior to the ending of this Lease, or be bound to repay or refund to the occupant any sum of money that the Lessee has assumed to repay or refund to the occupant unless the amount thereof has been theretofore deposited with Lessor.

14.10                   Nothing in this Article 14 shall be deemed to permit any further assignment or subletting by any assignee or sublessee, provided, however, that any assignee or subtenant may further assign or sublet its interest, provided it complies with all of the provisions of this Article 14, including obtaining any consents of the Lessor required therein.

ARTICLE 15

LEASEHOLD MORTGAGE

15.01                   Lessee may make a mortgage or mortgages on its interest in this Lease to secure indebtedness to an Institutional Mortgagee.  The term “Leasehold Mortgage” shall include a mortgage, deed of trust, a deed to secure debt, or other security instrument by which Lessee’s leasehold interest is mortgaged, conveyed, assigned or otherwise transferred, to secure a debt or other obligation.

A.                                 Upon receipt by Lessor of a notice (a “Leasehold Mortgagee’s Notice”) from the holder of any Leasehold Mortgage (each, a “Leasehold Mortgagee”) specifying such Leasehold Mortgagee’s name and address, and accompanied by a true and complete copy of such Leasehold Mortgage, such Leasehold Mortgagee shall have all of the rights and benefits provided in this Article 15.  All references to a Leasehold Mortgagee in the remainder of this Article shall mean and refer to a Leasehold Mortgagee which has delivered a Leasehold Mortgagee’s Notice.

B.                                   If Lessor shall serve upon Lessee any notice of default, Lessor shall also serve a copy of such notice upon each Leasehold Mortgagee, in the manner required by Paragraph I of this Section 15.01.  No notice of default from Lessor to Lessee shall be deemed to have been duly given unless and until a copy thereof has been so served.  Each Leasehold Mortgagee shall have the right, but not the obligation, to remedy such default, or cause the same to be remedied, within twenty (20) days after the expiration of all applicable grace or cure periods provided to Lessee pursuant to the terms hereof, and Lessor shall accept such performance by or at the instance of such Leasehold Mortgagee as if the same had been made by Lessee.

C.                                   Notwithstanding anything in this Lease to the contrary, if, pursuant to the provisions of this Lease or as a matter of law, Lessor shall have the right to terminate this Lease, then Lessor shall take no action to terminate this Lease without first giving to each Leasehold Mortgagee written notice of such right (a “Termination Notice”) at least 30 days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least 45 days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money.  The provisions of Paragraph D below of this Section 15.01 shall apply if, during such 30 or 45 day Termination Notice period, any Leasehold Mortgagee shall:

(i)                                  notify Lessor of such Leasehold Mortgagee’s desire to nullify such notice; and

(ii)                               pay or cause to be paid all rent, additional rent, and other payments then due and in arrears as specified in the Termination Notice to such Leasehold Mortgagee and which may become due during such 30 or 45-day period; and

(iii)                            comply or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Leasehold Mortgagee.  Time of the Leasehold Mortgagee to cure any default by Lessee that reasonably requires that Leasehold Mortgagee be in possession of the Demised Premises to do so, shall be deemed extended to include the period of time required by the Leasehold Mortgagee to obtain possession with due diligence; provided, however, that during this period all of Lessee’s other obligations under this Lease are being duly performed.  The foregoing sentence shall not be construed as a waiver of the right of the Leasehold Mortgagee to receive notice of other defaults nor to shorten the time of the Leasehold Mortgagee to cure any other defaults.

D.                                  (i)                                    If Lessor shall elect to terminate this Lease by reason of any default of Lessee, and a Leasehold Mortgagee shall have proceeded in the manner provided for by Paragraph C of this Section 15.01, the specified date for the termination of this Lease as fixed by Lessor in its Termination Notice shall be extended for a period of six (6) months, provided that such Leasehold Mortgagee shall, during such six (6) month period:

1.                                    pay or cause to be paid the rent, additional rent and other monetary obligations of Lessee under this Lease as the same become due, and continue its good faith efforts to perform all of Lessee’s other obligations under this Lease, excepting past nonmonetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Mortgagee; and

2.                                    take steps to acquire or sell Lessee’s interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence.

(ii)                               If at the end of such six (6) month period such Leasehold Mortgagee has not after reasonably diligent and good faith efforts obtained possession of the Demised Premises or any part thereof, or access thereto for the purpose of performance of Lessee’s obligations for which access is required, and is complying with subparagraph D(i) except for the performance of obligations of the Lessee under this Lease which cannot be performed without such access, this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its proceedings shall continue for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Lessee’s interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity, and in the instance where the Leasehold Mortgagee has not gained access to the Demised Premises, the Leasehold Mortgagee proceeds to completion steps to gain such access with reasonable diligence and continuity.  Nothing in this Paragraph 15.01D however shall be construed to extend this Lease beyond the original term thereof.

(iii)                            If a Leasehold Mortgagee is complying with subparagraph D(i) of this Section 15.01, upon the acquisition of Lessee’s estate herein by such Leasehold Mortgagee or its designee by foreclosure or assignment of Lessee’s interest herein in lieu of foreclosure, or by any other purchaser at a foreclosure sale including, without limitation, an entity formed by a Leasehold Mortgagee (and the discharge of any lien, charge or encumbrance against the Lessee’s interest in this Lease or the Demised Premises which is junior in priority to the lien of the Leasehold Mortgage held by such Leasehold Mortgagee and which the Lessee is obligated to satisfy and discharge by reason of the terms of this Lease), this Lease shall continue in full force and effect as if Lessee had not defaulted under this Lease, and any default by Lessee not susceptible of being cured by a Leasehold Mortgagee which has obtained possession of the Demised Premises shall be deemed to have been waived.

(iv)                           Notwithstanding the foregoing, a Leasehold Mortgagee shall not be obligated to continue such possession or to continue such foreclosure proceedings after such default shall have been cured.

E.                                    In the event of the expiration of this Lease as a result of the Lessor giving to the Lessee the notice described in Section 17.02 of this Lease, Lessor agrees to enter into a new lease (“New Lease”) of the Demised Premises with the Leasehold Mortgagee or its designee for the remainder of the original term of this Lease, effective as of the date of expiration pursuant to such notice, at the rent and additional rent, and upon the terms, covenants and conditions (excluding requirements which are not applicable or which have already been fulfilled) of this Lease, provided:

(i)                                  Such Leasehold Mortgagee shall make written request upon Lessor for such New Lease within sixty (60) days after the date of service by Lessor upon such Leasehold Mortgagee of notice of the expiration of this Lease given pursuant to this Paragraph 15.01E.

(ii)                               Such Leasehold Mortgagee or its designee shall pay or cause to be paid to Lessor at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such expiration and, in addition thereto, all reasonable expenses, including without limitation reasonable attorney’s fees, which Lessor shall have incurred by reason of such expiration, the default giving rise thereto, the steps taken by Lessor to protect its interest in connection therewith, and the execution and delivery of the New Lease and which have not otherwise been received by Lessor from Lessee or other party in interest under Lessee.

(iii)                            Such Leasehold Mortgagee or its designee shall agree to remedy any of Lessee’s defaults of which said Leasehold Mortgagee was notified by Lessor and which are reasonably susceptible of being so cured by Leasehold Mortgagee or its designee.

(iv)                           The Lessee under such New Lease shall have the same right, title and interest in and to the Demised Premises and the buildings and improvements thereon as Lessee had under this Lease.

(v)                              The tenant under any such New Lease shall be liable to perform the obligations imposed on the Lessee by such New Lease only during the period such person has ownership of such Leasehold Estate.

F.                                    If more than one Leasehold Mortgagee shall request a New Lease pursuant to subparagraph E(i) of this Section 15.01,

Lessor shall enter into such New Lease with the Leasehold Mortgagee whose mortgage is prior in lien, or with the designee of such Leasehold Mortgagee.  Lessor, without liability to Lessee or any Leasehold Mortgagee with an adverse claim, may rely upon a mortgagee title insurance policy issued by a responsible title insurance company doing business within the state of New York as the basis for determining the appropriate Leasehold Mortgagee who is entitled to such New Lease.

G.                                   For the purposes of this Section l5.0l, the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the leasehold estate hereby created so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Lessee to be performed hereunder, but the purchaser at any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage shall be deemed to be an assignee or transferee within the meaning of this Section 15.01, and shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Lessee to be performed hereunder from and after the date of such purchase and assignment, but only for so long as such purchaser or assignee is the owner of the leasehold estate.  If the Leasehold Mortgagee or its designee shall become holder of the leasehold estate and if the Demised Premises shall have been or become materially damaged on, before or after the date of such purchase and assignment, the Leasehold Mortgagee or its designee shall be obligated to repair, replace or reconstruct the Demised Premises only to the extent of the net insurance proceeds received by the Leasehold Mortgagee or its designee by reason of such damage.

H.                                  Notwithstanding any other provisions of this Lease, any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment or transfer of this Lease and of the leasehold estate hereby created in lieu of the foreclosure of any Leasehold Mortgage shall be deemed to be a permitted sale, transfer or assignment of this Lease and of the leasehold estate hereby created not requiring the Lessor’s consent.

I.                                       (i)                                    Any notice or other communication which Lessor shall desire or is required to give to or serve upon a Leasehold Mortgagee shall be in writing and shall be served in the same manner as required by Article 21 of this Lease for notices to Lessee, except that such notice shall be delivered to each

Leasehold Mortgagee at the address for notices set forth in such Leasehold Mortgagee’s most recent Leasehold Mortgagee’s Notice, or at such other address as such Leasehold Mortgagee shall have last designated by written notice to Lessor.

(ii)                               Any notice or other communication which a Leasehold Mortgagee shall desire or is required to give to or serve upon Lessor shall be in writing and shall be served in the manner provided for notices given to Lessor by Lessee at the address set forth for that purpose under Article 21 of this Lease.

J.                                      So long as any Leasehold Mortgage is in existence, no union of the interests of Lessor and Lessee shall result in a merger of this Lease into any superior leasehold interest or the fee interest in the Demised Premises.

K.                                  A Leasehold Mortgagee may enforce its rights under its Leasehold Mortgage and acquire title to Lessee’s interest in the Demised Premises in any lawful way, and pending foreclosure of such Leasehold Mortgage, take possession of the Demised Premises.  If a Leasehold Mortgagee or its designee or wholly owned subsidiary shall acquire title to Lessee’s interest in this Lease by foreclosure, by assignment in lieu of foreclosure, or under a New Lease, then such Leasehold Mortgagee, or such designee or wholly owned subsidiary may freely assign this Lease and thereupon shall be released from all liability for performance or observance of the covenants and conditions in this Lease from and after the date of such assignment; provided that all rent and additional rent due to Lessor hereunder has been paid to the date of assignment and that the assignee has delivered to Lessor its written agreement to be bound by all the terms, covenants, conditions and provisions of this Lease.

L.                                    From and after receiving a Leasehold Mortgagee’s Notice, Lessee and Lessor shall not enter into any agreement providing for the surrender, cancellation, amendment or modification of this Lease, and Lessor shall not accept a surrender of this Lease from Lessee, without the prior written consent of each Leasehold Mortgagee, and no such surrender, cancellation, amendment or modification shall be binding on a Leasehold Mortgagee without the prior written consent of such Leasehold Mortgagee.

M.                               Subject to Section 11.07 of this Lease, upon the Leasehold Mortgagee’s request, the name of such Leasehold Mortgagee may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by the Lessee under this Lease.

N.                                  Notwithstanding anything in this Lease to the contrary, in the event of any casualty to or condemnation of the Demised Premises or any portion thereof during such time as any

Leasehold Mortgage shall remain unsatisfied, the Leasehold Mortgagees shall be entitled to participate in any adjustment of losses and condemnation proceedings, to receive all insurance proceeds and/or condemnation awards otherwise payable to Lessee or Lessor or both (up to the amount of the indebtedness secured by the Leasehold Mortgages), and (a) to disburse them for restoration and/or repair of the Demised Premises, and (b) with respect to all condemnation awards and insurance proceeds not required for the restoration and/or repair of the Demised Premises, to apply them in accordance with the Leasehold Mortgages.

O.                                  Lessor agrees promptly to execute, acknowledge and deliver any modifications to this Lease reasonably requested by any Leasehold Mortgagee, provided that such modifications do not alter the rent, additional rent or other economic terms of this Lease or the Option (the term “Option” having the meaning set forth in Article 31 of this Lease), change the duration of the term, diminish the Lessee’s obligations, or in any way materially impair or reduce Lessor’s rights under this Lease or the Contract of Sale, or Lessor’s interest in the Demised Premises.  In addition, from time to time upon the request of a Leasehold Mortgagee, Lessor shall execute and deliver to such Leasehold Mortgagee an estoppel certificate containing the information described in Section 27.02 and such other information as such Leasehold Mortgagee may reasonably request.

P.                                    Lessor and Lessee acknowledge and agree that except as otherwise provided in the Condominium Declaration or By-laws, for so long as this Lease or any New Lease shall be in effect, Lessee (or the holder of Lessee’s interest in this Lease or any New Lease) shall own any and all personal property in or about the Demised Premises.  Lessor hereby consents to Lessee’s grant, if any, to each Leasehold Mortgagee of a security interest in the personal property owned by Lessee and located at the Demised Premises and a collateral assignment of subleases by Lessee of all or any portion of the Demised Premises and the rents, issues and profits therefrom, if any.  Lessor agrees that any interest that Lessor may have in such personal property or subleases, as the case may be, whether granted pursuant to this Lease or by statute, shall be subordinate to the interest of any such Leasehold Mortgagee.

Q.                                  No Leasehold Mortgagee shall become liable under this Lease, unless it becomes, and then only for obligations accruing as long as it remains, the owner of the leasehold estate.

R.                                   If any Leasehold Mortgagee, its designee or other purchaser has acquired the leasehold estate of Lessee pursuant to foreclosure, conveyance in lieu of foreclosure, or other proceedings, such Leasehold Mortgagee, its designee or other purchaser shall succeed to the rights of Lessee, if any, in and to the security deposit paid by Lessee to Lessor pursuant to

Article 10 of this Lease.  In such event, Lessee shall no longer have any rights to such security deposit, and Lessor shall hold such security deposit for and on behalf of such Leasehold Mortgagee, its designee or other purchaser.

15.02                   Concurrently with the execution and delivery of any New Lease, Lessor shall assign to the tenant named therein all of its right, title and interest in and to moneys (including insurance proceeds and condemnation awards), if any, then held by or payable to Lessor which Lessee would have been entitled to receive but for the termination of this Lease.  Upon the execution of any New Lease, the tenant named therein shall be entitled to any rent received under any sublease in effect during the period from the date of termination of this Lease to the date of execution of such New Lease.  Effective upon the commencement of the term of any New Lease, all subleases shall be assigned and transferred to the tenant under the New Lease.

15.03                   Any Fee Mortgage encumbering the Demised Premises shall be subordinate to (A) this Lease and any amendment, renewal or modification of this Lease and (B) any Leasehold Mortgage encumbering this Lease and any amendment, renewal, modification or refinancing of any such Leasehold Mortgage; provided, however, that if a prospective Fee Mortgagee of the Tenth Floor Unit requests that the holder of a Leasehold Mortgage encumbering this Lease subordinate such Leasehold Mortgagee’s interest in the Demised Premises to the interest of such prospective Fee Mortgagee and the prospective Fee Mortgagee enters into a subordination, non-disturbance and attornment agreement reasonably satisfactory to Lessee and such Fee Mortgagee whereby such Fee Mortgagee agrees not to disturb the Lessee’s possession of the Tenth Floor Unit so long as Lessee is not in default in the performance or observance of its obligations under this Lease beyond all notice and cure periods, then Lessee shall request and use reasonable efforts to cause the Leasehold Mortgagee to subordinate its interest in this Lease to the interest of the Fee Mortgagee in the Tenth Floor Unit.  If the Leasehold Mortgagee agrees, the parties shall execute a subordination of this Lease and the Leasehold Mortgage.

ARTICLE 16

CURING DEFAULTS

16.01                   Should Lessee fail to perform any of its obligations under this Lease within thirty (30) days after the Lessor has given written notice of such failure to Lessee (but in any event, regardless of that notice or the lack thereof, promptly before the accrual of any penalty as provided by law, or under the Condominium

Declaration) the Lessor may perform those obligations and add any such sum or sums paid or expended in that performance, to any rent then due or thereafter falling due under this Lease with like effect as if an original part of that installment, and that sum or sums shall be and become additional rental. This Article 16, however, does not grant Lessee any license or privilege to allow the Demised Premises to be without the insurance coverage provided by Article 11, and the failure promptly to comply with Article 11 shall entitle the Lessor to place immediately the necessary insurance, and the cost thereof shall be additional rent and collectible as such. The thirty (30) day notice provided by this Article 16 is the same thirty (30) day notice provided by Article 17 and not an additional one. Notwithstanding Lessor’s placement of insurance or right to do so as provided in this Section 16.01, Lessee’s failure to obtain and maintain in full force and effect the insurance coverage required by Article 11 within the thirty (30) day cure period afforded by such notice shall constitute a default under Paragraph 17.01 of this Lease.

16.02.      The Lessor agrees to give the Lessee prompt notice of its payment of any sum or sums referred to in Section 16. 01.

16.03.      Should Lessor fail to pay any amount which Lessor is required to pay under Section 1.06 of this Lease after receipt of such amount from the Lessee, within thirty (30) days after the Lessee has given written notice of such failure to the Lessor, then, provided that Lessee is not in default (as defined in Article 17 of this Lease) in the performance of any Lessee’s obligations under this Lease, the Lessee may pay such sums which Lessor has failed to pay to the party to whom owed and set off such amount so paid against the next installment(s) of rent then due or thereafter falling due under this Lease.

16.04.      The Lessee agrees to give the Lessor prompt notice of its payment of any sum or sums referred to in Section 16.03.

16.05.      Lessor and Lessee each agrees to promptly give the other copies of any notices received from the Condominium alleging any default in the performance of their obligations under the Condominium with respect to the Demised Premises or which may affect the use and enjoyment of the Demised Premises.

ARTICLE 17

DEFAULTS

17.01.      Each of the following shall be deemed a “default” by Lessee:

A.            Lessee’s failure to pay any installment of rent or to pay any additional rent, which failure persists after the expiration of thirty (30) days from the date Lessor gives notice to Lessee of the existence of such failure;

B.            Lessee’s failure to observe or perform any of its other obligations under the other terms, covenants, or conditions of this Lease, which failure persists after the expiration of thirty (30) days from the date Lessor gives notice to Lessee of the existence of that failure, but, if the matter that is the subject of the notice is of such a nature that it cannot be reasonably corrected within thirty (30) days, then no default shall be deemed to have occurred if Lessee commences the curing of the default within such thirty (30) day period and diligently prosecutes the same to completion; however, if the default is one relating to a matter that exposes space, occupants or the public to a danger to safety or health of which the public authorities have given due notice to Lessee, then such shorter notice to Lessee, whether written or otherwise, shall be sufficient as the circumstances demand with the responsibility of Lessee to take corrective measures forthwith;

C.            Lessee’s failure, after ten (10) days’ notice thereof by Lessor, to pay or cause to be paid, before any fine, penalty, interest or cost may be added thereto, any Imposition or insurance premium payable by Lessor.

D.            The commencement of a proceeding against Lessee seeking reorganization, liquidation, dissolution or similar relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law or code now or hereafter in effect which proceeding remains undismissed for a period of sixty (60) days, or the entry of a decree of order in any court appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, which decree or order shall remain unstayed and in effect for a period of sixty (60) days.

E.             Commencement by Lessee of a voluntary case under any applicable bankruptcy, insolvency or other similar law or code now or hereafter in effect, or Lessee’s consent to the entry of an order for relief in an involuntary case under any such law or code, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or of any substantial part of its property, or the making by Lessee of any general assignment for the benefit of creditors, or failure generally to pay its debts as they become due, or the taking by Lessee of any corporate or partnership action in furtherance of any of the foregoing.

17.02       Should Lessee default as defined in Section 17.01, Lessor at any time thereafter may, at its option, give Lessee ten (10) days’ written notice of intention to end the term of this Lease and thereupon at the expiration of those ten (10) days the term of this Lease shall expire as completely as if that date were the date definitely fixed in this Lease for the expiration of the term and Lessee will then quit and surrender the Demised Premises to Lessor, but Lessee shall remain liable as provided in this Article 17.

17.03       If the notice provided for in Section 17.02 shall have been given and the term of this Lease shall expire as described in that Section, or if this Lease shall be taken from Lessee as a result of any execution against Lessee in any proceeding in which the Lessee shall have no appeal or further appeal, then Lessor may without notice re-enter the Demised Premises and dispossess Lessee by summary proceedings or otherwise, and Lessee or other occupant or occupants of the Demised Premises will remove their effects and leave the Demised Premises as if this Lease had not been made, and Lessee waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

In case of any default, re-entry, expiration or dispossess by summary proceedings or otherwise:

A.            Rent shall become due thereupon and be paid up to the time of that re-entry, dispossess, or expiration, together with (i) interest from the date such rent became due until the date of actual payment at a rate equal to the “prime rate” of interest identified as such from time to time during the period such interest accrues in the Wall Street Journal, or if the Wall Street Journal is not published or does not contain such information, then the interest rate announced from time to time by Citibank, N.A., New York, New York, as its “prime rate” or “base rate”, and (ii) any expenses that Lessor may incur for reasonable legal expenses and attorneys’ fees, including those incident to the recovery of possession, brokerage, and putting the Demised Premises in good order, or for preparing the same for re-rental;

B.            Lessor may relet the Demised Premises or any part or parts thereof, either in the name of Lessor or otherwise, for a term or terms that may at Lessor’s option be less than or exceed the period that would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent without thereby in any way affecting Lessee’s liability for the rental payable under this Lease for the period of concession or free rent; and

C.            Lessee shall also pay Lessor as liquidated damages for the failure of Lessee to observe and perform Lessee’s covenants any deficiency between the rent reserved in this Lease and the net amount, if any, of the rents collected by reason of the reletting of the reletting of the Demised Premises for each month of the period that would otherwise have constituted the balance of the term of this Lease.

(i)            In computing liquidated damages there shall be added to the said deficiency interest on the amount of said deficiency at the rate set forth in Paragraph A of this Section 17.03 from the date of the default until payment of the deficiency, together with any expenses that Lessor may incur in connection with the recovery of possession of the Demised Premises and reletting, such as, but not limited to, legal expenses, attorneys’ fees, or brokerage, for keeping the Demised Premises in good order and for preparing the same for reletting; and

(ii)           Any such liquidated damages shall be paid in monthly installments by Lessee on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month by a similar action or proceeding.

17.04       There shall be paid to Lessor, as additional rent, interest computed at the rate equal to two percent (2%) above the prime rate of interest described in Paragraph 17.03A upon the amount of rent or additional rent which is not paid on or prior to the expiration of ten (10) days from the date such payment is due. Such payment of additional rent under this Section 17.04 shall be payable commencing upon the date following the expiration of such ten (10) day period but shall accrue commencing as of the date payment of the rent or additional rent was due (without regard to any applicable grace period) and shall continue to accrue until payment is actually made to Lessor and credited to Lessor’s account by Lessor’s bank and available for Lessor’s use.

17.05       Should Lessee default (as defined in this Article 17), Lessor may thereupon make any alterations and decorations in the Demised Premises that Lessor, in its sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises.  The making of these alterations or decorations shall not operate or be construed to release Lessee from any liability under this Article 17.

17.06       Lessor shall in no event be liable and Lessee’s liability under this Article 17 shall not be affected or diminished in any way whatsoever for failure to relet the Demised Premises, or if the Demised Premises are relet, for failure to collect the rent thereof under such reletting.

17.07       In the event of a breach or threatened breach by Lessee of any of the covenants or provisions of this Lease, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary dispossess proceedings, or other remedies were not provided in this Lease. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity.

17.08       If Lessor shall enter into and repossess the Demised Premises because Lessee defaults in the performance of any of the terms of this Lease, Lessee will not claim the right to redeem or re-enter the Demised Premises or restore the operation of this Lease, and Lessee waives the right to such redemption and re-entrance under any present or future law, and waives the right of any party claiming through or under Lessee to make payment of any sum or sums of rent, or otherwise, of which Lessee shall have made default under any of the covenants of this Lease, and to claim any subrogation to the rights of Lessee under this Lease, by reason of that payment.

17.09       Any action taken by Lessor under this Article 17 shall not waive any right that Lessor would otherwise have against Lessee for rent reserved in this Lease or otherwise, and Lessee shall remain responsible to Lessor for any loss and damage suffered by Lessor by reason of Lessee’s default or breach. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meanings.

ARTICLE 18

NO REINSTATEMENT

18.01       A.            No receipt of monies by the Lessor from the Lessee after the lawful termination or cancellation of this Lease, shall reinstate, continue or extend the term of this Lease, or affect any notice theretofore given to the Lessee, or waive the Lessor’s right to enforce the payment of net rent or additional rent or rents then due, or thereafter falling due, or waive the Lessor’s right to recover possession of the Demised Premises by proper suit, action, proceeding, or remedy;

B.            After the service of notice to terminate or cancel this Lease, or the commencement of suit, action, or summary proceedings, or any other remedy, or after a final order or judgment for the possession of the Demised Premises, the Lessor may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting the notice, proceeding, suit, action, order, or judgment. All such monies collected shall be deemed to be payments on account of the use and occupation or the Lessee’s liability under this Lease.

18.02       The Lessor’s failure to enforce any term of this Lease that is breached by the Lessee, after notice had, shall not be deemed to void or affect the right of the Lessor to enforce that term on the occasion of a subsequent default or breach.

ARTICLE 19

SUBORDINATION; CONDOMINIUM DECLARATION

19.01       All Fee Mortgages (as defined in Section 29.04) that may now or hereafter affect the Lessor’s interest in the Demised Premises, and all renewals, modifications, consolidations, replacements, and extensions thereof, shall be subject and subordinate to (i) this Lease and any amendment, renewal, or modification of this Lease and (ii) any Leasehold Mortgage, as defined in Section 15.01 and any amendment, renewal, modification or refinancing thereof provided, however, that the foregoing subordination shall only apply to Fee Mortgages as to which the subordination described in Section 19.02 is inapplicable.  This clause shall be self-operative and no further instruments of subordination shall be required.  In confirmation of this subordination Lessee shall execute promptly any certificate that Lessor may request.  Lessee constitutes and appoints Lessor the Lessee’s attorney-in-fact to execute any such certificate or certificates for and on behalf of the Lessee.

19.02       If a prospective Fee Mortgagee requests that a Leasehold Mortgagee subordinate its interest in the Demised Premises to a Fee Mortgage, the provisions of Section 15.03 shall apply.

19.03       A.            The subordination described in Section 19.02 as it pertains to Fee Mortgages is conditioned upon the agreement of the Fee Mortgagee, to be delivered by it to Lessee, in which the Fee Mortgagee agrees in substance that so long as Lessee or its successors and assigns is not in default (as defined in Article 17):

i.              Lessee will not be disturbed in its possession of the Demised Premises, or its rights therein pursuant to the terms of this Lease, including, without limitation, the provisions of Article 31; it being expressly understood that the Lessee shall be entitled to acquire the Demised Premises pursuant to Article 31 free and clear of the lien of the Fee Mortgage;

ii.             Lessee will not be joined in any action or proceeding to foreclose the mortgage by the holder thereof; and

iii.            Casualty insurance proceeds and condemnation awards to which the holder of the mortgage is entitled under the terms of the mortgage will be applied towards restoration of the Demised Premises consistent with Articles 11 and 13 of this Lease, respectively, and be disbursed as provided for by those Articles;

iv.            the agreement shall inure to the benefit of the Lessee and its successors and assigns, including a Leasehold Mortgagee.

B.            The giving of any agreement as described in Paragraph 19.03A by the mortgagee may be conditioned by it on the reciprocal agreement by the Lessee to attorn to the holder of the mortgage should it become vested with the Lessor’s interest in the Demised Premises.

19.04       This Lease and the obligations of the parties hereunder are subject to the provisions of the Condominium Declaration and the By-Laws and Rules and Regulations of the Condominium now in effect or duly adopted, as the same may be amended from time to time, including, without limitation, the following provisions of Article TWELFTH of the Condominium Declaration:

“The mere act of occupancy of any of said Units shall signify that the provisions of this Declaration and the By-Laws and Rules and Regulations of the Condominium are accepted and ratified, and all of such provisions shall be deemed and taken to be covenants running with the land and shall bind any person having at any time any interest or estate in such Unit, as though such provisions were recited and stipulated at length in each and every deed, conveyance or lease thereof.”

ARTICLE 20

QUIET ENJOYMENT

20.01       The Lessee, upon paying the rent and performing its other obligations under this Lease shall and may, at all times during the term of this Lease peaceably and quietly have, hold, and enjoy the said Demised Premises free of molestation by the Lessor and by any party claiming by or through Lessor, or claiming rights paramount to the Lessee pursuant to this Lease.

20.02       The covenants and agreements contained in this Lease inure to the benefit of and are binding upon the parties to this Lease, their successors and assigns, but this Article does not modify the provisions governing assignment, as elsewhere provided for in this Lease.

ARTICLE 21

NOTICES

21.01       A.            All notices, consents, approvals and other communications required or permitted to be given to the parties hereunder shall be in writing and addressed to them at the respective addresses first given for them in this Lease, or to such other address, of which either of them, as the case may be, shall notify the other in the manner stated in this Article 21 for giving notice.

B.            The notice must be given by either registered mail or by certified mail. In the case of the former the service of the notice shall be deemed complete three (3) days after the registration thereof with the postal authorities, and in the case of the latter three (3) days after the due mailing thereof. However, if in either case the notice is mailed from a place outside of New York State, service shall not be complete until the notice is received.

ARTICLE 22

NO WAIVER

22.01       The failure of the Lessor or Lessee to insist in anyone or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option contained in this Lease, shall not be construed as a waiver of or relinquishment for the future of the performance of that covenant, or the right to exercise that option, but the same shall continue and remain in full force and effect.  The Lessor’s receipt of net rent or additional rent, with knowledge of the breach of any covenant of this Lease, shall not be deemed a waiver of that breach.  No waiver by the Lessor or Lessee of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the party against whom enforcement of the waiver is sought.

22.02       The Lessor’s receipt of any installment of the net rent under this Lease or of any additional rent shall not be a waiver of any net rent or additional rent then due. Lessor may, in its sole discretion, apply any payments made by Lessee to the satisfaction of any debt or obligation of Lessee to Lessor under this Lease, regardless of Lessee’s instructions as to the application of those payments, whether those instructions are endorsed on Lessee’s check or otherwise.

ARTICLE 23

REMEDIES CUMULATIVE

23.01       All the rights and remedies given to the Lessor in this Lease for the recovery of the Demised Premises because of the default by the Lessee in the payment of any sums that may be payable pursuant to the terms of this Lease, or upon the breach of any of the terms of this Lease, or the right to re-enter and take possession of the Demised Premises upon the happening of any of the defaults or breaches of any of the covenants of this Lease, or the right to maintain any action for rent or damages and all other rights and remedies allowed at law or in equity, are reserved and conferred upon the Lessor as distinct, separate, and cumulative remedies, and no one of them, whether exercised by the Lessor or not, shall be deemed to be in exclusion of any of the others.

ARTICLE 24

REPRESENTATIONS AND WARRANTIES

24.01       The Demised Premises will be delivered by Lessor at the commencement of the term of this Lease in their “as is” condition.  The Lessor makes no representations or warranties concerning the physical condition of the Demised Premises, or any of the mechanical, electrical, or heating, ventilation and air conditioning systems or furniture, fixtures and equipment located at the Demised Premises, all of which Lessee agrees to accept “as is” at the Commencement Date of this Lease.

24.02       The Lessor and Lessee shall each pay when due one half of any transfer taxes imposed upon creation of this Lease and payable by the Lessor and the parties shall each indemnify the other against any claim for such taxes and hold each other harmless from any damage cost or expense arising out of each party’s failure to pay such taxes.  Lessee will pay each payment required of Lessee hereunder to the Lessor as additional rent under this Lease.  Such payments of additional rent shall be made to the extent due to the taxing authority not later than ten (10) days prior to the date the payment or any installment thereof is due. The Lessor and Lessee shall execute any forms required in connection with the New York State Real Estate Transfer Tax or in connection with the New York City Real Property Transfer Tax.

24.03       The Lessor shall have no obligation to correct any condition which constitutes a violation of any law, order, regulation, rule, ordinance or requirement of any Federal, State, County, municipal or other governmental or quasi-governmental department, agency or authority relating to the Demised Premises of any kind or nature, whether now in existence or hereafter occurring and whether or not notice of the same has been issued by any such governmental unit to lessor or otherwise.

24.04       Lessor represents to Lessee that Lessor is not a “foreign person” (as defined in Code Section 1445, as amended, and the regulations promulgated thereunder) and Lessor has delivered to Lessee an affidavit in connection therewith concurrently with the execution of this Lease.

24.05       The Lessor, in compliance with Section 13 of the Lien Law, covenants that the Lessor will receive the rent and other payments made to it under this Lease and will hold the right to receive such payments as a trust fund to be applied first for the purpose of paying the costs of the improvement constituting part of the Demised Premises and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

24.06       Lessee hereby covenants, warrants and represents to Lessor that it has dealt with no brokers, finders or like persons in connection with this Lease, and that no conversations or prior negotiations were had with any broker, finder or like person or firm concerning the Demised Premises, and to indemnify, defend and hold harmless the Lessor from and against any and all loss, cost, liability and expense including, without limitation, reasonable attorney’s fees and disbursements, which may be suffered or incurred by reason of any of the foregoing covenants, warranties or representations being untrue or being claimed to be untrue by any person or firm.

24.07       Lessor represents and warrants to Lessee that as of 11:59 p.m. on November 30, 1997, (i) there are no leases (other than the EBC Lease) licenses, or parties with any rights of possession through Lessor and (ii) Lessor owns legal and beneficial fee title to the Demised Premises, free and clear of all liens and encumbrances incurred by Lessor, its agents and affiliates, except for the Declaration, the EBC Lease and the other matters shown in

Chicago Title Insurance Company Report - TA #97 (01) (451), dated June 11, 1997.

ARTICLE 25

NO OTHER REPRESENTATIONS; LIABILITY

25.01       Lessee acknowledges that:

A.            By virtue of a certain Assignment and Assumption of Lease dated as of November 30, 1997 by and between Educational Broadcasting Corporation (“EBC”), as assignor, and Lessee hereunder, as assignee, EBC assigned to Lessee that certain Lease dated the 11th day of August, 1988 between Lessor hereunder, as Lessor thereunder, and EBC as Lessee covering substantially the same premises as the Demised Premises (the “EBC Lease”) and Lessee assumed and agreed to fully and punctually pay, perform and observe all of the terms, covenants, conditions and obligations of, or arising under, the EBC lease on the part of EBC to be paid, performed and observed.

B.            Lessor and Lessee are party to a certain Consent to Assignment of Lease and Agreement dated as of August 21, 1997 pursuant to which, inter alia, Lessor consented to the assignment to and assumption by Lessee of the EBC Lease and Lessor and Lessee agreed to restate the EBC Lease in its entirety as of the effective date of the assignment.

C.            This Lease is the restatement of the EBC Lease contemplated by the Consent to Assignment of Lease and Agreement.

D.            Lessee shall look solely to EBC (as assignor of the EBC Lease and/or as subtenant of Lessee) to obtain possession of the Demised Premises and the continued occupancy of the Demised Premises by EBC on any other person, firm or corporation shall not constitute a failure by Lessor to deliver possession of the Demised Premises to Lessee at the beginning of the term or otherwise.  This paragraph shall constitute an “express provision to the contrary” within the meaning of Real Property Law Section 223-a.

25.02       The Lessee is fully familiar with the physical condition of the Demised Premises, and Lessee takes the Demised Premises in their “as is” condition.  The Lessor has made no representations whatsoever in connection with the conditions at or of the Demised Premises except those expressly set forth in this Lease.  The Lessor shall not be liable for any latent or patent defects in the Demised Premises.

25.03       Lessee agrees that the liability of Lessor under this Lease and all matters pertaining to or arising out the tenancy and the use and occupancy of the Demised Premises, shall be limited to Lessor’s interest in the Tenth Floor Unit and the proceeds there from and in no event shall Lessee make any claim against or seek to impose any personal liability upon the individual who is or may hereafter become the Lessor or upon any general or limited partner of any partnership that may hereafter become the Landlord, or any principal of any firm or corporation that may hereafter become the Lessor, but nothing herein contained shall prohibit Lessee from commencing an action against the Lessor with respect to any matter arising under this Lease.

ARTICLE 26

ENTIRE AGREEMENT

26.01       This Lease contains the entire agreement between the parties, and any agreement hereafter made shall not operate to change, modify, or discharge this Lease in whole or in part unless that agreement is in writing and signed by the party sought to be charged with it.

ARTICLE 27

ESTOPPEL CERTIFICATES

27.01       The Lessee agrees at any time and from time to time upon not less than ten (10) days prior written request by the Lessor or a Fee Mortgagee, to execute, acknowledge, and deliver to Lessor or such Fee Mortgagee a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, and whether or not, to the best knowledge of the signer of such statement, there are any then existing defaults on the part of either Lessor or Lessee in the performance of the terms, covenants and conditions of this Lease, and if so, specifying the default of which the signer of such statement has knowledge; it being intended that any such statement delivered pursuant to this Section 27.01 may be relied upon by prospective purchasers of Lessor’s interest or mortgagees of Lessor’s interest in the Demised Premises.

27.02       The Lessor agrees at any time and from time to time upon not less than ten (10) days prior written request by the Lessee, or by a Leasehold Mortgagee giving the notice described in Paragraph 15.01 of this Lease, to execute, acknowledge, and deliver to Lessee or such Leasehold Mortgagee a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, and whether or not, to the best knowledge of the signer of such statement, there are any then existing defaults on the part of either Lessor or Lessee in the performance of the terms, covenants and conditions of this Lease, and if so, specifying the default of which the signer of such statement has knowledge; and if the request is made by a Leasehold Mortgage giving the notice described in Paragraph 15.01 of this Lease such other information with respect to this Lease as such Leasehold Mortgagee shall reasonably request; it being intended that any such statement delivered pursuant to this Section 27.02 may be relied upon by prospective mortgagees of Lessee’s interest in the Demised Premises and other lenders, by assignees of the Lessee’s interestin this Lease and by sublessees of all or substantially all of the Demised Premises.

ARTICLE 28

NON-MERGER

If the Lessee acquires title to the Demised Premises, this Lease shall not merge into the fee interest so acquired.

ARTICLE 29

CERTAIN DEFINITIONS

29.01       The tern “Lessor” as used in this Lease means only the owner of the current interest of the Lessor in the Demised Premises or, as the case may be, the successor thereto from time to time. In the event of any transfer at any time of the interest of the Lessor (other than to the Lessee pursuant to the Contract of Sale described in Section 31.04) the transferor shall be and is entirely freed and relieved of all covenants and obligations of the Lessor under this Lease, and it shall be deemed and construed without further agreement between the parties or their respective successors in interest or between the parties and the transferee that the transferee of the Lessor’s interest, subject to Section 25.03 of this Lease, has assumed and agreed to carry out any and all covenants and obligations of the Lessor under this Lease, including those arising prior to the transfer.

29.02       The tern “Institutional Mortgagee” means any one of the following: a bank; trust company; insurance company; investment bank or affiliate of an investment bank or loan originator on behalf of an investment bank acting solely as a conduit for a lender which otherwise meets the definition of an Institutional Mortgagee; or real estate investment fund which is licensed by the State of New York to conduct and is in the business of making mortgage loans and which has assets over $100,000,000.00; any pension, retirement or welfare fund or other non-profit organization where the investment policy and financial condition of that fund or organization is subject to the supervision of the state agency, in the State where the Demised Premises are situate, that has supervision of banks or, as the case may be, supervision of insurance companies.

29.03       An “Institutional Mortgage” is a mortgage held by an Institutional Mortgagee.

29.04       A “Fee Mortgage” is a mortgage, deed of trust, deed to secure debt, or other security instrument by which the Lessor’s fee interest in the Tenth Floor Unit is mortgaged, conveyed, assigned or otherwise transferred to secure a debt or other obligation.

29.05       A “Fee Mortgagee” is an Institutional Mortgagee holding a Fee Mortgage.

29.06       An “Affiliate”  is any person, corporation, partnership, limited liability company, joint venture or other entity (an “Entity”) directly or indirectly controlling or controlled by or under direct or indirect common control with another.  For purposes of defining Affiliate, the term “control” means the power to direct the management and policies of such Entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise.

ARTICLE 30

OTHER UNIT OWNERS’ RIGHT OF FIRST REFUSAL;

COMMENCEMENT DATE OF LEASE

30.01       Lessee warrants and represents to Lessor that (i) it is the owner of the Modified Hotel Unit, that Henry Hudson Holdings LLC, its wholly owned subsidiary, is the owner of the EBC Unit of the Condominium, and that Lessee intends to convey title to the Modified Hotel Unit of the Condominium to Henry Hudson Holdings LLC. Lessee hereby waives any right it may have as the owner of the Modified Hotel Unit to elect to enter into this Lease in accordance with Section 10(a) of Article XI, or any other provision of the By-Laws of the Condominium; and (ii) Henry Hudson Holdings LLC has fully and irrevocably waived any right it now has or may in the future have as owner of the EBC Unit or the Modified Hotel Unit to elect to enter into this Lease in accordance with such By-Laws.

ARTICLE 31

OPTION TO PURCHASE DEMISED PREMISES

31.01       The Lessee is hereby given the option to purchase the Demised Premises and the unused development rights, if any, relating to the Tenth Floor Unit reserved by Lessor in the Declaration upon the terms and conditions set forth in this Article 31 and in the Contract of Sale referred to herein (the “Option”).

31.02       Provided that this Lease is, at the time of the exercise of the Option, in full force and effect and that together with or prior to the exercise of the Option Lessee pays to Lessor all net rent and additional rent then due and unpaid and fully cures all of the then outstanding monetary defaults under this Lease, if any, Lessee may exercise the Option by giving written notice to Lessor at any time from and after December 1, 2015 (the “Threshold Date”), at a price equal to the then fair market value thereof. Irving Schatz hereby waives any right of first refusal with respect to the Option and the purchase contemplated thereby which he has on the date of this Lease. At the request of Lessee made at any time on or after the date which is six (6) months prior to the Threshold Date and prior to an exercise of the Option by Lessee under Section 31.03 of this Lease, Lessee and Lessor shall in good faith negotiate as to the fair market value of the Tenth Floor Unit.  Lessor shall, on request, furnish to Lessee the name and address of Lessor’s attorney.  In the event that Lessor and Lessee are unable to so agree on the fair market value of the Tenth Floor Unit within thirty (30) days after the date of Lessee’s request for a determination thereof, Lessor and Lessee shall each choose a disinterested and independent appraiser, and the two appraisers shall mutually agree upon the fair market value.  Each appraiser chosen shall have not less than ten (10) years experience in the appraisal of commercial real estate in the Borough of Manhattan. Lessor or Lessee, as the case may be, shall deliver a written notice to the other party appointing its appraiser within fifteen (15) business days after receipt from the other party of a written notice appointing the party’s appraiser. If, within fifteen (15) business days after appointment of the two appraisers as described above, the two appraisers are unable to agree upon the fair market value of the Tenth Floor Unit, a third disinterested and independent appraiser having the qualifications described in this Paragraph shall be chosen within five (5) business days thereafter by mutual consent of such first two appraisers, of if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by an authorized representative of the American Arbitration Association or any organization successor thereto (the “AAA”), or, if there be none, by the Supreme Court of the State of New York. In the event a third appraiser is so appointed, fair market value shall be determined by a majority of the appraisers so appointed within thirty (30) days after selection of the third appraiser. The three appraisers shall accord the parties an opportunity to present documentary evidence and expert oral testimony and to have the right to cross-examination. The process shall be administered by and in accordance with the rules of the AAA in the City, County and State of New York. The fair market value as so determined by such appraisers shall be binding and conclusive upon Lessor and Lessee for a period of six (6) months following the date of such determination (the “Option Period”) and shall apply in the event of any subsequent exercise of the purchase Option made by Lessee during such six (6) month Option Period. In the event that Lessee does not exercise the purchase Option during such six (6) month Option Period, then the fair market value of the Tenth Floor Unit shall again be determined in accordance with the provisions hereof for any subsequent exercise of the Option. Lessor and Lessee shall pay the fees and expenses of the respective appraisers appointed by them and shall share equally the fees and expenses of the third appraiser, if any, and any fees imposed upon either by the AAA. Time shall be of the essence with respect to the Lessee’s obligations under this Section 31.02 and Section 31.03 below.

31.03       The election of the Lessee to exercise the Option shall be made during the Option Period by (a) a notice in writing given to the Lessor in accordance with Article 21 of this Lease (the “Exercise Notice”), accompanied by (b) a deposit in an amount equal to ten (10%) percent of the fair market value determined in accordance with Section 31.02 of this Lease payable to the order of the attorney for Lessor who is duly licensed to practice law in the State of New York or other mutually satisfactory escrow agent and (c) such other amounts, if any, as shall be required pursuant to Section 31.02.  The Exercise Notice shall set forth a date (the “Closing Date”) for the closing of title to the Demised Premises (the “Closing”) which shall be the earlier to occur of (i) the atmosphere, ground, sewer system or any body of water, if such material (as determined by any governmental authority) does or may, pollute or contaminate the same, or may adversely affect (i) the health, welfare or safety of persons, whether located on the Demised Premises or elsewhere, or (ii) the condition, use or equipment of the Demised Premises or any other real or personal property.

34.04       As used herein, the term “Hazardous Material” shall be deemed to include any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents), or any other substances or materials which are included under or regulated by “Environmental Laws.” As used herein, “Environmental Laws” shall be deemed to mean any and all local, state or federal laws, ordinances, rules or regulations of any governmental authority regarding the use, control, regulation or prohibition of any Hazardous Material or otherwise pertaining to environmental regulation, contamination or clean-up, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq. and CRF Section 302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq. and 40 CRF Section 116.1 et seq.) and the Hazardous Materials TransportationAct (49 U.S.C. Section 1801 et seq.) and the regulations promulgated pursuant to said laws.

34.05       Lessee hereby agrees that it shall be fully liable for all costs and expenses directly or indirectly related to (i) the use, storage and disposal of Hazardous Material kept on the Premises by the Lessee, (ii) compliance with all Environmental Laws, and (iii) the remediation of any and all Hazardous Materials affecting the Demised Premises at any time hereafter, to the extent that such Hazardous Materials were stored, used and/or permitted at, on or about the Demised Premises at any time by Lessee, its employees, agents, contractors, affiliates, any subtenant and/or assignee. Lessee shall give immediate notice to the Lessor of any violation or potential violation of the provisions of this Article 34 and of the receipt of any notice from any governmental entity or agency asserting that any violation of any Environmental Laws has occurred in, at or about the Demised Premises, shall immediately provide to Lessor copies of any order, notice, permit, application or any other communication from or to any entity or person, including, without limitation, any governmental agencies regarding the environmental condition of the Demised Premises and shall defend, indemnify and hold harmless Lessor, its mortgagee, and its and their respective agents, officers, directors, partners and shareholders, from and against any claims, loss, judgments, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, or threatened release of any such Hazardous Material in or upon the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise at any time occurring as hereinabove provided in this Article 34; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material; (iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Material; and/or (iv) any violation of any laws applicable thereto. The provisions of this Article 34 shall be in addition to any other obligations and liabilities Lessee may have to Lessor in law, equity, or otherwise and shall survive the termination of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

ATTEST:	/s/ Irving Schatz
Irving Schatz, Lessor

IAN SCHRAGER HOTELS LLC, Lessee

By:	By:	/s/

STATE OF	Florida	)
		)	ss.: Boca Raton
COUNTY OF	Palm Beach	)

On the 11 day of February in the year 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared IRVING SCHATZ, personally known to me and proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s)  acted, executed the instrument.

[SEAL]	/s/ Greg Whitworth
NOTARY PUBLIC

STATE OF	New York	)
		)	ss.:
COUNTY OF	New York	)

On the 11th day of February in the year 1999, before me, the undersigned, a Notary Public in and for said state, personally appeared Peter W. Ani, personally known to me and proved to me on the basis of satisfactory evidence to be the individual(s) whose names(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Beatrice Williams
NOTARY PUBLIC
[SEAL]

EXHIBIT “A”
to Net Lease between Irving Schatz and Ian Schrager Hotels LLC

Legal description of the premises within which the Tenth Floor Unit is located.

[ANNEXED]

SCHEDULE A

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 57th Street distant 20 feet easterly from the corner formed by the intersection of the easterly side of 9th Avenue with the northerly side of 57th Street;

RUNNING THENCE easterly along the said northerly side of 57th Street, 155 feet;

THENCE northerly, parallel with 9th Avenue 200 feet 10 inches to the southerly side of 58th Street;

THENCE westerly along the said southerly side of 58th Street 135 feet to a point distant 40 feet easterly from the corner formed by the intersection of the southerly side of 58th Street with the easterly side of 9th Avenue;

THENCE southerly parallel with 9th Avenue and part of the distance through a party wall 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street 20 feet;

THENCE southerly and part of the way through another party wall 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

Exhibit 10.07 to Net Lease between

Irving Schatz and Ian Shrager Hotels LLC

Form of Letter of Credit

Issue Date:
Letter of Credit Number:

Name and
Address of Issuing Bank
New York, New York .

Applicant:

[Name and Address of Lessee]

Beneficiary:

[Name and address of Lessor]
Amount; USD [Security required by the Lease]

We hereby establish our irrevocable letter of credit in your favor, drafts to be marked “Drawn under                      Bank, Letter of Credit Number                       .”

Date and Place of Expiry:                             ,            , in New York, New York.

CREDIT AVAILABLE WITH: ANY BANK BY: Negotiation of your draft(s) at sight drawn on                           Bank, New York

Drafts to be executed by [Name of the Lessor] or, if an individual, his executor, administrator or attorney-in-fact (if such attorney-in-fact is a practicing lawyer in New York, New York and a member of the New York bar in good standing), or if a partnership, its general partner, or if a corporation, its chairman, president or vice-president, drawn at sight on                                  [Bank] and payable under this Letter of Credit, to the order of the Security Deposit Escrow Agent identified in the certificate described below, and to be accompanied by a certificate signed and sworn to by (Name of the Lessor) or, if an individual, his executor, administrator or attorney-in-fact (if such attorney-in-fact is a practicing lawyer in New York, New York and a member of the New York bar in good standing), or if a partnership, its general partner, or if a corporation, its chairman, president or vice-president stating:

“The Lessor under the Net Lease dated as of February 11, 1999 between Irving Schatz and Ian Shrager Hotels LLC Corporation is entitled to draw $                payable to the order of [name of Security Deposit Escrow Agent] under the Letter of Credit No.            issued by                             [Bank] pursuant to Section       of the Net Lease.”

This Letter of Credit shall be extended for successive periods of one year from the present expiration date and any future expiration date.  If thirty (30) days prior to each annual expiration date the Lessor under the Net Lease has not received from us written notice that this Letter of Credit has been extended for an additional one year period, the full amount available under this Letter of Credit may be drawn at sight on us payable to the order of the Security Deposit Escrow Agent identified in the certificate described in the first paragraph of this Letter of Credit, by a draft executed as provided in the first paragraph accompanied by the certificate described in the first paragraph of this Letter of Credit.

This credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce Publication No. 400.

The amount of each draft negotiated, with the date of negotiation, must be endorsed hereon by the negotiating bank.  We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored in presentation to us, if negotiated, or if presented to this office [                           (address)] together with this Letter of Credit on or before the expiry date or any subsequent date set forth above to which this Letter of Credit is extended.

Authorized Signature

The foregoing form may be varied to reflect the practices and requirements of the issuing bank, provided such variations do not impair the practical realization by the Lessor of the rights and benefits intended to be conferred upon it by the foregoing form.

EXHIBIT 31.04
to Net Lease between Irving Schatz and Ian Schrager Hotels LLC

Option contract of sale.

[ANNEXED]